PROSPECTUS SUPPLEMENT
(To Prospectus dated November 13, 1996)
                                 CWABS, INC.
                                  Depositor
                                $ 299,835,000
                   ASSET-BACKED CERTIFICATES, SERIES 1996-1
DISTRIBUTIONS PAYABLE ON THE 25TH DAY OF EACH MONTH, COMMENCING IN DECEMBER 1996

                          --------------------------
                         COUNTRYWIDE HOME LOANS, INC.
                                    (LOGO)
                          Seller and Master Servicer

                          --------------------------
     The Asset-Backed Certificates, Series 1996-1, will consist of the Class A-1 Certificates (the "Class A-1 Certificates"), the Class A-2 Certificates (the "Class A-2 Certificates"), the Class A-3 Certificates (the "Class A-3 Certificates") and the Class R Certificates (the "Residual Certificates"). Only the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (together, the "Offered Certificates") are offered hereby. See "Index of Defined Terms" on page S-74 of this Prospectus Supplement and on page 95 of the Prospectus for the location of the definitions of certain capitalized terms. (cover continued on next page)

                         --------------------------
     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-13 HEREIN AND ON PAGE 14 IN THE ACCOMPANYING PROSPECTUS.
                          --------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                          ---------------------------
     The Offered Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Insured Payments (as defined herein) on each Distribution Date pursuant to the terms of two irrevocable financial guaranty insurance policies (collectively, the "Certificate Insurance Policy") to be issued by

                                 (MBIA LOGO)

                                               (cover continued on next page)

          Initial Class Certificate Pass-Through                   Underwriting   Proceeds to
              Principal Balance         Rate    Price to Public(1)   Discount   Depositor(1)(2)
Class A-1       $204,424,000            (3)         100.000000%       0.2500%      99.750000%
Class A-2       $ 72,500,000           6.525%       99.984375%        0.2083%      99.776075%
Class A-3       $ 22,911,000         7.125%(4)      99.921875%        0.4000%      99.521875%
Total           $299,835,000            N/A       $299,805,772.66   $753,721.50 $299,052,051.16



(1) Plus accrued interest, if any, at the respective Pass-Through Rates from November 1, 1996 (or in the case of the Class A-1 Certificates from November 26, 1996).
(2) Before deduction of expenses payable by the Depositor estimated to be $350,000.
(3) The Class A-1 Certificates will bear interest during each Accrual Period at a per annum rate equal to the least of (i) the sum of (a) One-Month LIBOR (as defined herein) and (b) the applicable Class A-1 Pass-Through Margin (as defined herein), (ii) the Class A-1 Available Funds Cap (as defined herein) and (iii) the Class A-1 Fixed Rate Cap (as defined herein).
(4) The Pass-Through Rate on the Class A-3 Certificates will increase to 7.625% following the Optional Termination Date (as defined herein).

     The Offered Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only though the facilities of The Depository Trust Company, CEDEL Bank, soci t anonyme and the Euroclear System on or about November 26, 1996 (the "Closing Date"). The Offered Certificates will be offered in Europe and the United States of America.



(PRUDENTIAL SECURITIES LOGO)                    (COUNTRYWIDE SECURITIES LOGO)



November 21, 1996

(cover page continued)
     The Offered Certificates and the Residual Certificates (collectively, the "Certificates") will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996, among the Depositor, Countrywide Home Loans, Inc., as master servicer and seller (referred to herein as "Countrywide", the "Master Servicer" or the "Seller," as applicable), and The Bank of New York, as trustee (the "Trustee"). The Trust Fund will consist of a pool (the "Mortgage Pool") of conventional, sub-prime and prime mortgage loans (the "Mortgage Loans") secured by first or second liens on one- to four-family residential properties and certain other assets described herein. The Mortgage Pool will be divided into two separate groups of Mortgage Loans (each, a "Loan Group"). Loan Group 1 will consist of adjustable-rate Mortgage Loans (the "Group 1 Mortgage Loans") secured by first liens on one- to four-family residential properties. Substantially all of the Group 1 Mortgage Loans will be subject to semi-annual mortgage rate adjustments based upon changes in the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market (the "Mortgage Index"), as described herein. Loan Group 2 will consist of fixed rate Mortgage Loans (the "Group 2 Mortgage Loans") secured by first or second liens on one- to four-family residential properties. See "The Mortgage Pool" herein.

     THE YIELD TO INVESTORS ON THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF, AND LOSSES ON, THE MORTGAGE LOANS IN THE RELATED LOAN GROUP AND, IN CERTAIN CIRCUMSTANCES, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF, AND LOSSES ON, THE MORTGAGES LOANS IN THE OTHER LOAN GROUP. THE YIELD TO INVESTORS ON THE CLASS A-1 CERTIFICATES WILL ALSO BE SENSITIVE TO THE LEVEL OF THE LONDON INTERBANK OFFERED RATE FOR ONE-MONTH UNITED STATES DOLLAR DEPOSITS ("ONE-MONTH LIBOR"), THE LEVEL OF THE MORTGAGE INDEX AND THE ADDITIONAL LIMITATIONS ON THE PASS-THROUGH RATE FOR THE CLASS A-1 CERTIFICATES, AS DESCRIBED HEREIN. ALTHOUGH ALL OF THE MORTGAGE LOANS IN LOAN GROUP 1 BEAR INTEREST AT ADJUSTABLE RATES
(ARMS), THE INTEREST RATES ON THE MAJORITY OF THE ARMS IN LOAN GROUP 1 WILL NOT ADJUST FOR TWO YEARS FOLLOWING ORIGINATION. IN ADDITION, THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON.
CERTIFICATEHOLDERS SHOULD  CONSIDER, IN THE  CASE OF ANY  OFFERED CERTIFICATE
PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATE PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. BECAUSE CERTAIN OF THE MORTGAGE LOANS CONTAIN PREPAYMENT PENALTIES, THE RATE OF PRINCIPAL PAYMENTS MAY BE LESS THAN THE RATE OF PRINCIPAL PAYMENTS FOR MORTGAGE LOANS WHICH DO NOT CONTAIN PREPAYMENT PENALTIES. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF LOSSES THEREON, THE LEVEL OF ONE-MONTH LIBOR OR THE MORTGAGE INDEX OR THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES.

     The Trust Fund is subject to optional termination under the limited circumstances described herein. Any such optional termination will result in an early retirement of the Certificates. Distributions to Certificateholders will be made on the 25th day of each month or, if such 25th day is not a Business Day, on the first Business Day thereafter (each, a "Distribution Date"), commencing in December 1996.

     Except for certain representations and warranties relating to the Mortgage Loans, Countrywide's obligations with respect to the Certificates are limited to its contractual servicing obligations. The Offered Certificates evidence interests in the Trust Fund only and are payable solely from amounts received with respect thereto and from amounts payable pursuant to the Certificate Insurance Policy.

                       ------------------------------

     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON EXCEPT AS DESCRIBED HEREIN. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.

                       ------------------------------

An election will be made to treat the Trust Fund as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes.

     The Offered Certificates will be entitled to the benefit of two irrevocable financial guaranty insurance policies (collectively, the "Certificate Insurance Policy") to be issued by MBIA Insurance Corporation (the "Certificate Insurer") pursuant to which the Certificate Insurer will unconditionally and irrevocably guarantee the payment of the Insured Payments (as defined herein) on the Offered Certificates. See "Description of the Certificates--The Financial Guaranty Insurance Policy" herein.

     Prudential Securities Incorporated and Countrywide Securities Corporation (each, an "Underwriter") intend to make a secondary market in the Offered Certificates but have no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

                       ------------------------------

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated November 13, 1996 (the "Prospectus") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     IN  CONNECTION WITH  THIS OFFERING,  THE UNDERWRITERS MAY  OVER-ALLOT OR
EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under "Incorporation of Certain Documents by Reference" in the Prospectus, the consolidated financial statements of the Certificate Insurer, a wholly-owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995 and the consolidated financial statements of the Certificate Insurer and its and its subsidiaries for the nine-months ended September 30, 1996 and for the periods ending September 30, 1996 and September 30, 1995, included in the Quarterly Report on Form 10-Q of MBIA, Inc. for the period ending September 30, 1996, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the financial statements of the Certificate Insurer included in or as an exhibit to the documents of MBIA Inc. referred to above and filed pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statements of which this Prospectus Supplement and the accompanying Prospectus is a part shall be deemed to be a new registration statement relating to the Offered Certificates offered hereby, and the offering of such Offered Certificates at that time shall be deemed to be the initial bona fide offering thereof.

     THE TRUSTEE ON BEHALF OF THE TRUST FUND WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE AND IN THE PROSPECTUS UNDER "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" THAT HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THE PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE PROSPECTUS INCORPORATES). SUCH REQUESTS SHOULD BE DIRECTED TO THE CORPORATE TRUST OFFICE OF THE TRUSTEE AT 101 BARCLAY STREET, 12E, NEW YORK, NEW YORK 10286, TELEPHONE: (212) 815-7162,
FACSIMILE: (212) 815-5309 OR (212) 815-4135, ATTENTION: MORTGAGE-BACKED SECURITIES.

                               SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus. See "Index of Defined Terms" on page S-74 of this Prospectus Supplement and on page 95 of the Prospectus for the location of the definitions of certain capitalized terms.

Title of Certificates         Asset-Backed Certificates,  Series 1996-1  (the
                              "Certificates"), consisting of (i) the Class A-
                              1 Certificates (the  "Class A-1 Certificates"),
                              (ii) the Class A-2 Certificates (the "Class A-2
                              Certificates"),    (iii)    the    Class    A-3
                              Certificates (the "Class A-3 Certificates") and
                              (iv)  the Class  R Certificates  (the "Residual
                              Certificates").         Only   the  Class   A-1
                              Certificates,  the Class  A-2 Certificates  and
                              the  Class  A-3   Certificates  (together,  the
                              "Offered Certificates") are offered hereby.

Designations

  Loan Group 1                All Mortgage Loans in Loan Group 1.

  Loan Group 2                All Mortgage Loans in Loan Group 2.

  Loan Group                  Loan Group 1  or Loan Group 2, as  the case may
                              be.

  Group 1 Certificates        The Class A-1 Certificates.

  Group 2 Certificates        The Class A-2 and A-3 Certificates.

  Certificate Group           "Certificate Group 1" (consisting  of the Group
                              1  Certificates)   or  "Certificate   Group  2"
                              (consisting of the Group 2 Certificates), as the case may be.

  Variable Rate Certificates  Class A-1 Certificates.

  Fixed Rate Certificates     Class   A-2   Certificates    and   Class   A-3
                              Certificates.

The Depositor                 CWABS,  Inc.  (the   "Depositor"),  a  Delaware
                              corporation that  is a limited  purpose finance
                              subsidiary  of  Countrywide  Credit Industries,
                              Inc.  and an affiliate of the Seller and Master
                              Servicer.     See   "The   Depositor"  in   the
                              Prospectus.

Seller and Master Servicer    Countrywide Home Loans,  Inc. ("Countrywide" or
                              the "Seller" and, in its capacity as master servicer of the Mortgage Loans, the "Master
                              Servicer"). See "Servicing  of Mortgage Loans--
                              The Master Servicer" herein. The Mortgage Loans were originated or acquired by the Seller in the normal course of its business.

Trustee The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee on behalf of the Certificateholders and the Certificate Insurer (the "Trustee").

Certificate Insurer           MBIA  Insurance  Corporation  (the "Certificate
                              Insurer"). See "Description of the Certificates
                              -- The Financial Guaranty Insurance Policy" herein.

Cut-off Date                  November 1, 1996.

Closing Date                  On or about November 26, 1996.

Description of Certificates

A. General                    The Certificates will  be issued pursuant  to a
                              Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing
                              Agreement"),  among the  Depositor, the  Master
                              Servicer, the Seller and the Trustee.

                              The Offered Certificates and the Residual Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund"), which will consist of a pool (the "Mortgage Pool") of conventional mortgage loans secured by first liens and non-conforming mortgage loans secured by second liens (together, the "Mortgage Loans") on one- to four-family residential properties (the "Mortgaged Properties") and certain other assets described herein. The Mortgage Pool will be divided into two separate groups of Mortgage Loans (each, a "Loan Group"). Loan Group 1 will consist of sub-prime adjustable-rate Mortgage Loans (the "Group 1 Mortgage Loans") secured by first liens on one- to four-family residential properties. Substantially all of the Group 1 Mortgage Loans will be subject to semi-annual mortgage rate adjustments based upon changes in the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market (the "Mortgage Index"), as described herein. Loan Group 2 will consist of fixed-rate sub-prime grade first Mortgage Loans and prime second Mortgage Loans (the "Group 2 Mortgage Loans") secured by one- to four-family residential properties. The aggregate unpaid principal balance of the Group 1 Mortgage Loans as of the Cut-off Date is referred to herein as the "Group 1 Cut-off Date Principal Balance" and the aggregate unpaid principal balance of the Group 2 Mortgage Loans as of the Cut-off Date is referred to herein as the "Group 2 Cut-off Date Principal Balance". See "The Mortgage Pool" herein.

B. Form of Certificates       The  Offered  Certificates  will  initially  be
                              issued in  book-entry form.   Persons acquiring
                              beneficial ownership  interests in  the Offered
                              Certificates ("Certificate  Owners") may  elect
                              to  hold  their Offered  Certificate  interests
                              through The  Depository Trust  Company ("DTC"),
                              in the  United States,  or Cedel  Bank, soci t
                              anonyme  ("CEDEL")  or   the  Euroclear  System
                              ("Euroclear"),  in  Europe.   Transfers  within
                              DTC,  CEDEL or Euroclear,  as the case  may be,
                              will  be in accordance with the usual rules and
                              operating  procedures of  the relevant  system.
                              So  long as the  Offered Certificates are Book-
                              Entry  Certificates (as  defined herein),  each
                              class of such Certificates will be evidenced by
                              one or more Certificates registered in the name
                              of Cede &  Co. ("Cede"), as the  nominee of DTC
                              or   one    of   the    relevant   depositaries
                              (collectively,  the  "European  Depositaries").
                              Cross-market transfers between  persons holding
                              directly or indirectly through  DTC, on the one
                              hand,  and counterparties  holding directly  or
                              indirectly through  CEDEL or Euroclear,  on the
                              other, will be effected in DTC through Citibank
                              N.A. ("Citibank") or  The Chase Manhattan  Bank
                              ("Chase"), the  relevant depositaries  of CEDEL
                              or   Euroclear,   respectively,  and   each   a
                              participating member of DTC.   The interests of
                              the   Offered   Certificateholders    will   be
                              represented by  book entries on the  records of
                              DTC  and  participating  members  thereof.   No
                              Certificate Owner will be entitled to receive a
                              definitive   certificate    representing   such
                              person's  interest,  except in  the  event that
                              Definitive Certificates (as defined herein) are
                              issued   under   the    limited   circumstances
                              described    under    "Description    of    the
                              Certificates--Book-Entry  Certificates" herein.
                              All references in this Prospectus Supplement to
                              any Offered Certificates reflect  the rights of
                              Certificate  Owners only as  such rights may be
                              exercised  through  DTC and  its  participating
                              organizations  for  so  long  as  such  Offered
                              Certificates  are  held  by  DTC.    See  "Risk
                              Factors--Book-Entry Certificates", "Description of the Certificates--Book-Entry Certificates" herein and "Annex I" hereto.

C. Distributions              Distributions on the  Offered Certificates will
                              be made  on the 25th  day of each month  or, if
                              such  day is not  a Business Day,  on the first
                              Business Day thereafter, commencing in December
                              1996    (each,    a    "Distribution    Date").
                              Distributions on each Distribution Date will be
                              made to Certificateholders of record as  of the
                              close of  business on the last day of the month
                              preceding the  month of such  Distribution Date
                              (each, a "Record Date"),  except that the final
                              distribution on  the Offered  Certificates will
                              be made only upon presentation and surrender of
                              the  Offered  Certificates  at  the  office  or
                              agency  of the Trustee  in New York,  New York.
                              Distributions on the  Offered Certificates of a
                              Certificate  Group  on each  Distribution  Date
                              will  be based on  the Available Funds  for the
                              related  Loan  Group   and  will  be   made  in
                              accordance with the priorities described below.
                              The rights of the Residual Certificateholders to receive distributions with respect to the Mortgage Loans are subordinate to the rights of the Offered Certificateholders, to the extent described herein.

     1. Interest              On each Distribution Date,  to the extent funds
                              (including  Insured  Payments)   are  available
                              therefor, interest will  be paid on each  Class
                              of  Offered  Certificates  in  an  amount  (the
                              "Interest  Distribution Amount")  equal to  the
                              sum of (i) interest  accrued during the related
                              Accrual  Period  (as  defined  herein)  at  the
                              applicable   Pass-Through   Rate   (as  defined
                              herein)  on   the  related   Class  Certificate
                              Principal Balance (as  defined herein), subject
                              to  reduction  in   the  event  of   Prepayment
                              Interest Shortfalls (as defined herein) in  the
                              related Loan  Group, to the extent  not covered
                              by one-half  of the related  Loan Group's share
                              of the  Servicing Fee as described  herein, and
                              Relief  Act Shortfalls  (as defined  herein) in
                              the related Loan Group and (ii) that portion of
                              the  related Carry-Forward  Amount (as  defined
                              herein)  relating  to   certain  shortfalls  in
                              interest. See "Description of the Certificates-
                              -Allocation of Available Funds" herein.

                              With respect to each Distribution Date, the "Accrual Period" for the Group 1 Certificates will be the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from the Closing
                              Date) to and including the day prior to such next Distribution Date and the Accrual Period for the Group 2 Certificates will be the calendar month preceding the month of such Distribution Date.

                              Interest on the Group 1 Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. Interest on the Group 2 Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     2. Principal             On each Distribution Date, to the extent  funds
                              (including  Insured  Payments)   are  available
                              therefor after  distributions of  interest with
                              respect to a Certificate Group,  Holders of the
                              related Offered  Certificates will  be entitled
                              to  receive,  as  payment   of  principal,  the
                              difference   between  (a)   the  sum   (without
                              duplication) of (i)  all scheduled installments
                              of  principal  on  the Mortgage  Loans  in  the
                              related Loan Group  due during the  related Due
                              Period and received  by the Master Servicer  on
                              or before the  15th day of  the month in  which
                              such    Distribution    Date     occurs    (the
                              "Determination  Date"),  and   all  unscheduled
                              collections of principal on,  and recoveries of
                              principal  and   certain  other   amounts  with
                              respect to,  such Mortgage Loans,  as described
                              in  more  detail  herein,  during  the  related
                              Prepayment  Period  (excluding  certain amounts
                              received in  respect of scheduled  principal on
                              such Mortgage  Loans due after the  related Due
                              Date), together  with all Advances  (as defined
                              herein)  in   respect  of  principal   on  such
                              Mortgage  Loans  made by  the  Master Servicer,
                              (ii)  any  Subordination  Deficit  (as  defined
                              herein)   for   such  Certificate   Group   and
                              Distribution Date,  (iii) that  portion of  any
                              Carry-Forward   Amount   that  relates   to   a
                              shortfall in a  distribution of a Subordination
                              Deficit for such Certificate Group, and (iv) an
                              amount necessary  to increase  the Subordinated
                              Amount (as defined herein) for such Certificate
                              Group to the  Required Subordinated Amount  (as
                              defined herein) for such Certificate Group, and
                              (b)  the  Subordination  Reduction  Amount  (as
                              defined herein) for such  Certificate Group, if
                              any,   for   such   Distribution   Date   (such
                              difference, the  "Group Principal  Distribution
                              Amount"  for   such  Certificate   Group).  See
                              "Description of the Certificates--Allocation of
                              Available Funds" herein.

Pass-Through Rate             The  Pass-Through   Rate  for  the   Class  A-1
                              Certificates and a particular Distribution Date
                              will be  equal to the  least of (i) the  sum of
                              (a) One-Month  LIBOR  and  (b)  the  applicable
                              Class A-1   Pass-Through   Margin,   (ii)   the
                              Class A-1 Available Funds Cap  and (iii) 14.00%
                              per annum (the "Class A-1 Fixed Rate Cap"). The
                              "Class A-1  Pass-Through  Margin"   will  equal
                              0.24% (24  basis  points) per  annum until  the
                              first   Accrual  Period   after  the   Optional
                              Termination Date (as  defined herein), at which
                              time  the  Class A-1 Pass-Through  Margin  will
                              equal  0.48% (48 basis points) per annum. As to
                              any Distribution Date, the "Class A-1 Available
                              Funds  Cap"  is a  per  annum rate  equal  to a
                              fraction,  expressed   as  a   percentage,  the
                              numerator of which equals the excess of (i) the
                              sum of (a) the aggregate amount of interest due
                              on  the Group 1  Mortgage Loans on  the related
                              Due Date (to  the extent received  or advanced)
                              and (b) the Subordination  Reduction Amount, if
                              any,   for  Certificate   Group   1  and   such
                              Distribution Date over (ii) the sum of (a) Loan
                              Group  1's  share  of  the  Servicing  Fee  (as
                              defined  herein)  as   described  herein  under
                              "Servicing  of  the  Mortgage  Loans--Servicing
                              Compensation and Payment of Expenses," (b) Loan
                              Group 1's share  of the Premium Amount  payable
                              to  the Certificate Insurer and (c) the Group 1
                              Available  Funds   Rate  Adjustment   for  such
                              Distribution Date, and the denominator of which
                              is equal to (1) the Class Certificate Principal
                              Balance of the Class A-1  Certificates for such
                              Distribution Date multiplied by (2) the  actual
                              number of days  elapsed in the related  Accrual
                              Period divided by 360.  The "Group 1  Available
                              Funds  Rate  Adjustment" for  any  Distribution
                              Date (a)  prior to the  thirteenth Distribution
                              Date will equal  zero and (b) beginning  on the
                              thirteenth Distribution  Date will be  equal to
                              the product  of (x)  one-twelfth  of 0.50%  (50
                              basis  points)  and  (y)  the Stated  Principal
                              Balance of the  Group 1 Mortgage Loans  on such
                              date.  The initial  Pass-Through  Rate for  the
                              Class A-1 Certificates will  not be established
                              until November 22, 1996, the date on which One-
                              Month LIBOR for such Distribution Date  will be
                              determined.    See    "Description    of    the
                              Certificates--Calculation of One-Month LIBOR" herein for an explanation of how One-Month
                              LIBOR is determined. The One-Month LIBOR value on November 20, 1996 was approximately 5.375% per annum.

                              If on any Distribution Date, the Pass-Through Rate for the Class A-1 Certificates is based on the Class A-1 Available Funds Cap, holders of the Class A-1 Certificates will be entitled to receive the Class A-1 Basis Risk Carryover
                              Amount (as defined herein) to the extent of funds available therefor as described herein. The Certificate Insurance Policy will not cover the payment of, and the ratings assigned to the Class A-1 Certificates do not address the likelihood of the payment of, any Class A-1 Basis Risk Carryover Amount.

                              The portion of the Servicing Fee allocable to a Loan Group for any Distribution Date will be equal to the Servicing Fee Rate (as defined herein) times one-twelfth the Stated Principal Balance of the Mortgage Loans in such Loan Group as of the immediately preceding Due Date. The portion of the Premium Amount allocable to a Loan Group for any Distribution Date will be equal to the Premium Percentage (as set forth in the Insurance Agreement) times one-twelfth the aggregate Class Certificate Principal Balance of the Certificates in the related Certificate Group on such Distribution Date before giving effect to distributions to be made thereon on such date.

                              The Pass-Through Rate for each Class of Group 2 Certificates for any Distribution Date will be as set forth on the cover page hereof.

Credit Enhancement            The credit enhancement provided for the benefit
                              of  the  Offered   Certificateholders  consists
                              solely  of  (a) any  overcollateralization  and
                              cross-  collateralization  which   utilize  the
                              internal cash flows of the Trust Fund and (b) the Certificate Insurance Policy (as defined below), in each case as described below.

                              Overcollateralization.      The      allocation
                              provisions of the Trust Fund result in a limited acceleration of principal of a Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group. The acceleration of principal achieved by the application of certain excess interest amounts to reduce the Class Certificate Principal Balance of the Certificates in such
                              Certificate       Group       results        in
                              overcollateralization to the extent the Stated Principal Balance (as defined herein) of the Mortgage Loans in the related Loan Group exceeds the Class Certificate Principal Balance of such Certificates. Once the required level of overcollateralization for a Certificate Group is reached, and subject to the provisions described in the next paragraph, further application of the acceleration feature to such Certificate Group will cease, unless necessary to maintain the required level of overcollateralization.

                              The Pooling and Servicing Agreement provides that, subject to certain trigger tests, the required level of overcollateralization for a Certificate Group may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the related Certificates to increase the actual level of overcollateralization for such Certificate Group to its required level; a decrease would result in a temporary period of decelerated amortization of the related Certificates to reduce the actual level of overcollateralization for such Certificate Group to its required level. As a result of the "sequential pay" feature of the Group 2 Certificates, any such accelerated principal distributions will be paid to the Class of Group 2 Certificates then entitled to receive distributions of principal. See "Description
                              o f t h e C e r t i f i c a t e s - - Overcollateralization Provisions" herein.

                              Crosscollateralization. The Pooling and Servicing Agreement provides for crosscollateralization through the application of certain excess amounts generated by one Loan Group to fund shortfalls in Available Funds and the required level of overcollateralization in the other Loan Group. See "Description of the
                              Certificates--Crosscollateralization"       and
                              "Yield, Prepayment and Maturity Considerations- -Overcollateralization Provisions" herein.

                              The Financial Guaranty Insurance Policy. The Offered Certificates will have the benefit of two financial guaranty insurance policies (collectively, the "Certificate Insurance Policy") to be issued by the Certificate Insurer. Under the Certificate Insurance Policy, the Certificate Insurer will, subject to the terms of the Certificate Insurance Policy, pay the Trustee, for the benefit of the Holders of the Offered Certificates, as further described herein, an amount that will insure the payment of the sum of (i) on each Distribution Date, the Interest Distribution Amount, (ii) on each Distribution Date, any Subordination Deficit (as defined herein) and
                              (iii) any Preference Amounts (as defined below under "Description of the Certificates--The Financial Guaranty Insurance Policy" herein)(such sum, the "Insured Distribution Amount"). No payments in respect of principal will be made under the Certificate Insurance Policy unless a Subordination Deficit occurs. The effect of the Certificate Insurance Policy is to guaranty the timely payment of interest on, and ultimate payment of the principal amount of, the Offered Certificates. A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment." See "Description of the Certificates--The Financial Guaranty Insurance Policy" herein.

Mortgage Rate                 As described herein  under "The Mortgage Pool--
                              General,"   (i)    the   Mortgage    Rate   for
                              substantially all of the Group 1 Mortgage Loans will be subject to adjustment semi-annually to equal the sum, rounded to the nearest 0.125%, of the applicable Mortgage Index value and the Gross Margin for such Mortgage Loan, subject to the effects of any applicable Periodic Rate
                              Cap, Maximum Mortgage Rate and Minimum Mortgage
                              Rate (each as defined herein) and (ii) all of the Group 2 Mortgage Loans will bear interest at fixed rates.

Mortgage Index                The  Mortgage  Index  value  applicable to  any
                              semi-annual Adjustment Date (as defined herein)
                              for  substantially all of  the Group 1 Mortgage
                              Loans  will  be  the   average  of  the  London
                              interbank  offered  rates  for  six-month  U.S.
                              dollar deposits  in the  London market,  as set
                              forth  in The Wall  Street Journal, or,  if the
                              Mortgage Index ceases  to be  published in  The
                              Wall Street Journal  or becomes unavailable for
                              any  reason, then the Mortgage Index shall be a
                              new index selected by the Trustee, as holder of
                              the related Mortgage Note, with the consent  of
                              the  Certificate Insurer,  based on  comparable
                              information, in  each  case  as  most  recently
                              announced as  of a date  45 days prior  to such
                              Adjustment  Date.  The   Mortgage  Index  value
                              published on November 20, 1996 was 5.53125%.

Servicing                     Countrywide will serve  as the Master  Servicer
                              of  the Mortgage  Loans under  the Pooling  and
                              Servicing Agreement.  The Master  Servicer will
                              be  responsible  for   the  servicing  of   the
                              Mortgage Loans and will receive from interest collected on the Mortgage Loans a monthly servicing fee on each Mortgage Loan equal to the Stated Principal Balance thereof multiplied by one-twelfth of the Servicing Fee Rate (such product, the "Servicing Fee"). See "Servicing of Mortgage Loans--Servicing Compensation and
                              Payment of Expenses" herein.

                              The Master Servicer is obligated to make cash advances ("Advances") with respect to delinquent payments of principal of and interest on any Mortgage Loan to the extent described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Servicing of Mortgage Loans-- Advances" herein.

Optional Termination          On  any  Distribution Date  on  which  the Pool
                              Stated Principal Balance (as defined herein) is
                              less than or  equal to 10% of the  Cut-off Date
                              Pool Principal Balance (as defined herein) (the
                              "Optional   Termination   Date"),   the  Master
                              Servicer or  the Certificate Insurer  will have
                              the  option   (but  not   the  obligation)   to
                              purchase, in whole, the Mortgage Loans and  the
                              REO  Property  (as  defined  herein),  if  any,
                              remaining  in the Trust Fund and thereby effect
                              the early retirement of all  Certificates.  See
                              "Description   of  the   Certificates--Optional
                              Termination" herein.

Federal Income Tax
    Considerations            An election  will be  made to  treat the  Trust
                              Fund as  a  "real  estate  mortgage  investment
                              conduit" (the  "REMIC") for federal  income tax
                              purposes.   The   Offered   Certificates   will
                              constitute "regular interests" in the REMIC and the Residual Certificates will constitute the sole class of "residual interests" in the REMIC. The Offered Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be Principal
                              Prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Model (as defined herein). No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Federal
                              Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations          The acquisition of an Offered Certificate by an
                              employee benefit  plan subject to  the Employee
                              Retirement  Income  Security  Act of  1974,  as
                              amended  ("ERISA"),  or a  plan  or arrangement
                              subject  to Section 4975  of the Code  (each of
                              the  foregoing,   a  "Plan")  could,   in  some
                              instances, result in a "prohibited transaction"
                              or   other    violation   of    the   fiduciary
                              responsibility  provisions  of ERISA  and  Code
                              Section  4975.  Certain   exemptions  from  the
                              prohibited   transaction    rules   could    be
                              applicable   to   the   acquisition   of   such
                              Certificates.   Subject  to the  considerations
                              and   conditions    described   under    "ERISA
                              Considerations" herein, it is expected that the Offered Certificates may be purchased by a Plan.

                              Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment              The  Offered Certificates  will not  constitute
                              "mortgage related  securities" for  purposes of
                              the Secondary  Mortgage Market  Enhancement Act
                              of   1984   ("SMMEA").      Accordingly,   many
                              institutions with legal  authority to invest in
                              comparably rated securities may  not be legally
                              authorized   to    invest   in    the   Offered
                              Certificates.    Institutions  whose investment
                              activities are subject to  review by federal or
                              state  regulatory  authorities  should  consult
                              with   their   counsel    or   the   applicable
                              authorities to determine  whether an investment
                              in  the  Offered   Certificates  complies  with
                              applicable guidelines, policy statements or restrictions. See "Legal Investment" in the Prospectus.

Ratings It is a condition of the issuance of the Offered Certificates that they be rated AAA by Standard & Poor's Ratings Service, Inc., a division of the McGraw-Hill Companies ("S&P"), and Aaa by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). The security ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies. See "Ratings" herein.



                                 RISK FACTORS

     Investors should consider the following risks in connection with the purchase of the Offered Certificates.

     Consequences of Owning Book-Entry Certificates. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Offered Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Since transactions in the Offered Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Offered Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Offered Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Certificate  Owners  may experience  some  delay  in  their  receipt  of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Offered Certificateholders as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Offered Certificateholders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Cash Flow Considerations and Risks. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans in a Loan Group that are delinquent and resulting shortfalls in distributions to the related Certificateholders could occur if the Certificate Insurer were unable to perform its obligations under the Certificate Insurance Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for such Mortgage Loans and thereby reduce the proceeds payable to the related Certificateholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, such Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Certificate Insurance Policy.

     Overcollateralization and Crosscollateralization Provisions. The operation of the overcollateralization provisions of the Pooling and
Servicing Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of such Certificates. Unless and until the Subordinated Amount equals the Required Subordinated Amount for a Certificate Group, Net Monthly Excess Cashflow will be applied as distributions of principal of the Offered Certificates in such Certificate Group, thereby reducing the weighted average lives thereof. The actual Subordinated Amount for a Certificate Group may change from Distribution Date to Distribution Date producing uneven distributions of Net Monthly Excess Cash Flow. There can be no assurance as to when or whether the Subordinated Amount for a Certificate Group will equal the related Required Subordinated Amount.

     Net Monthly Excess Cashflow generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates, the premium for the Certificate Insurance Policy and certain Trust Fund expenses. Mortgage Loans with higher Net Mortgage Rates will contribute more interest to the Net Monthly Excess Cashflow. Mortgage Loans with higher Net Mortgage Rates may prepay faster than Mortgage Loans with relatively lower Net Mortgage Rates in response to a given change in market interest rates. Any such disproportionate prepayments of Mortgage Loans in a Loan Group with higher Net Mortgage Rates may adversely affect the amount of Net Monthly Excess Cashflow available to make accelerated payments of principal of the Offered Certificates in the related Certificate Group.

     In addition to the use of Net Monthly Excess Cashflow for a Loan Group to pay interest and principal on the related Certificate Group, Net Monthly Excess Cashflow for a Loan Group will be available to pay interest and principal on the other Certificate Group to the extent described herein under "Description of the Certificates--Allocation of Available Funds". Furthermore, in addition to the use of Net Monthly Excess Cashflow with respect to a Loan Group to distribute Subordination Increase Amounts on the related Certificate Group, Net Monthly Excess Cashflow will be available to distribute Subordination Increase Amounts on the other Certificate Group to the extent described herein.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization and crosscollateralization provisions on the weighted average lives of the Offered Certificates in a Certificate Group may vary significantly over time and, in the case of the Group 2 Certificates, from class to class. See "Yield, Prepayment and Maturity Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

     Prepayment Considerations and Risks. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" herein and "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience thereof. The yield to maturity and weighted average life of the Offered Certificates in a Certificate Group will be affected primarily by the rate and timing of principal payments (including prepayments) of, and losses on, the Mortgage Loans in the related Loan Group and, in certain circumstances, the rate and timing of principal prepayments (including prepayments) of, and losses on, the Mortgage Loans in the other Loan Group. The yield to investors on the Class A-1 Certificates will also be sensitive to the level of One-Month LIBOR, the level of the Mortgage Index and the additional limitations on the Pass-Through Rate for the Class A-1 Certificates, as described herein. Although all of the Mortgage Loans in Loan Group 1 bear interest at adjustable rates ("ARMs"), the interest rates on a majority of the ARMs will not adjust for two years following origination. In addition, the yield to maturity of the Offered Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Certificateholders should consider, in the case of any Offered Certificate purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which do not contain prepayment penalties. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the amount and timing of losses thereon, the level of One-Month LIBOR or the Mortgage Index or the resulting yield to maturity of any Class of Offered Certificates. Any reinvestment risks resulting from a faster or slower incidence of payments on the Mortgage Loans will be borne entirely by the related Offered Certificateholders. See
"Yield, Prepayment and Maturity Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

     Certificate Rating. The rating of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Offered Certificates may result in a reduction in the rating of the Offered Certificates. The rating by the Rating Agencies of the Offered Certificates is not a recommendation to purchase, hold or sell the Offered Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Legal Considerations -- Lien Priority. The Group 2 Mortgage Loans are secured predominantly by second mortgages. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Certificate Insurance Policy, the Holders of Group 2 Certificates will bear (i) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Loans" in the Prospectus.

     Bankruptcy and Insolvency Risks. The sale of the Mortgage Loans from Countrywide to the Depositor will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of Countrywide, the trustee in bankruptcy of Countrywide may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by Countrywide, secured by a pledge of the applicable Mortgage Loans. If the trustee in bankruptcy decided to challenge such transfer, delays in payments of the Offered Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Pooling and Servicing Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Offered Certificateholders from appointing a successor Master Servicer.

     Geographic Concentration. As of the Cut-off Date, approximately 19.57% and 52.50% (by Cut-off Date Principal Balance) of the Mortgaged Properties relating to Loan Group 1 and Loan Group 2, respectively, are located in the State of California. An overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values after the dates of origination of such Mortgage Loans, the rates of losses on such Mortgage Loans would be expected to increase, and could increase substantially.

     Delinquent Mortgage Loans. The Trust Fund will include Mortgage Loans which are 59 or fewer days delinquent as of the Cut-off Date. The Cut-off Date Principal Balance of Group 1 Mortgage Loans and Group 2 Mortgage Loans which are between 30 days and 59 days delinquent as of the Cut-off Date was approximately $1,521,399 and $149,518, respectively. If there are not sufficient funds from Available Funds for a Loan Group, or overcollateralization or crosscollateralization for the related Certificate Group, and the Certificate Insurer fails to perform its obligations under the Certificate Insurance Policy, the aggregate amount of principal returned to the related Certificateholders may be less than the respective Class Certificate Principal Balances on the day the Certificates were issued.

     For  a   discussion  of  additional  risks  pertaining  to  the  Offered
Certificates, see "Risk Factors" in the Prospectus.



                              THE MORTGAGE POOL

GENERAL

     The following discussion applies to the origination, sales and servicing practices of Countrywide in effect at the time of the origination of the Mortgage Loans.

     Certain information with respect to the Mortgage Loans to be included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Cut-off Date Pool Principal Balance, the Group 1 Cut-off Date Principal Balance or the Group 2 Cut-off Date Principal Balance, as the context may require.

     The Mortgage Pool will consist of Mortgage Loans with an aggregate unpaid principal balance as of the Cut-off Date (the "Cut-off Date Pool Principal Balance") expected to be approximately $299,836,146. The Group 1 Mortgage Loans provide for the amortization of the amount financed over a series of monthly payments. The Group 2 Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the Mortgage Loans provide for payments due as of the first day of each month. The Mortgage Loans to be included in the Mortgage Pool were originated or purchased by Countrywide Home Loans, Inc. ("Countrywide") and (a) in the case of substantially all of the Group 1 Mortgage Loans and approximately 30.02% of the Group 2 Mortgage Loans, were originated substantially in accordance with Countrywide's underwriting criteria for sub-prime ("B&C") quality mortgage loans described herein under "--Underwriting Standards--B&C Quality Mortgage Loans", and (b) in the case of approximately 66.89% of the Group 2 Mortgage Loans, were originated substantially in accordance with Countrywide's underwriting criteria for closed end second mortgage loans described herein under "--Underwriting Standards--Closed End Second Mortgage Loans". In addition, approximately 0.22% of the Group 1 Mortgage Loans and 3.10% of the Group 2 Mortgage Loans were originated in accordance with other underwriting guidelines; however, such Mortgage Loans have been examined by the Seller and the Seller has determined that such Mortgage Loans are in substantial compliance with Countrywide's underwriting criteria for B&C quality mortgage loans and closed end second mortgage loans, as applicable. Sub-prime mortgage loans are generally first mortgage loans made to borrowers with prior credit difficulties.

     At origination, approximately 77.27% of the Mortgage Loans had a stated term to maturity of 30 years. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Notes provide for a fifteen (15) day grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 47.27% of the Group 1 Mortgage Loans and approximately 23.12% of the Group 2 Mortgage Loans provide for the payment by the borrower of a prepayment charge in limited circumstances on full prepayments made within five years from the date of execution of the related Mortgage Note. In general, the Mortgage Note provides that a prepayment charge will apply if, during the first five years from the date of origination of such Mortgage Loan, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan.

     Substantially all of the Group 1 Mortgage Loans have a Mortgage Rate subject to semi-annual adjustment on the first day of the months specified in the related Mortgage Note (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (i) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if the Mortgage Index ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then the Mortgage Index shall be a new index selected by the Trustee, as holder of the related Mortgage Note, with the consent of the Certificate Insurer, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date (the "Mortgage Index"), and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin"); provided, however, that the Mortgage Rate will not increase or decrease by more than 1.50% on any Adjustment Date (the "Periodic Rate Cap") for substantially all of the Group 1 Mortgage Loans. Substantially all of the Group 1 Mortgage Loans were originated with Mortgage Rates less than the sum of the then applicable Mortgage Index values and the related Gross Margins, rounded as described herein. Approximately 54.98% of the Group 1 Mortgage Loans (the "2/28 Mortgage Loans") will have fixed Mortgage Rates for 24 months after origination thereof before becoming subject to the semi-annual adjustment described in the preceding sentence. Substantially all of the Group 1 Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event be more than the initial Mortgage Rate plus 7.00% (the "Maximum Mortgage Rate"). Substantially all of the Group 1 Mortgage Loans provide that in no event will the Mortgage Rate be less than the initial Mortgage Rate (such rate, the "Minimum Mortgage Rate"). Effective with the first payment due on a Group 1 Mortgage Loan, after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

     As  of the  Cut-off Date,  approximately 0.85% of  the Group  1 Mortgage
Loans  and   approximately  0.18%  of   the  Group  2  Mortgage   Loans  were
contractually delinquent for thirty or more days.



GROUP 1 MORTGAGE LOANS

     The Group 1 Mortgage Loans had the following characteristics as of the Cut-off Date (expressed as percentages of the Group 1 Cut-off Date Principal Balance, except as otherwise stated):

     The next Adjustment Date following the Cut-off Date for each of the Group 1 Mortgage Loans other than the 2/28 Mortgage Loans will occur on the first day of the following months, with the percentages of such Mortgage Loans indicated on an approximate basis in the following table:


                                                                        % of
                                                                       Group 1
                                 Number of      Cut-off Date        Cut-off Date
                                 Mortgage    Principal Balance   Principal Balance
     Next Adjustment Date          Loans
     --------------------        ---------   -----------------   -----------------
December 1, 1996                       1        $    210,932.63         0.23%
January 1, 1997                        1             230,556.58         0.25
February 1, 1997                      33           4,633,029.72         5.03
March 1, 1997                        212          25,243,625.19        27.43
April 1, 1997                        277          31,430,210.93        34.15
May 1, 1997                          260          29,857,254.41        32.44
June 1, 1997                           2             180,000.00        00.20
October 1, 1997                        1             247,279.26         00.27
     TOTAL  . . . . . . . .          787         $92,032,888.72        100.00%



     The initial Adjustment Date for each of the 2/28 Mortgage Loans will occur on the first day of the following months, with the percentages of such Mortgage Loans indicated on an approximate basis in the following table:


                                                                                           % of
                                                                                         Group 1
                                         Number of            Cut-off Date            Cut-off Date
                                          Mortgage          Principal Balance       Principal Balance
     Next Adjustment Date                  Loans
     --------------------                ---------          -----------------       -----------------
March 1, 1998                                    1            $     181,341.39                0.16%
April 1, 1998                                    2                   74,874.80                0.07
June 1, 1998                                     2                  146,931.83                0.13
July 1, 1998                                    18                1,584,409.09                1.41
August 1, 1998                                  98               10,077,761.90                8.97
September 1, 1998                              333               28,207,323.03               25.10
October 1, 1998                                445               37,154,435.75               33.06
November 1, 1998                               417               34,805,680.00               30.97
December 1, 1998                                 2                  159,000.00                0.14
     TOTAL  . . . . . . . . . . .            1,318             $112,391,757.79              100.00%



None of the Group 1 Mortgage Loans had a first payment date prior to November
1, 1992.   The latest maturity date  of any of the Group  1 Mortgage Loans is
December 1, 2026.

Approximately 31.76% of the Group 1 Mortgage Loans are Mortgage Loans the proceeds of which were used to purchase the related Mortgaged Property. Approximately 68.24% of the Group 1 Mortgage Loans are Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan.

Approximately 82.35% of the Group 1 Mortgage Loans are secured by detached one-family dwelling units and approximately 9.42% of the Group 1 Mortgage Loans are secured by dwelling units in Planned Unit Developments ("PUDs"). No more than approximately 4.06% of the Group 1 Mortgage Loans are secured by units in condominiums. No more than approximately 4.17% of the Group 1 Mortgage Loans are secured by two- to four-family dwelling units. On the basis of representations made by the mortgagors in their loan applications, no more than approximately 7.67% of the Group 1 Mortgage Loans are secured by investor properties.

None of the Group 1 Mortgage Loans are subject to any buydown agreement.

None of the Group 1 Mortgage Loans are insured by any primary mortgage insurance policy.

The weighted average Loan-to-Value Ratio (as defined below) of the Group 1 Mortgage Loans as of the Cut-off Date (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 72.70%. The Loan-to-Value Ratios of the Group 1 Mortgage Loans as of the Cut-off Date are expected to be distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                            % of
                                                                                          Group 1
                                          Number of                                    Cut-off Date
Loan-to-Value                              Mortgage             Cut-off Date             Principal
  Ratio (%)                                 Loans            Principal Balance            Balance
-------------                             ---------          -----------------         ------------
10.00 < 15.00                                     1               $    26,987.41              0.01%
      -
15.01 < 20.00                                     5                   115,670.93              0.06
      -
20.01 < 25.00                                     3                   128,489.84              0.06
      -
25.01 < 30.00                                    10                   583,651.93              0.29
      -
30.01 < 35.00                                    13                   574,533.76              0.28
      -
35.01 < 40.00                                    28                 1,526,634.57              0.75
      -
40.01 < 45.00                                    22                 1,324,693.73              0.65
      -
45.01 < 50.00                                    52                 3,890,687.18              1.90
      -
50.01 < 55.00                                    76                 5,991,746.07              2.93
      -
55.01 < 60.00                                   124                 9,265,682.60              4.53
      -
60.01 < 65.00                                   208                17,127,606.18              8.38
      -
65.01 < 70.00                                   394                36,261,838.43             17.74
      -
70.01 < 75.00                                   534                54,658,882.74             26.74
      -
75.01 < 80.00                                   371                41,822,418.99             20.46
      -
80.01 < 85.00                                   233                26,314,681.91             12.87
      -
85.01 < 90.00                                    31                 4,810,440.24              2.35
      -                                       -----              ---------------            ------
     TOTAL  . . . . . . . . . . .             2,105              $204,424,646.51            100.00%
                                              -----              ---------------            -------



     The "Loan-to-Value Ratio" of a Mortgage Loan is equal to (i) the principal balance of such Mortgage Loan at the date of origination, divided by (ii) the Collateral Value of the related Mortgaged Property. The "Collateral Value" of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for Countrywide by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and
(y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans.

     As of the Cut-off Date, the weighted average remaining term to maturity of the Group 1 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 357 months. The distribution of the remaining terms to maturity (in months) of the Group 1 Mortgage Loans as of the Cut-off Date is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):


REMAINING                                                                                % OF
TERM TO                         NUMBER OF                                               GROUP 1
MATURITY                         MORTGAGE              CUT-OFF DATE                  CUT-OFF DATE
(IN MONTHS)                        LOANS            PRINCIPAL BALANCE              PRINCIPAL BALANCE
-----------                     ---------           -----------------              -----------------
168 < 180                             38               $ 2,294,394.14                       1.12%
    -
300 < 312                              1                   247,279.26                       0.12
    -
336 < 348                              1                   212,006.39                       0.10
    -
348 < 360                          2,065               201,670,966.72                      98.65
    -                              -----               --------------                     ------
     TOTAL  . . . . . .            2,105              $204,424,646.51                     100.00%
                                   -----              ---------------                     -------


     As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 9.64% per annum. The Mortgage Rates of the Group 1 Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                           % OF
                                                                                         GROUP 1
                                     NUMBER OF                                         CUT-OFF DATE
                                      MORTGAGE             CUT-OFF DATE             PRINCIPAL BALANCE
MORTGAGE RATE (%)                      LOANS            PRINCIPAL BALANCE
-----------------                    ---------          -----------------           -----------------
5.50  < 6.00                                 1              $     224,000.00                     0.11%
      -
6.01  < 6.50                                 6                  1,004,987.55                     0.49
      -
6.51  < 7.00                                18                  2,459,026.41                     1.20
      -
7.01  < 7.50                                46                  5,476,243.63                     2.68
      -
7.51  < 8.00                                88                 10,991,234.52                     5.38
      -
8.01  < 8.50                               167                 18,851,713.43                     9.22
      -
8.51  < 9.00                               287                 32,936,415.10                    16.11
      -
9.01  < 9.50                               261                 27,162,886.66                    13.29
      -
9.51  < 10.00                              336                 32,519,733.99                    15.91
      -
10.01 < 10.50                             292                 25,430,922.29                    12.44
      -
10.51 < 11.00                             258                 20,234,813.44                     9.90
      -
11.01 < 11.50                             176                 13,850,467.86                     6.78
      -
11.51 < 12.00                             104                  8,370,894.92                     4.09
      -
12.01 < 12.50                              38                  2,245,486.93                     1.10
      -
12.51 < 13.00                              14                  1,648,993.35                     0.81
      -
13.01 < 13.50                               5                    297,792.44                     0.15
      -
13.51 < 14.00                               6                    538,431.70                     0.26
      -
14.01 < 14.50                               2                    180,602.29                     0.09
      -                                 -----               ---------------                   ------
     TOTAL  . . . . . . . . .           2,105               $204,424,646.51                   100.00%
                                        -----               ---------------                   -------



     As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 6.23% per annum. The Gross Margins set forth in the Mortgage Notes with respect to the Group 1 Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                         % OF
                                 NUMBER OF                                              GROUP 1
                                  MORTGAGE             CUT-OFF DATE                  CUT-OFF DATE
GROSS MARGIN (%)                   LOANS             PRINCIPAL BALANCE             PRINCIPAL BALANCE
----------------                 ---------           -----------------             -----------------
2.50 < 3.00                            2                 $     459,285.65                   0.22%
     -
4.01 < 4.50                           12                     1,266,466.18                   0.62
     -
4.51 < 5.00                           97                    10,155,899.98                   4.97
     -
5.01 < 5.50                          318                    34,852,779.87                  17.05
     -
5.51 < 6.00                          466                    54,275,856.58                  26.55
     -
6.01 <  6.50                         462                    42,498,771.29                  20.79
     -
6.51 < 7.00                          356                    30,931,218.80                  15.13
     -
7.01 < 7.50                          219                    16,187,336.67                   7.92
     -
7.51 < 8.00                          130                    10,943,984.16                   5.35
     -
8.01 < 8.50                           30                     2,258,697.55                   1.10
     -
8.51 < 9.00                           11                       481,319.85                   0.24
     -
9.01 < 9.50                            1                        40,779.93                   0.02
     -
9.51 < 10.00                           1                        72,250.00                   0.04
     -                             -----                   --------------                 ------
    TOTAL . . . . . . . .          2,105                  $204,424,646.51                 100.00%
                                   -----                  ---------------                 -------



     As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 16.64% per annum. The Maximum Mortgage Rates with respect to the Group 1 Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                        % OF
                                  NUMBER OF                                            GROUP 1
          MAXIMUM                 MORTGAGE             CUT-OFF DATE                 CUT-OFF DATE
     MORTGAGE RATE (%)              LOANS           PRINCIPAL BALANCE             PRINCIPAL BALANCE
     -----------------            ---------         -----------------             -----------------
12.50 < 13.00                            2             $     471,279.26                     0.23%
      -
13.01 < 13.50                            7                 1,216,993.94                     0.60
      -
13.51 < 14.00                           17                 2,211,747.15                     1.08
      -
14.01 < 14.50                           46                 5,476,243.63                     2.68
      -
14.51 < 15.00                           88                10,991,234.52                     5.38
      -
15.01 < 15.50                          167                18,851,713.43                     9.22
      -
15.51 < 16.00                          287                32,935,341.34                    16.11
      -
16.01 < 16.50                          261                27,162,886.66                    13.29
      -
16.51 < 17.00                          336                32,519,733.99                    15.91
      -
17.01 < 17.50                          291                25,219,989.66                    12.34
      -
17.51 < 18.00                          258                20,234,813.44                     9.90
      -
18.01 < 18.50                          176                13,850,467.86                     6.78
      -
18.51 < 19.00                          104                 8,370,894.92                     4.09
      -
19.01 < 19.50                           38                 2,245,486.93                     1.10
      -
19.51 < 20.00                           14                 1,648,993.35                     0.81
      -
20.01 < 20.50                            5                   297,792.44                     0.15
      -
20.51 < 21.00                            6                   538,431.70                     0.26
      -
21.01 < 21.50                            2                   180,602.29                     0.09
      -                              -----               --------------                   ------
     TOTAL  . . . . . . .            2,105              $204,424,646.51                   100.00%
                                     -----              ---------------                   -------



     As of the Cut-off Date, the weighted average Minimum Mortgage Rate with respect to the Group 1 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 9.64% per annum. The
Minimum Mortgage Rates with respect to the Group 1 Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                         % OF
                                  NUMBER OF                                             GROUP 1
           MINIMUM                 MORTGAGE             CUT-OFF DATE                 CUT-OFF DATE
      MORTGAGE RATE (%)              LOANS           PRINCIPAL BALANCE             PRINCIPAL BALANCE
      -----------------           ---------          -----------------             -----------------
 5.50 < 6.00                             1            $     224,000.00                      0.11%
      -
 6.01 < 6.50                             6                1,004,987.55                      0.49
      -
 6.51 < 7.00                            18                2,459,026.41                      1.20
      -
 7.01 < 7.50                            46                5,476,243.63                      2.68
      -
 7.51 < 8.00                            88               10,991,234.52                      5.38
      -
 8.01 < 8.50                           168               19,063,719.82                      9.33
      -
 8.51 < 9.00                           287               32,935,341.34                     16.11
      -
 9.01 < 9.50                           261               27,162,886.66                     13.29
      -
 9.51 < 10.00                          336               32,519,733.99                     15.91
      -
10.01 < 10.50                          291               25,219,989.66                     12.34
      -
10.51 < 11.00                          258               20,234,813.44                      9.90
      -
11.01 < 11.50                          176               13,850,467.86                      6.78
      -
11.51 < 12.00                          104                8,370,894.92                      4.09
      -
12.01 < 12.50                           38                2,245,486.93                      1.10
      -
12.51 < 13.00                           14                1,648,993.35                      0.81
      -
13.01 < 13.50                            5                  297,792.44                   0.15
      -
13.51 < 14.00                            6                  538,431.70                   0.26
      -
14.01 < 14.50                            2                  180,602.29                   0.09
      -                              -----             ---------------                  ------
     TOTAL  . . . . . . .            2,105             $204,424,646.51                  100.00%
                                     -----             ---------------                  -------




     As of the Cut-off Date, the average of the Cut-off Date Principal Balances of the Group 1 Mortgage Loans is expected to be approximately $97,113.85. The distribution of the Cut-off Date Principal Balances of the Group 1 Mortgage Loans is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                          % OF
                                 NUMBER OF                                              GROUP 1
       CUT-OFF DATE              MORTGAGE               CUT-OFF DATE                 CUT-OFF DATE
     PRINCIPAL BALANCE             LOANS             PRINCIPAL BALANCE             PRINCIPAL BALANCE
     -----------------           --------            -----------------             -----------------
$ 5,000  < $10,000                     2             $       16,957.77                      0.01%
         -
$10,001  < $15,000                     7                     95,643.06                      0.05
         -
$15,001  < $20,000                    24                    426,413.93                      0.21
         -
$20,001  < $25,000                    63                  1,446,542.95                      0.71
         -
$25,001  < $30,000                    57                  1,614,177.38                      0.79
         -
$30,001  < $35,000                    58                  1,901,793.93                      0.93
         -
$35,001  < $40,000                    74                  2,796,954.95                      1.37
         -
$40,001  < $45,000                   100                  4,290,219.36                      2.10
         -
$45,001  < $50,000                    98                  4,673,332.41                      2.29
         -
$50,001  < $55,000                   100                  5,299,685.57                      2.59
         -
$55,001  < $60,000                   119                  6,889,454.77                      3.37
         -
$60,001  < $65,000                   110                  6,946,612.17                      3.40
         -
$65,001  < $70,000                   117                  7,908,827.61                      3.87
         -
$70,001  < $75,000                    88                  6,414,555.51                      3.14
         -
$75,001  < $80,000                    96                  7,466,444.63                      3.65
         -
$80,001  < $85,000                    70                  5,808,664.16                      2.84
         -
$85,001  < $90,000                    63                  5,542,287.45                      2.71
         -
$90,001  < $95,000                    64                  5,944,099.85                      2.91
         -
$95,001  < $100,000                   87                  8,528,147.52                      4.17
         -
$100,001 < $105,000                   47                  4,831,689.79                      2.36
         -
$105,001 < $110,000                   59                  6,362,216.93                      3.11
         -
$110,001 < $115,000                   52                  5,858,680.03                      2.87
         -
$115,001 < $120,000                   50                  5,883,783.40                      2.88
         -
$120,001 < $125,000                   40                  4,938,540.05                      2.42
         -
$125,001 < $130,000                   35                  4,463,296.46                      2.18
         -
$130,001 < $135,000                   23                  3,055,632.46                      1.49
         -
$135,001 < $140,000                   32                  4,421,197.27                      2.16
         -
$140,001 < $145,000                   22                  3,141,294.03                      1.54
         -
$145,001 < $150,000                   32                  4,752,658.81                      2.32
         -
$150,001 < $200,000                  154                 26,499,844.34                     12.96
         -
$200,001 < $250,000                   80                 17,925,871.13                      8.77
         -
$250,001 < $300,000                   32                  8,811,559.76                      4.31
         -
$300,001 < $350,000                   23                  7,575,690.76                      3.71
         -
$350,001 < $400,000                   10                  3,817,118.94                      1.87
         -
$400,001 < $450,000                    4                  1,721,587.77                      0.84
         -
$450,001 < $500,000                   10                  4,733,665.11                      2.32
         -
$500,001 < $550,000                    2                  1,039,504.49                      0.51
         -
$550,001 < $600,000                    1                    580,000.00                      0.28
         -                         -----                --------------                    ------
     TOTAL  . . . . . . .          2,105               $204,424,646.51                    100.00%
                                   -----               ---------------                    -------



     As of the Cut-off Date, the geographic distribution of the Group 1 Mortgage Loans is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                         % OF
                                 NUMBER OF                                             GROUP 1
                                 MORTGAGE              CUT-OFF DATE                  CUT-OFF DATE
                 STATE            LOANS             PRINCIPAL BALANCE             PRINCIPAL BALANCE
                 -----           ---------          -----------------             -----------------
Arizona . . . . . . . . .             70               $  5,961,671.61                      2.92%
California  . . . . . . .            248                 40,014,451.57                     19.57
Colorado  . . . . . . . .            129                 13,892,108.58                      6.80
Florida . . . . . . . . .            124                 11,429,952.28                      5.59
Hawaii  . . . . . . . . .             30                  5,605,259.07                      2.74
Idaho . . . . . . . . . .            146                 11,591,791.83                      5.67
Illinois  . . . . . . . .             71                  6,640,045.96                      3.25
Louisiana . . . . . . . .             71                  5,256,484.50                      2.57
Michigan  . . . . . . . .            115                  9,367,935.74                      4.58
New Mexico  . . . . . . .             49                  5,273,966.60                      2.58
Ohio  . . . . . . . . . .            108                  7,233,620.93                      3.54
Pennsylvania  . . . . . .             98                  7,270,110.10                      3.56
Tennessee . . . . . . . .             58                  4,548,247.11                      2.22
Texas . . . . . . . . . .             78                  6,988,338.64                      3.42
Utah  . . . . . . . . . .             88                 10,038,802.22                      4.91
Washington  . . . . . . .             65                  6,445,825.55                      3.15
Wisconsin . . . . . . . .             71                  5,479,110.44                      2.68
Other(1)  . . . . . . . .            486                 41,386,923.78                     20.25
                                   -----                --------------                    ------
     TOTAL  . . . . . . .          2,105               $204,424,646.51                    100.00%
                                   -----               ---------------                    -------




(1) Other includes 33 other states and the District of Columbia with under 2% concentration individually. No more than approximately 0.62% of the Group 1 Mortgage Loans will be secured by Mortgaged Properties in any one zip code area.



GROUP 2 MORTGAGE LOANS

     The Group 2 Mortgage Loans had the following characteristics as of the Cut-off Date (expressed as percentages of the Group 2 Cut-off Date Principal Balance, except as otherwise stated):

     None of the  Group 2 Mortgage Loans  had a first  payment date prior  to
December 1, 1993.   The latest maturity  date of any of the  Group 2 Mortgage
Loans is November 1, 2026.

     Approximately 84.49% of the Group 2 Mortgage Loans are secured by detached one-family dwelling units and approximately 10.49% of the Group 2 Mortgage Loans are secured by dwelling units in PUDs. No more than approximately 2.45% of the Group 2 Mortgage Loans are secured by units in condominiums. No more than approximately 2.57% of the Group 2 Mortgage Loans are secured by two- to four-family dwelling units. On the basis of representations made by the mortgagors in their loan applications, no more than approximately 3.92% of the Group 2 Mortgage Loans are secured by investor properties.

     None of the Group 2 Mortgage Loans are subject to any buydown agreement.

     None of the Group 2 Mortgage Loans are insured by any primary mortgage insurance policy.

     The weighted average Loan-to-Value Ratio (as defined below) of the Group 2 Mortgage Loans as of the Cut-off Date (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 79.75%. The Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans as of the Cut-off Date are expected to be distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                            % of
                                                                                           Group 2
                                              Number of            Cut-off Date         Cut-off Date
Loan-to-Value                                  Mortgage             Principal             Principal
 Ratio(1) (%)                                   Loans                Balance               Balance
-------------                                 ---------            ------------         ------------
 5.00 < 10.00                                         2              $  53,985.29               0.06%
      -
10.01 < 15.00                                         2                 55,096.10               0.06
      -
15.01 < 20.00                                         2                 54,897.38               0.06
      -
20.01 < 25.00                                         6                167,583.12               0.18
      -
25.01 < 30.00                                         7                143,867.17               0.15
      -
30.01 < 35.00                                         8                331,918.95               0.35
      -
35.01 < 40.00                                        11                386,129.96               0.40
      -
40.01 < 45.00                                        16                841,402.48               0.88
      -
45.01 < 50.00                                        28              1,348,812.14               1.41
      -
50.01 <  55.00                                        40              1,988,494.37              2.08
      -
55.01 < 60.00                                        44              2,242,392.08               2.35
      -
60.01 < 65.00                                        92              4,780,613.58               5.01
      -
65.01 < 70.00                                       151              7,642,008.92               8.01
      -
70.01 < 75.00                                       192             10,925,379.89              11.45
      -
75.01 < 80.00                                       322             14,979,975.03              15.70
      -
80.01 < 85.00                                       176              8,184,731.13               8.58
      -
85.01 < 90.00                                       951             34,485,694.08              36.14
      -
90.01 < 95.00                                        62              1,991,553.13               2.09
      -
95.01 < 100.00                                      160              4,710,761.01               4.94
      -
greater than 100                                      3                 96,204.05               0.10
                                                  -----            --------------             -------
     TOTAL  . . . . . . . . . . . .               2,275            $95,411,499.86             100.00%
                                                  -----            ---------------            -------



(1) The Loan-to-Value Ratio includes Mortgage Loans which are second mortgage loans. The Loan-to-Value Ratio for those Mortgage Loans which are second mortgage loans includes, in the calculation of the principal balance of such Mortgage Loan, the principal balance of the first mortgage loan and the second Mortgage Loan.

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 10.77% per annum. The Mortgage Rates of the Group 2 Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                          % OF
                                     NUMBER OF                                           GROUP 2
                                     MORTGAGE              CUT-OFF DATE               CUT-OFF DATE
MORTGAGE RATE (%)                      LOANS            PRINCIPAL BALANCE           PRINCIPAL BALANCE
-----------------                    ---------          -----------------           -----------------
6.00  <  6.50                               1              $  246,106.18                      0.26%
      -
6.51  <  7.00                               2                 473,267.50                      0.50
      -
7.01  <  7.50                               3                 512,647.35                      0.54
      -
7.51  <  8.00                               8                 575,167.94                      0.60
      -
8.01  <  8.50                              14               1,020,606.51                      1.07
      -
8.51  <  9.00                              60               3,256,544.22                      3.41
      -
9.01  <  9.50                             226              10,089,544.81                     10.57
      -
9.51  < 10.00                             289              13,330,644.77                     13.97
      -
10.01 < 10.50                             162               7,464,580.03                      7.82
      -
10.51 < 11.00                             412              16,861,071.79                     17.67
      -
11.01 < 11.50                             496              18,908,700.17                     19.82
      -
11.51 < 12.00                             307              11,933,499.39                     12.51
      -
12.01 < 12.50                             175               5,830,253.01                      6.11
      -
12.51 < 13.00                              81               3,030,780.24                      3.18
      -
13.01 < 13.50                              16                 931,461.20                      0.98
      -
13.51 < 14.00                              15                 693,691.42                      0.73
      -
14.01 < 14.50                               4                 112,969.75                      0.12
      -
14.51 < 15.00                               3                 122,640.61                      0.13
      -
15.51 < 16.00                               1                  17,322.97                      0.02
      -                                 -----              -------------                    ------
     TOTAL  . . . . . . . . .           2,275             $95,411,499.86                    100.00%
                                        -----             --------------                    -------




     As of the Cut-off Date, the weighted average remaining term to maturity of the Group 2 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 232 months. The distribution of the remaining terms to maturity (in months) of the Group 2 Mortgage Loans as of the Cut-off Date is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):


REMAINING                                                                                % OF
TERM TO                          NUMBER OF                                             GROUP 2
MATURITY                         MORTGAGE              CUT-OFF DATE                  CUT-OFF DATE
(IN MONTHS)                        LOANS            PRINCIPAL BALANCE             PRINCIPAL BALANCE
-----------                      ---------          -----------------             -----------------
(S>
 48 <  60                              4               $   826,042.85                       0.87%
    -
108 < 120                              3                    51,722.22                       0.05
    -
156 < 168                             27                   922,923.67                       0.97
    -
169 < 180                          1,835                64,044,091.87                      67.12
    -
324 < 336                              1                   258,399.14                       0.27
    -
337 < 348                              1                    65,052.24                       0.07
    -
349 < 360                            404                29,243,267.87                      30.65
    -                              -----                -------------                     ------
     TOTAL  . . . . . .            2,275               $95,411,499.86                     100.00%
                                   -----               --------------                     -------




     As of the Cut-off Date, the average of the Cut-off Date Principal Balances of the Group 2 Mortgage Loans is expected to be approximately $41,939.12. The distribution of the Cut-off Date Principal Balance of the Group 2 Mortgage Loans is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                         % OF
                                  NUMBER OF                                             GROUP 2
       CUT-OFF DATE               MORTGAGE              CUT-OFF DATE                  CUT-OFF DATE
     PRINCIPAL BALANCE              LOANS             PRINCIPAL BALANCE             PRINCIPAL BALANCE
     -----------------            ---------           -----------------             -----------------
$5,000   < $10,000                      9              $     87,427.05                      0.09%
         -
$10,000  < $15,000                    103                 1,487,046.50                      1.56
         -
$15,000  < $20,000                    285                 5,322,671.77                      5.58
         -
$20,000  < $25,000                    317                 7,318,789.18                      7.67
         -
$25,000  < $30,000                    307                 8,624,103.23                      9.04
         -
$30,000  < $35,000                    254                 8,335,859.93                      8.74
         -
$35,000  < $40,000                    262                 9,895,324.91                     10.37
         -
$40,000  < $45,000                    164                 7,000,785.28                      7.34
         -
$45,000  < $50,000                    110                 5,358,858.70                      5.62
         -
$50,000  < $55,000                     66                 3,483,246.62                      3.65
         -
$55,000  < $60,000                     62                 3,577,642.47                      3.75
         -
$60,000  < $65,000                     45                 2,826,549.37                      2.96
         -
$65,000  < $70,000                     39                 2,637,740.76                      2.76
         -
$70,000  < $75,000                     30                 2,181,468.48                      2.29
         -
$75,000  < $80,000                     32                 2,487,701.81                      2.61
         -
$80,000  < $85,000                     24                 1,995,645.56                      2.09
         -
$85,000  < $90,000                     21                 1,856,703.66                      1.95
         -
$90,000  < $95,000                     20                 1,848,254.55                      1.94
         -
$95,000  < $100,000                    28                 2,766,189.87                      2.90
         -
$100,000 < $105,000                     8                   820,919.98                      0.86
         -
$105,000 < $110,000                     8                   873,558.29                      0.92
         -
$110,000 < $115,000                     4                   446,049.77                      0.47
         -
$115,000 < $120,000                     7                   827,866.91                      0.87
         -
$120,000 < $125,000                     7                   859,829.96                      0.90
         -
$125,000 < $130,000                     4                   509,497.95                      0.53
         -
$130,000 < $135,000                     6                   796,885.79                      0.84
         _
$135,000 < $140,000                     4                   553,650.00                      0.58
         -
$140,000 < $145,000                     3                   430,293.85                      0.45
         -
$145,000 < $150,000                     4                   596,180.02                      0.62
         -
$150,000 < $200,000                    18                 3,129,169.89                      3.28
         -
$200,000 < $250,000                    11                 2,457,363.69                      2.58
         -
$250,000 < $300,000                     6                 1,600,298.11                      1.68
         -
$300,000 < $350,000                     4                 1,266,425.95                      1.33
         -
$350,000 < $400,000                     2                   743,500.00                      0.78
         -
$400,000 < $450,000                     1                   408,000.00                      0.43
         -                          -----               --------------                    -------
     TOTAL  . . . . . .             2,275               $95,411,499.86                    100.00%
                                    -----               --------------                    -------



     As of the Cut-off Date, the geographic distribution of the Group 2 Mortgage Loans is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                         % OF
                                 NUMBER OF                                             GROUP 2
                                 MORTGAGE              CUT-OFF DATE                  CUT-OFF DATE
                 STATE            LOANS             PRINCIPAL BALANCE             PRINCIPAL BALANCE
                 -----           ---------          -----------------             -----------------
Arizona . . . . . . . . .              46              $  2,053,225.38                      2.15%
California  . . . . . . .           1,181                50,091,087.96                     52.50
Florida . . . . . . . . .              85                 4,071,776.81                      4.27
Hawaii  . . . . . . . . .              14                 2,293,326.40                      2.40
Louisiana . . . . . . . .              38                 1,988,989.15                      2.08
Michigan  . . . . . . . .              53                 2,045,056.81                      2.14
Oregon  . . . . . . . . .              56                 2,748,114.81                      2.88
Utah  . . . . . . . . . .              75                 2,483,718.04                      2.60
Washington  . . . . . . .             101                 4,078,186.26                      4.27
Other(1)  . . . . . . . .             626                23,558,018.24                     24.71
                                    -----               --------------                    -------
     TOTAL  . . . . . .             2,275               $95,411,499.86                    100.00%
                                    -----               --------------                    -------




(1) Other includes 36 other states and the District of Columbia with under 2% concentration individually. No more than approximately 0.68% of the Group 2 Mortgage Loans will be secured by Mortgaged Properties in any one zip code area.

     As of the Cut-off Date, the distribution of Group 2 Mortgage Loans which are secured by first or second liens is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):


                                                                                         % of
                                  Number of                                             Group 2
                                  Mortgage              Cut-off Date                  Cut-off Date
Lien Priority                       Loans             Principal Balance             Principal Balance
-------------                     ---------           -----------------             -----------------
First                                 409               $30,372,283.44                     31.83%
Second                              1,866                65,039,216.42                     68.17
                                    -----               --------------                    -------
     Total  . . . . . . .           2,275               $95,411,499.86                    100.00%
                                    -----               --------------                    -------




ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal due on or before, and interest accruing prior to, the Cut-off Date.

     In connection with such transfer and assignment, the Depositor will deliver on the Closing Date the following documents (collectively constituting the "Trustee's Mortgage File") with respect to each Mortgage
Loan:

       (i) the original Mortgage Note, endorsed by Countrywide or the originator of the Mortgage Loan, without recourse in the following form: "Pay to the order of ____________ without recourse," with all intervening endorsements that show a complete chain of endorsement from the originator to Countrywide;

      (ii)  the original recorded Mortgage;

     (iii) a duly executed assignment of the Mortgage to "The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of November 1, 1996, CWABS, Inc., Asset-Backed Certificates, Series 1996-1, without recourse"; in recordable form, as described in the Pooling and Servicing Agreement;

      (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage;

       (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

      (vi) the original or duplicate original lender's title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee shall complete such assignment as provided in subparagraph (iii) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

     The Trustee will review the Mortgage Loan documents on or prior to the Closing Date and will hold such documents in trust for the benefit of the Holders of the Certificates and the Certificate Insurer. After the Closing Date, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer, Countrywide and the Certificate Insurer in writing. If Countrywide cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee, Countrywide is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the Stated Principal Balance thereof plus accrued and unpaid interest thereon, at a rate equal to the difference between the Mortgage Rate and the Servicing Fee Rate (the "Net Mortgage Rate") (or, if Countrywide is no longer the Master Servicer, at the applicable Mortgage Rate) to the first day of the month in which the Purchase Price is to be distributed to holders of Certificates in the related Certificate Group. Rather than repurchase the Mortgage Loan as provided above, Countrywide may remove such Mortgage Loan (a "Deleted
Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Replacement Mortgage Loan"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Countrywide in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of Certificates in the related Certificate Group on the related Distribution Date), (ii) (a) in the case of Group 1 Mortgage Loans, (1) have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan, (2) have a Minimum Mortgage Rate not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (3) have the same Mortgage Index and Periodic Rate Cap as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan and (4) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan, and (b) in the case of Group 2 Mortgage Loans, have a Mortgage Rate not more than 1% higher or lower than the Mortgage Rate of the deleted Mortgage Loan, (iii) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,
(iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) (a) in the case of Group 1 Mortgage Loans, not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (b) in the case of Group 2 Mortgage Loans, not permit conversion of the related Mortgage Rate to an adjustable Mortgage Rate, (vii) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan and
(viii) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.


UNDERWRITING STANDARDS

     B&C Quality Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide with respect to B&C quality mortgage loans. Countrywide produces its B&C quality mortgage loans through its Wholesale Lending Division, which works with mortgage brokers and other entities located throughout the United States. Prior to the funding of any B&C quality mortgage loan, Countrywide underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide. The mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of B&C quality mortgage loans. As a matter of policy, Countrywide does not purchase any B&C quality mortgage loan that it has not itself underwritten.

     Countrywide's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan but also take into consideration the borrower's credit standing and repayment ability. On a case by case basis, Countrywide may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment and time in the same residence. It is expected that a significant number of the Mortgage Loans underwritten in accordance with Countrywide's B&C quality mortgage loan underwriting guidelines, will have been originated based on such underwriting exceptions.

     Each prospective borrower completes an application which includes information with respect to the applicant's assets, liabilities, income, credit history and employment history, as well as certain other personal information. As part of its quality control system, Countrywide reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. If the loan-to-value ratio is greater than 70%, Countrywide generally verifies the source of funds for the down-payment; Countrywide does not verify the source of such funds if the loan-to-value ratio is 70% or less. Countrywide requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's ability to repay. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

     After obtaining all applicable employment, credit and property information, Countrywide uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

     Countrywide's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property which conforms to Federal Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Corporation ("FNMA") standards. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a Countrywide representative before the loan is funded, and an additional drive-by appraisal is generally performed in connection with loan amounts over $350,000 with 80% or higher loan-to-value ratios. A drive-by appraisal is an exterior examination of the premises by the appraiser to determine that the property is in good condition. In most cases, properties that are not in good condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a B&C loan. The maximum loan amount varies depending upon a borrower's credit grade and documentation level but does not generally exceed $500,000. Variations in maximum loan amount limits are permitted based on compensating factors.

     Countrywide's underwriting standards permit loans with loan-to-value ratios or combined loan-to-value ratios (for second mortgage loans) at origination of up to 90% depending on the program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio.

     Countrywide requires title insurance on all B&C quality mortgage loans. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

     Countrywide's  B&C   mortgage  loan  underwriting   standards  are  less
stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide's B&C mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

     Countrywide underwrites or originates B&C quality mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the "Full Doc Program"), Simple Documentation Loan Program (the "Simple Doc Program") and Stated Income Loan Program (the "Stated Income Program"). Under each of the underwriting programs, Countrywide verifies the loan applicant's sources of income (except under the Stated Income Program), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide's underwriting standards.

     The Simple Doc Program is an alternative documentation program whereby income is verified using methods other than those employed by FNMA and FHLMC. Under the Simple Doc Program, acceptable documentation of income consists of six months' bank statements. In the case of self-employed individuals, acceptable alternative documentation consists of a profit and loss statement supported by a record of bank statements. Maximum loan-to-value ratios and maximum loan amounts are generally lower than those permitted under the Full Doc Program.

     Under the Stated Income Program, the borrower's employment and income sources must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

     Under the Full Doc, Simple Doc, and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the occupancy status of the mortgaged property and the borrower's credit history and debt-to-income ratio. In general, higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies result in a loan being graded in a higher credit risk category.


     Closed End Second Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide with respect to closed end second mortgage loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to Countrywide's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, credit history, disposable income, demonstrated savings ability, equity in the related property and the nature of the underlying first mortgage loan.

     Each applicant for a closed end second mortgage loan is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity in the real property to justify making a closed end second mortgage loan, Countrywide will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

     Countrywide originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program (the "Alternative Documentation Program") and its Reduced Documentation Loan Program (the "Reduced Documentation Program"). The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verifications of deposits and permits alternative methods of employment verification. Under the Reduced Documentation Program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Mortgage loans underwritten under the Reduced Documentation Program are limited to self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.

     Full  appraisals  are  generally  performed  on  all closed  end  second mortgage loans which at origination had a principal balance greater than $100,000. Such appraisals are determined on the basis of a Countrywide-approved, independent third-party, fee-based appraisal completed on forms approved by FNMA or FHLMC. For loans which had at origination a principal balance equal to or less than $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either FNMA or FHLMC. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvement and generally is required to have been made not earlier than 150 days prior to the date of origination of the Mortgage Loan. The minimum and maximum loan amounts for closed end second mortgage loans are currently $10,000 and $500,000, respectively.

     After obtaining all applicable employment, credit and property information, Countrywide uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the closed end second mortgage loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments (assumed to be based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on the foregoing, for loans with Combined Loan-to-Value Ratios of 90% or less, the maximum monthly debt-to-income ratio is 45%. For loans with Combined Loan-to-Value Ratios greater than 90%, the maximum monthly debt-to-income ratio is generally 40%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. Countrywide currently offers closed end second mortgage loan products that allow maximum Combined Loan-to-Value Ratios of 70%, 80%, 90% and 100%.

     It is generally Countrywide's policy to require a title search or limited coverage policy before it makes a closed end second mortgage loan for amounts less than or equal to $100,000. In addition, if the closed end second mortgage loan has an original principal balance of $100,000 or more,
Countrywide requires that the borrower obtain an American Land Title Association ("ALTA") policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or such closed end second mortgage loan is in first lien position.


                       SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.

THE MASTER SERVICER

     Countrywide Home Loans, Inc. ("Countrywide"), a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     As of October 31, 1996, Countrywide provided servicing for approximately $499 million and $65 million in B&C quality mortgages and closed end second mortgage loans, respectively. As of October 31, 1996, Countrywide also provided servicing for prime quality mortgage loans with an aggregate principal balance of approximately $151 billion, substantially all of which are being serviced for unaffiliated persons.

     The principal executive offices of Countrywide are located at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is (818) 304-8400. Countrywide conducts operations from its headquarters in Pasadena and from offices throughout the nation.


LOAN SERVICING

     Countrywide services substantially all of the mortgage loans it originates or acquires. Countrywide has established standard policies for the servicing and collection of mortgage. Servicing includes, but is not limited to, collecting, aggregating and remitting mortgage loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged properties, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide to the mortgagor with such statements. All payments are due by the first day of the month.

COLLECTION PROCEDURES

     B&C Quality Mortgage Loans. When a mortgagor fails to make a payment on a B&C quality mortgage loan, Countrywide attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide's B&C servicing procedures, Countrywide generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, within 30 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     After foreclosure, Countrywide may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds. If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide.

     Servicing and charge-off policies and collection practices with respect to B&C quality mortgage loans may change over time in accordance with, among other things, Countrywide's business judgment, changes in the servicing portfolio and applicable laws and regulations.

     Closed End Second Mortgage Loans. With respect to closed end second mortgage loans, the general policy of Countrywide is to initiate foreclosure in the underlying property (i) after such loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the Mortgagor; or (ii) if a notice of default on a senior lien is received by Countrywide. Foreclosure proceedings may be terminated if the delinquency is cured. Closed end second mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, if the closed end second mortgage loan is secured by a first mortgage lien, Countrywide may liquidate the Mortgaged Property and charge off the closed end second mortgage loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, Countrywide will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of Countrywide, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, Countrywide will generally charge off the entire closed end second mortgage loan and may seek a money judgment against the borrower where permitted by applicable state law.

     Servicing and charge-off policies and collection practices with respect to closed end second mortgage loans may change over time in accordance with, among other things, Countrywide's business judgment, changes in the portfolio and applicable laws and regulations.


FORECLOSURE AND DELINQUENCY EXPERIENCE

     B&C Quality Mortgage Loans. The following table summarizes the delinquency experience of Countrywide's B&C quality mortgage loans as of October 31, 1996. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. Since Countrywide only began servicing B&C quality mortgage loans in August 1995, the delinquency percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency experience presented in the table below or that the foreclosure experience presented in the paragraph below the table will be indicative of such experience on such Mortgage Loans.

                  DELINQUENCY STATUS AS OF OCTOBER 31, 1996*


                                                                Dollars       Percent   Units  Percent
                                                                -------       -------   -----  -------
     Current  . . . . . . . . . . . . . . . . . .           $411,140,554.03   96.17%     4183  96.29%
     30-59 days . . . . . . . . . . . . . . . . .              8,775,140.72    2.05%       94   2.16%
     60-90 days . . . . . . . . . . . . . . . . .              2,020,669.88    0.47%       20   0.46%
     90+ days . . . . . . . . . . . . . . . . . .                318,613.45    0.07%        3   0.07%
     Foreclosures . . . . . . . . . . . . . . . .              2,964,418.70    0.69%       28   0.64%
     Bankruptcy . . . . . . . . . . . . . . . . .              2,316,147.23    0.54%       16   0.37%
                                                            ---------------  -------    ----- -------
          TOTAL . . . . . . . . . . . . . . . . .           $427,535,544.01  100.00%    4,344 100.00%
                                                            ---------------  -------    ----- -------




     Delinquencies shown in the table are reported on a contractual basis. The table does not include 760 B&C quality mortgage loans with principal balances aggregating $71,491,984.76 that were sold, but were being serviced on an interim basis pending transfer of servicing, as of October 31, 1996. As of the date hereof, servicing with respect to such mortgage loans has been transferred.

     Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide's control, such as national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     Closed End Second Mortgage Loans. The following table summarizes the delinquency experience on the dates indicated, of closed end second mortgage loans serviced by Countrywide. Since Countrywide only began servicing closed end second mortgage loans in August 1995, the delinquency percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the applicable Mortgage Loans and no assurances can be given that the delinquency experience presented in the tables below or that the foreclosure experience presented in the paragraphs below the tables will be indicative of such experience on such Mortgage Loans:

                  DELINQUENCY STATUS AS OF OCTOBER 31, 1996*

                                                                Dollars       Percent   Units  Percent
                                                                -------       -------   -----  -------
     Current  . . . . . . . . . . . . . . . . . .           $ 65,297,398.32   99.99%     1876  99.95%
     30-59 days . . . . . . . . . . . . . . . . .                  8,301.34    0.01%        1   0.05%
     60-90 days . . . . . . . . . . . . . . . . .                         0    0.00%        0   0.00%
     90+ days . . . . . . . . . . . . . . . . . .                         0    0.00%        0   0.00%
     Foreclosures . . . . . . . . . . . . . . . .                         0    0.00%        0   0.00%
     Bankruptcy . . . . . . . . . . . . . . . . .                         0    0.00%        0   0.00%
                                                            ---------------  -------     ---- -------
          TOTAL . . . . . . . . . . . . . . . . .            $65,305,699.66  100.00%     1877 100.00%
                                                            ---------------  -------     ---- -------




-----------------
* Delinquencies are reported on a contractual basis.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments (as defined below) received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.


ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments (as defined below) received from the 2nd day through the 15th day of a month are included in the related distribution on the 25th day of the same month, and accordingly no shortfall in interest otherwise distributable to Holders of Certificates of the related Certificate Group results. Conversely, Principal Prepayments received from the 16th day of a month to the first day of the following month are not distributed until the 25th day of such following month, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") would result. In order to mitigate the effect of any such shortfall in interest distributions to Holders of Certificates of the related Certificate Group on any Distribution Date, one-half of the amount of the Servicing Fee otherwise payable to the Master Servicer in respect of the related Loan Group for such month shall, to the extent of such shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to Holders of Certificates of the related Certificate Group on such Distribution Date. However, any such reduction in the Servicing Fee will be made only to the extent of one-half of the Servicing Fee otherwise payable to the Master Servicer with respect to Scheduled Payments on Mortgage Loans in the related Loan Group having the Due Date to which such Distribution Date relates. Any such deposit by the Master Servicer will be reflected in the distributions to Holders of Certificates of the related Certificate Group made on the Distribution Date on which the Principal Prepayment received would be distributed.


ADVANCES

     Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that do not constitute Available Funds (as defined herein) for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due during the related Due Period and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related
Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an "Advance", and the date of any such Advance, as described herein, a "Master Servicer Advance Date").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Holders of Certificates of the related Certificate Group on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Seller and the Trustee. Set forth below are summaries of the material terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The CWABS, Inc. Asset-Backed Certificates, Series 1996-1 will consist of
(i) the Class A-1 Certificates (the "Class A-1 Certificates"), (ii) the Class A-2 Certificates (the "Class A-2 Certificates") and (iii) the Class A-3 Certificates (the "Class A-3 Certificates" and, together with the Class A-1 Certificates and the Class A-2 Certificates the "Offered Certificates") and
(v) the Class R Certificates (the "Residual Certificates"). The Offered Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Offered Certificates are offered hereby.

     The Offered Certificates will have an initial Certificate Principal Balance of approximately $299,835,000 and will evidence a senior beneficial ownership interest in the Trust Fund. The remaining beneficial ownership interest in the Trust Fund will be evidenced by the Residual Certificates, which do not have a principal balance and will evidence a residual interest in the Trust Fund. The rights of the Residual Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Offered Certificateholders, to the extent described herein.

     The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. The assumed final maturity date of the Class A-1 Certificates is the Distribution Date occurring in December, 2026, which is the Distribution Date immediately following the latest scheduled maturity date of any Group 1 Mortgage Loan. The assumed final maturity date of the Class A-3 Certificates is the Distribution Date occurring in December, 2027, which is thirteen months after the Distribution Date immediately following the latest scheduled maturity date of any Group 2 Mortgage Loan. The assumed final maturity date of the Class A-2 Certificates is the Distribution Date occurring in February, 2014, and has been calculated on the basis of assumptions set forth under "Yield, Prepayment and Maturity Considerations - Weighted Average Lives of the Group 2 Certificates", the assumption that there are no prepayments on the Mortgage Loans in Loan Group 2, and no Net Excess Cashflow is used.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") may elect to hold their Offered Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Principal Balances of $25,000 and integral multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry
Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Offered Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate
Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear, as a result of sales of securities by or through a CEDEL Participant (as defined, below) or Euroclear Participant (as defined below) to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein and "Global, Clearance, Settlement And Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Offered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Foreign Investors" and "- -Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Offered Certificates in the secondary market since certain potential investors may be unwilling to
purchase  Offered  Certificates   for  which  they  cannot   obtain  physical
certificates.

     Monthly and annual reports on the Trust Fund provided by the Master Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder of a Offered Certificate under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having not less than 51% of the Voting Rights (as defined herein) evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Holders of Offered Certificates under the Pooling and Servicing Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in December 1996 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the month preceding the month of such Distribution Date (the "Record Date").

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a Class of Certificates or who holds a Class of Certificates with an aggregate initial Class Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a Holder of a Certificate will receive such Holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates. The
"Percentage Interest" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable Class.


DEPOSITS TO THE CERTIFICATE ACCOUNT

     The Trustee shall establish and, initially, maintain an account (the "Certificate Account") on behalf of the Certificateholders and the Certificate Insurer. Within two Business Days after receipt, the Master Servicer shall remit to the Trustee (or, in the event the Certificate Account is maintained with another institution pursuant to the Pooling and Servicing Agreement, to such institution) for deposit into the Certificate Account the following payments and collections received or made by it subsequent to the Cut-off Date (to the extent not applied in computing the Cut-off Date Pool Principal Balance):

       (i)  all   payments  on  account  of  principal,  including  Principal
Prepayments, on the Mortgage Loans;

      (ii) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Servicing Fee;

     (iii) all proceeds of any insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies ("Insurance Proceeds"), all other net proceeds received in connection with the partial or complete liquidation of Mortgage Loans (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgage Properties acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted Mortgage Loans (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties) (together with Insurance Proceeds, "Liquidation Proceeds");

      (iv) all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls;

       (v) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account;

      (vi) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy;

     (vii)  all  amounts  required   to  be  deposited  in   connection  with
shortfalls in the principal amount of Replacement Mortgage Loans; and

    (viii)  all Advances.


WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Master Servicer (or the Depositor or the Seller, as applicable) may from time to time direct the Trustee to withdraw funds from the Certificate Account for the following purposes:

       (i) to pay to the Master Servicer the Servicing Fee to the extent not previously paid to or withheld by the Master Servicer (subject to reduction as described above under "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, prepayment penalties, assumption fees, late payment charges, net earnings on or investment income with respect to funds in or credited to the Certificate Account, the amount of Prepayment Interest Excess for the related Prepayment Period and any Excess Proceeds;

      (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (ii) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

     (iii) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (iii) being limited to amounts received in respect of Mortgage Loans in the Loan Group with respect to which such Advance was made;

      (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

       (v) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause
(v) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds, purchase proceeds or repurchase proceeds with respect thereto);

      (vi) to pay to the Depositor, the Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Seller or the Master Servicer from the Trust Fund pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

     (vii) to reimburse the Seller, the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement, such right of reimbursement pursuant to this clause (vii) being limited to amounts received in respect of the related Loan Group;

    (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

      (ix) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, not later than 1:00 p.m. Pacific Time on each Master Servicer Advance Date, the Trustee shall withdraw from the Certificate Account the amount of Available Funds for each Loan Group, to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account, as described below.


DEPOSITS TO THE DISTRIBUTION ACCOUNT

     The Trustee shall establish and maintain a distribution account (the "Distribution Account") on behalf of the Certificateholders and the Certificate Insurer. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein (i) the aggregate amount withdrawn by it from the Certificate Account; (ii) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account; and (iii) any Insured Payment made by the Certificate Insurer.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

     The Trustee shall withdraw funds from the Distribution Account for distribution to the Certificate Insurer and the Certificateholders as described below under "--Allocation of Available Funds" and may from time to time make withdrawals from the Distribution Account (i) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;(ii) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein; and (iii) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to Holders of Certificates in each Certificate Group will be made on each Distribution Date. "Available Funds" as of any Distribution Date and with respect to a Loan Group, is the sum of the following amounts (without duplication):

       (i) the aggregate amount on deposit in the Certificate Account in respect of such Loan Group as of the close of business on the immediately preceding Determination Date;

      (ii)  Advances  in respect  of such  Loan Group  for such  Distribution
Date; and

     (iii)  any amounts deposited  by the Master Servicer in  the Certificate
Account in respect of Prepayment Interest           Shortfalls in respect  of
such Loan Group during the related Prepayment Period,

     less the sum of:

     (x) the portion thereof representing (A) Principal Prepayments and Liquidation Proceeds received in respect of such Loan Group after the last day of the related Prepayment Period and (B) all Scheduled Payments or portions thereof received in respect of scheduled principal and interest on the Mortgage Loans in such Loan Group due after the preceding Due Date; and

     (y) amounts relating to such Loan Group permitted to be withdrawn from the Certificate Account pursuant to clauses (i)-(viii), inclusive, under "--Withdrawals from the Certificate Account" above.

     On  each   Distribution  Date,  the  Trustee  will   withdraw  from  the
Distribution Account (a) the amount of any Insured Payment and (b) all Available Funds then on deposit and will distribute the same as follows:

     A. Group 1 Certificates. With respect to the Group 1 Certificates, the Available Funds and Insured Payment relating to such Certificate Group in the following order of priority:

       (i) to the Certificate Insurer, Certificate Group 1's share of the Premium Amount (except during the pendency of a payment default under the Certificate Insurance Policy);

      (ii) to the Class A-1 Certificateholders, an amount equal to the Interest Distribution Amount for the Class A-1 Certificates;

     (iii) to the Class A-1 Certificateholders, an amount equal to the related Group Principal Distribution Amount (excluding any Subordination Increase Amounts included therein); and

      (iv) to the Certificate Insurer, the portion of the Reimbursement Amount relating to Certificate Group 1.


     B. Group 2 Certificates. With respect to the Group 2 Certificates, the Available Funds and Insured Payment relating to such Certificate Group in the following order of priority:

       (i) to the Certificate Insurer, Certificate Group 2's share of the Premium Amount (except during the pendency of a payment default under the Certificate Insurance Policy);

      (ii) to the Holders of the Group 2 Certificates, pro rata without any priority among such Certificates, an amount equal to the respective Interest Distribution Amounts for the classes of Group 2 Certificates;

     (iii) sequentially, to the Holders of the Class A-2 Certificates and the Class A-3 Certificates, an amount equal to the related Group Principal Distribution Amount (excluding any Subordination Increase Amount included therein), until the respective Class Certificate Principal Balances thereof are reduced to zero; and

      (iv) to the Certificate Insurer, the portion of the Reimbursement Amount relating to Certificate Group 2.

     C. Crosscollateralization. On any Distribution Date, to the extent Available Funds and Insured Payments for a Certificate Group are insufficient to make distributions specified above pursuant to (i) - (iv) of the applicable subclause, the Available Funds for the other Certificate Group remaining after making the distributions required to be made pursuant to (i)
- (iv) of the applicable subclause for such Certificate Group, if any, shall be distributed to the extent of such insufficiency in accordance with the priorities for distribution set forth in the subclauses above with respect to the Certificate Group experiencing such insufficiency.

     D. Overcollateralization. On any Distribution Date, to the extent that there are Available Funds for a Certificate Group remaining after making distributions required to be made pursuant to (i) - (iv) of the applicable subclause for such Certificate Group and pursuant to subclause C. above, such amount shall be applied to the Class Certificate Principal Balance of the Certificates in such Certificate Group until the Subordinated Amount for such Certificate Group on such Distribution Date is equal to the Required Subordinated Amount for such Certificate Group on such Distribution Date. Thereafter, any remaining Available Funds for such Certificate Group shall be applied to the other Certificate Group to the extent necessary to provide that the Subordinated Amount for the other Certificate Group on such Distribution Date equals the related Required Subordinated Amount for such Certificate Group and Distribution Date. Any distribution to the Group 2
Certificates pursuant to this subclause D will be made as provided in subclause B (iii) above.

     E. Basis Risk Carryover Amount. After making distributions referred to in subclauses A, B, C and D above, the Trustee shall make distributions to the extent of the Available Funds for either Loan Group, to the Class A-1 Certificateholders, the aggregate Class A-1 Basis Risk Carryover Amount.

     F. Residual Payment. As more fully described in the Pooling and Servicing Agreement, the remaining Available Funds for each Loan Group, if any, for such Distribution Date will be distributed to the Holders of the Residual Certificates.


OVERCOLLATERALIZATION PROVISIONS

     Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, with respect to a Loan Group is to be applied to accelerate payment of principal on the Offered Certificates of the related Certificate Group until the Subordinated Amount for such Certificate Group is equal to the Required Subordinated Amount for such Certificate Group and Distribution Date. This application of the Net Monthly Excess Cashflow has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the related Mortgage Loan Group, and of increasing the Subordinated Amount for the related Certificate Group.

     The Pooling and Servicing Agreement provides that in the event of a permitted reduction in the Required Subordinated Amount for a Certificate Group, a portion of the amount that would otherwise be distributed as principal to Holders of the Offered Certificates of such Certificate Group on such date shall instead be distributed to the Holders of the Residual Certificates (to the extent not applied to the other Certificate Group). This application of principal has the effect of decelerating the amortization of such Offered Certificates relative to the amortization of the related Mortgage Loan Group, and of reducing the Subordinated Amount for the related Certificate Group.

     The Pooling and Servicing Agreement provides that, on any Distribution Date, all unscheduled collections on account of principal in respect of a Loan Group (other than any such amounts applied to the payment of a Subordination Reduction Amount for the related Certificate Group) during the period beginning on the opening of business on the 16th day of the month preceding the month in which the related Distribution Date occurs and ending on the close of business on the fifteenth day of the month in which such Distribution Date occurs (the "Prepayment Period") are to be distributed to the Holders of the Offered Certificates of the related Certificate Group on such Distribution Date. If any Mortgage Loan in such Loan Group became a Liquidated Loan during such Prepayment Period, a Realized Loss could result. The Pooling and Servicing Agreement does not contain any provision that requires the amount of any Realized Loss to be distributed to the Holders of the Offered Certificates of the related Certificate Group on the Distribution Date immediately following the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss with respect to a Loan Group would reduce the Subordinated Amount for the related Certificate Group, which, to the extent that such reduction caused the Subordinated Amount for such Certificate Group to be less than the Required Subordinated Amount for such Certificate Group and such Distribution Date, would require the payment of a Subordination Increase Amount for such Certificate Group on such Distribution Date (or, in the event of insufficient Available Funds for the related Loan Group on such Distribution Date, on subsequent Distribution Dates, until such Subordinated Amount equaled the Required Subordinated Amount). The effect of the foregoing is to allocate losses to the Holders of the Residual Certificates by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and of Subordination Reduction Amounts that such Holders would otherwise receive. Investors in the Offered Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

     Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment for a Certificate Group under the Certificate Insurance Policy not later than the second two Business Day prior to any Distribution Date as to which the Trustee has determined that an Available Funds Shortfall with respect to the related Loan Group is likely to occur, for the purpose of applying the proceeds of such Insured Payment as a payment of Insured Distribution Amount for such Certificate Group on such Distribution Date.


CROSSCOLLATERALIZATION

     In addition to the use of Net Monthly Excess Cashflow for a Loan Group to pay interest and principal on the related Certificate Group, Net Monthly Excess Cashflow for a Loan Group will be available to pay interest and principal on the other Certificate Group to the extent described under "-- Allocation of Available Funds" above. Furthermore, in addition to the use of Net Monthly Excess Cashflow with respect to a Loan Group to distribute Subordination Increase Amounts on the related Certificate Group, Net Monthly Excess Cashflow will be available to distribute Subordination Increase Amounts on the other Certificate Group.

DEFINITIONS

     The "Accrual Period" for a Distribution Date is (a) in the case of the Group 1 Certificates, the period commencing on the Distribution Date occurring in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date, and (b) in the case of the Group 2 Certificates, the calendar month preceding the month of such Distribution Date.

     The "Available Funds Shortfall" with respect to a Loan Group as of any Distribution Date is an amount equal to the excess of (i) the sum of (a) the Interest Distribution Amount for the related Certificate Group for such Distribution Date and (b) the Subordination Deficit for such Certificate Group and (ii) Available Funds for such Loan Group (net of the related Certificate Group's share of the Premium Amount) for such Distribution Date (but not less than zero).

     The "Carry-Forward Amount" for any Certificate Group as of any Distribution Date equals the sum of (i) the amount, if any, by which (a) the Insured Distribution Amount for such Certificate Group for the immediately preceding Distribution Date exceeded (b) the amount actually distributed to the Holders of each class of Certificates in such Certificate Group on such Distribution Date in respect of such Insured Distribution Amount (including, without limitation, any related Insured Payments (as defined herein)) and
(ii) 30 days' interest on such amount in clause (i) at (a) in the case of the Group 1 Certificates, the applicable Pass-Through Rate for such Distribution Date and (b) in the case of the Group 2 Certificates, at the weighted average of the Pass-Through Rates for the Class A-2 Certificates and the Class A-3 Certificates.

     The "Class A-1 Available Funds Cap" as of any Distribution Date is a per annum rate equal to a fraction, expressed as a percentage, the numerator of which is equal to the excess of (i) the sum of (a) the aggregate amount of interest due on the Group 1 Mortgage Loans on the related Due Date and (b) the Subordination Reduction Amount, if any, for Certificate Group 1 and such Distribution Date, over (ii) the sum of (a) Loan Group 1's share of the Servicing Fee, (b) Loan Group 1's share of the Premium Amount payable to the Certificate Insurer and (c) the Group 1 Available Funds Rate Adjustment for such Distribution Date, and the denominator of which is equal to (1) the Class Certificate Principal Balance of the Class A-1 Certificates for such Distribution Date multiplied by (2) the actual number of days elapsed in the related Accrual Period divided by 360.

     The "Class A-1 Basis Risk Carryover Amount" as of any Distribution Date is equal to the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class A-1 Certificates is based upon the Class A-1 Available Funds Cap, the excess of (i) the amount of interest the Class A-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class A-1 Margin for such Distribution Date over (ii) the amount of interest payable on the Class A-1 Certificates at the Class A-1 Available Funds Cap for such Distribution Date and (B) the Class A-1 Basis Risk Carryover Amount for all previous Distribution Dates not previously paid pursuant to the "- Allocation of Available Funds" above together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class A-1 Pass-Through Margin for such Distribution Date. The Certificate Insurance Policy does not cover the payment, nor do the ratings assigned to the Class A-1 Certificates address the likelihood of the payment, of any Class A-1 Basis Risk Carryover Amount.

     The "Class A-1 Pass-Through Margin" will equal 0.24% (24 basis points) per annum until the first Accrual Period after the Optional Termination Date, at which time the Class A-1 Pass-Through Margin will equal 0.48% (48 basis points) per annum.

     The "Class Certificate Principal Balance" of any class of Offered Certificates, as of any Distribution Date, will be equal to the Class
Certificate Principal Balance thereof on the Closing Date (the "Original Class Certificate Principal Balance") minus all distributions in respect of principal allocated thereto on previous Distribution Dates.

     A "Due Period" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs.

     "Excess Proceeds" with respect to any Liquidated Loan, is the amount by which Liquidation Proceeds (as defined herein) in respect of such Liquidated Loan exceeds the sum of (i) the Stated Principal Balance of such Liquidated Loan as of the date of such liquidation and (ii) interest at the related
Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     The "Excess Subordinated Amount" for a Certificate Group and Distribution Date is the amount, if any, by which (i) the Subordinated Amount for such Certificate Group that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (without giving effect to any reductions in such Subordination Amount attributable to Subordination Reduction Amounts for such Certificate Group on such Distribution Date) exceeds (ii) the Required Subordinated Amount for such Certificate Group and such Distribution Date.

     The "Group 1 Available Funds Rate Adjustment" as of any Distribution Date (a) prior to the thirteenth Distribution Date will equal zero and (b) beginning on the thirteenth Distribution Date will be equal to the product of
(i) the Group 1 Stated Principal Balance on such date and (ii) one-twelfth of 0.50% (50 basis points).

     The "Group Principal Distribution Amount" for any Distribution Date and Certificate Group equals the lesser of (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Funds for the related Loan Group less such Certificate Group's share of the Premium Amount for such Distribution Date and (B) any Insured Payment relating to such Certificate Group over (ii) the related Interest Distribution Amount for such Distribution Date and (b) the sum, without duplication, of (i) the portion of any related Carry-Forward Amount that relates to a shortfall in a distribution of a Subordination Deficit relating to such Certificate Group,
(ii) all scheduled installments of Mortgage Loan principal due during the related Due Period that were received by the Master Servicer on or before the related Determination Date or as to which the Master Servicer made an Advance on the related Master Servicer Advance Date, together with all unscheduled recoveries of principal on the Mortgage Loans received by the Master Servicer during the related Prepayment Period (excluding certain amounts received in respect of scheduled principal on the Mortgage Loans due after the related Due Date), in each case in respect of the related Loan Group, (iii) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that either was purchased or repurchased, as the case may be, by the Seller, the Depositor or the Master Servicer during the related Prepayment Period, (iv) any Substitution Adjustment Amounts delivered by the Seller during the related Prepayment Period in connection with the substitution of Mortgage Loans in the related Loan Group, (v) all Liquidation Proceeds collected by the Master Servicer in respect of the related Loan Group during the related Prepayment Period (to the extent such Liquidation Proceeds are related to principal), (vi) the amount of any Subordination Deficit for such Certificate Group for such Distribution Date, (vii) such Certificate Group's share of the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal) and (viii) the amount of any Subordination Increase Amount for such Certificate Group for such
Distribution Date (to the extent of any Net Excess Monthly Cash Flow available for such purpose); minus (ix) the amount of any Subordination Reduction Amount for such Certificate Group for such Distribution Date. In no event will the Group Principal Distribution Amount with respect to any Certificate Group and Distribution Date be less than zero or greater than the then outstanding aggregate Class Certificate Principal Balance of the Certificates in such Certificate Group.

     The "Insured Distribution Amount" for a Certificate Group and Distribution Date is the sum of (i) on each Distribution Date, the Interest Distribution Amount for such Certificate Group (ii) on each Distribution Date, the amount of the Subordination Deficit for such Certificate Group, if any, and (iii) any Preference Amounts, in each case with respect to such Distribution Date.

     An "Insured  Payment" for a  Certificate Group and Distribution  Date is
the  Available  Funds   Shortfall  for  the  related  Loan   Group  for  such
Distribution Date.

     The "Interest Distribution Amount" for any Distribution Date and Certificate Group equals the sum of (i) interest accrued for the related Accrual Period on the Class Certificate Principal Balance of each class of Certificates in such Certificate Group at the applicable Pass-Through Rate, as reduced by the sum of (a) Prepayment Interest Shortfalls in the related Loan Group, if any, for such Distribution Date to the extent not covered by one-half of the applicable portion of the Servicing Fee as described above under "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans" and (b) shortfalls resulting from the Soldiers' and Sailors' Civil Relief Act of 1940 ("Relief Act Shortfalls") in the related Loan Group and (ii) that portion of the Carry-Forward Amount relating to a shortfall (other than a Prepayment Interest Shortfall or Relief Act Shortfall) in a distribution of an Interest
Distribution Amount in respect of such Certificate Group. The Interest Distribution Amount is calculated on the basis of (a) in the case of the Group 1 Certificates, a 360-day year and the actual number of days elapsed during the related Accrual Period and (b) in the case of the Group 2 Certificates, a 360-day year consisting of twelve 30-day months.

     The "Loan Group Stated Principal Balance" of a Loan Group as of any date is the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of such date.

     The "Net Monthly Excess Cashflow" for any Loan Group and Distribution Date equals the amount, if any, by which (i) the Available Funds for such Loan Group and Distribution Date (less the related Certificate Group's share of the Premium Amount for such Distribution Date) exceeds (ii) the sum of (a) the aggregate Interest Distribution Amount for such Certificate Group and Distribution Date plus the amount described in clause (b) of the definition of Group Principal Distribution Amount for such Certificate Group (calculated for this purpose without regard to any Subordination Increase Amount for such Certificate Group or portion thereof included therein) and (b) any Reimbursement Amount relating to such Certificate Group owed to the Certificate Insurer.

     The "Pass-Through Rate" as to the Class A-1 Certificates for any Distribution Date shall be the per annum rate equal to the least of (i) the sum of (a) One-Month LIBOR (as defined in "--Calculation of One-Month LIBOR" below) and (b) the applicable Class A-1 Pass-Through Margin, (ii) the Class A-1 Available Funds Cap for such Distribution Date and (iii) 14.00% per annum (the "Group 1 Fixed Rate Cap"). The Pass-Through Rate for each class of Group 2 Certificates for any Distribution Date will be as set forth on the cover page hereof.

     The "Premium Amount" allocable to a Certificate Group and payable to the Certificate Insurer on any Distribution Date (commencing with the second Distribution Date) equals one-twelfth of the product of a per annum rate (the "Premium Percentage") set forth in the Insurance Agreement and the aggregate Class Certificate Principal Balance of the related Offered Certificates for such Distribution Date; provided, however, that for any Distribution Date on which a Certificate Insurer Default has occurred and is continuing, the Premium Amount will be equal to zero.

     A "Principal Prepayment" with respect to any Distribution Date is any mortgagor payment or other recovery of principal on a Mortgage Loan
(including all proceeds allocable to principal of any Mortgage Loan or property acquired in respect thereof that has been repurchased by the Seller or purchased by the Master Servicer) that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     The "Pool Stated Principal Balance" as of any date is the aggregate Stated Principal Balance of the Mortgage Loans in all Loan Groups as of such date.

     A "Realized Loss" (i) with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Loan") is the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related Advances, expenses and Servicing Fees) towards interest and principal owing on such Liquidated Loan and (ii) with respect to certain Mortgage Loans the principal balances or the scheduled payments of principal and interest of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction.

     The "Reimbursement Amount" for a Certificate Group as of any Distribution Date is the amount of all Insured Payments relating to such Certificate Group made by the Certificate Insurer pursuant to the Certificate Insurance Policy and certain other amounts owed in respect of such
Certificate Group to the Certificate Insurer pursuant to the Insurance Agreement (together with interest thereon at the Late Payment Rate (as defined in the Insurance Agreement) that have not been previously repaid as of such Distribution Date.

     The "Required Subordinated Amount" for a Certificate Group as of any Distribution Date will initially equal a percentage, calculable in accordance with the Pooling and Servicing Agreement and the Insurance and Indemnity Agreement dated as of November 1, 1996 (the "Insurance Agreement") among the Certificate Insurer, the Depositor, Countrywide Home Loans, Inc. and the Trustee, of the Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group. The Pooling and Servicing Agreement and Insurance
Agreement generally provide that the Required Subordinated Amount for a Certificate Group may, over time, decrease or increase, subject to certain floors, caps and triggers.

     The "Stated Principal Balance" of any Mortgage Loan or related REO Property equals (i) as of the Cut-off Date and each day thereafter to and including the first Distribution Date, the Cut-off Date Principal Balance thereof, and (ii) as of any Distribution Date after the first Distribution Date, such Cut-off Date Principal Balance minus the sum of (a) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the immediately preceding Distribution Date which were received by the Master Servicer as of the close of business on the Determination Date related to such preceding Distribution Date or with respect to which Advances were made on the Master Servicer Advance Date prior to such preceding Distribution Date, (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Liquidation Proceeds to the extent applied by the Master Servicer as recoveries of principal with respect to such Mortgage Loan or REO Property, which were received by the Master Servicer as of the close of business on the Determination Date related to such preceding Distribution Date, and (c) any Realized Loss with respect thereto applied prior to the close of business on the Determination Date relating to such preceding Distribution Date; provided, however, that the Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Loan will be zero immediately following the Distribution Date that follows the Prepayment Period in which such Mortgage Loan becomes a Liquidated Loan.

     The "Subordinated Amount" for a Certificate Group with respect to any Distribution Date is the amount (not less than zero), if any, by which (i) the related Loan Group Stated Principal Balance immediately following such Distribution Date exceeds (ii) the aggregate Class Certificate Principal Balance of the related Certificates as of such Distribution Date after giving effect to the payment of the Group Principal Distribution Amount for such Certificate Group on such Distribution Date.

     A "Subordination Deficiency Amount" for a Certificate Group with respect to any Distribution Date is the amount, if any, by which the Required Subordinated Amount for such Certificate Group as of such Distribution Date exceeds the Subordinated Amount for such Certificate Group as of such Distribution Date before taking into account the payment of any related Subordination Increase Amounts on such Distribution Date.

     A "Subordination Deficit" for a Certificate Group with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Class Certificate Principal Balance of the related Certificates as of such Distribution Date, after giving effect to the payment of the Group Principal Distribution Amount for such Certificate Group on such Distribution Date (except for any payment to be made as to principal constituting a related Insured Payment), exceeds (ii) the related Loan Group Stated Principal Balance immediately following such Distribution Date.

     A "Subordination Increase Amount" for a Certificate Group with respect to any Distribution Date is the lesser of (a) the Subordination Deficiency Amount for such Certificate Group as of such Distribution Date (after taking into account the payment of the related Group Principal Distribution Amount on such Distribution Date (other than any Subordination Increase Amount for such Certificate Group)) and (b) the amount of Net Monthly Excess Cashflow for the related Loan Group on such Distribution Date.

     The "Subordination Reduction Amount" for a Certificate Group with respect to any Distribution Date equals the lesser of (i) the Excess Subordinated Amount for such Certificate Group for such Distribution Date and
(ii)  the sum,  without  duplication,  of the  amounts  specified in  clauses
(b)(ii) through (v) and (vii) of the definition of "Principal Distribution Amount" above.

     The "Substitution Adjustment Amount" as of the date of substitution by the Seller of one or more Replacement Mortgage Loans for one or more Mortgage Loans that are removed from a Loan Group equals the amount (if any) by which the aggregate principal balance of such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the scheduled principal portion of the monthly payments due in the month of substitution) of all such removed Mortgage Loans.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Group 1 Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period for the Group 1 Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor, Countrywide or any successor Master Servicer.

     On each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Group 1 Certificates will be established by the Trustee as follows:

     (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

     (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Group 1 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.


REPORTS TO CERTIFICATEHOLDERS

     On  each   Distribution  Date,   the  Trustee  will   forward  to   each
Certificateholder, the Master Servicer, the Depositor and the Certificate Insurer a statement generally setting forth, among other information:

       (i) the amount of the related distribution to Holders of each Class of Offered Certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, and (B) the aggregate of all scheduled payments of principal included therein;

      (ii) the amount of such distribution to Holders of each Class of Offered Certificates allocable to interest;

     (iii)  the  amount  of  any  Insured  Payment  for a  Certificate  Group
included    in   the   amounts   distributed   to   each   Class of   Offered
Certificateholders on such Distribution Date;

      (iv)  the Carry-Forward Amount for each Certificate Group;

       (v) the Class Certificate Principal Balance of each Class of Offered Certificates after giving effect to the distribution of principal on such Distribution Date;

      (vi) the Pool Stated Principal Balance and the Loan Group Stated Principal Balance for each Loan Group for the following Distribution Date;

     (vii) the Required Subordinated Amount for each Certificate Group and the Subordinated Amount for each Certificate Group as of such Distribution Date;

    (viii) the related amount of the Servicing Fee for each Loan Group paid to or retained by the Master Servicer;

      (ix) the Pass-Through Rate for the Class A-1 Certificates for such Distribution Date;

       (x) the amount of Advances for each Loan Group included in the distribution to the related Certificate Group on such Distribution Date;

      (xi) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) delinquent (exclusive of Mortgage Loans in foreclosure)
(1) 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, and (B) in foreclosure and delinquent (1) 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

     (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number, Stated Principal Balance and Loan Group of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

    (xiii) the total number and principal balance of any REO Properties in each Loan Group as of the close of business on the Determination Date preceding such Distribution Date;

     (xiv) the aggregate Stated Principal Balance of all Liquidated Loans in each Loan Group and the aggregate of all Realized Losses relating thereto;

      (xv) with respect to any Liquidated Loan, the loan number, Loan Group Stated Principal Balance and Realized Losses relating thereto; and

     (xvi) the amount of any Subordination Deficiency Amount for each Certificate Group after giving effect to the distribution of principal on such Distribution Date.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee, without the consent of Certificateholders but only with the consent of the Certificate Insurer, for any of the purposes set forth under "The Agreements--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Certificate Insurer and the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate; (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class.


OPTIONAL TERMINATION

     The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect early retirement of all the Certificates, subject to the Pool Stated Principal Balance of the Mortgage Loans and REO Properties at the time of repurchase being less than or equal to 10% of Cut-off Date Pool Principal Balance thereof (the "Optional Termination Date"). Any such purchase of Mortgage Loans requires the consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy. In the event that the Master Servicer does not exercise this option and the Certificate Insurer did not refuse consenting to such option, the Certificate Insurer will have the option to purchase, in whole, the Mortgage Loans and REO Properties, if any, remaining in the Trust Fund on any such Distribution Date. In the event such option is exercised by the Master Servicer or the Certificate Insurer, the repurchase will be made at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate (or, if such option is exercised by the Master Servicer, at the applicable Net Mortgage Rate), (ii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) and (iii) any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances, in each case previously incurred by the Master Servicer in the performance of its servicing obligations. Proceeds from such repurchase will be included in Available Funds and will be distributed to the Certificateholders. Any repurchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 91 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trust Fund at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

EVENTS OF DEFAULT; MASTER SERVICER TERMINATION TRIGGER EVENT

     Events of Default will consist of: (i) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after written notice of such failure shall have been given to the Master Servicer by the Trustee, the Certificate Insurer or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; (ii) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, the Certificate Insurer or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or (iii) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. A "Master Servicer Termination Trigger Event" will occur if certain loss or delinquency levels are exceeded with respect to the Mortgage Loans, as described in the Insurance Agreement. As of any date of determination, (i) Holders of the Offered Certificates will be allocated a percentage of all of the Voting Rights equal to 100% minus the fraction (expressed as a percentage) whose numerator is the sum of the Required Subordinated Amounts for each Certificate Group on such date and whose denominator is the Pool Stated Principal Balance on such date and (ii) Holders of the Residual Certificates will in the aggregate be allocated all of the remaining Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

RIGHTS UPON EVENT OF DEFAULT OR MASTER SERVICER TERMINATION TRIGGER EVENT

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the Certificate Insurer or the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates (with the prior written consent of the Certificate Insurer), terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. If a Master Servicer Termination Trigger Event occurs, the Trustee shall, but only upon receipt of written instructions from the Certificate Insurer, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans as described in the preceding sentence. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

     No Certificateholder, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such Holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, the Certificate Insurer shall have consented thereto and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Depositor and Countrywide may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 12 E., New York, New York 10286, Attention:
Corporate Trust Window or at such other addresses as the Trustee may designate from time to time.

THE FINANCIAL GUARANTY INSURANCE POLICY

     The   following  information  has   been  supplied  by   MBIA  Insurance
Corporation for inclusion herein.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Offered Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the related Offered Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form reasonably satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the related Offered Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount (as defined below) is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as the Certificate Insurer's fiscal agent or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Certificate Insurer's Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

     As used in the Certificate Insurance Policy, the following terms shall have the following meanings:


     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Pooling and Servicing Agreement or the Certificate Insurer is located are authorized or obligated by law or executive order to close.

     "Deficiency Amount" means, with respect to a Certificate Group as of any Distribution Date, the Available Funds Shortfall for the related Loan Group.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     "Owner" means each Holder (as defined in the Pooling and Servicing Agreement) of any Offered Certificate who, on the applicable Distribution Date, is entitled under the terms of the Offered Certificates to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner on the related Offered Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify in writing to the Trustee.

     The Certificate Insurance Policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Offered Certificates.

     The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulations under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limited classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995 and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the nine months ended September 30, 1996 and for the periods ending September 30, 1996 and September 30, 1995 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1996, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP").


                                                                                   SAP
                                                                   ----------------------------------
                                                                   December 31,         September 30,
                                                                       1995                 1996
                                                                    (Audited)            (Unaudited)
                                                                   ------------         -------------
                                                                               (IN MILLIONS)
     Admitted Assets  . . . . . . . . . . . . . . . . . . . . .       $3,814                 $4,348
     Liabilities  . . . . . . . . . . . . . . . . . . . . . . .        2,540                  2,911
     Capital and Surplus  . . . . . . . . . . . . . . . . . . .        1,274                  1,437



                                                                                  GAAP
                                                                   ----------------------------------
                                                                   December 31,         September 30,
                                                                       1995                 1996
                                                                    (Audited)            (Unaudited)
                                                                   ------------         -------------
                                                                               (IN MILLIONS)
     Assets . . . . . . . . . . . . . . . . . . . . . . . . . .       $4,463                 $4,861
     Liabilities  . . . . . . . . . . . . . . . . . . . . . . .        1,937                  2,161
     Shareholder's Equity . . . . . . . . . . . . . . . . . . .        2,526                  2,700



     Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and the Certificate Insurer set forth under the heading "Description of the Certificates-The Financial Guaranty Insurance Policy" herein. Additionally, the Certificate Insurer makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates.

     Moody's Investors Service rates the claims paying ability of the Insurer "Aaa."

     Standard & Poor's Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of the Certificate Insurer "AAA."

     Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above  ratings are  not recommendations  to buy,  sell  or hold  the
Offered Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Offered Certificates. The Insurer does not guaranty the market price of the Offered Certificates nor does it guaranty that the ratings on the Offered Certificates will not be revised or withdrawn.


RIGHTS OF THE CERTIFICATE INSURER

     The Pooling and Servicing Agreement provides that the Trustee is permitted to distribute Insured Payments only for purposes of paying the Holders of the Offered Certificates any Insured Distribution Amount for which a claim was made to the Certificate Insurer.

     In the event an Insured Payment is made, the Certificate Insurer, until all such Insured Payments have been fully reimbursed, will be entitled to receive the Reimbursement Amount. However, the Certificate Insurer will not be entitled to reimbursement on any Distribution Date unless on such Distribution Date the Certificate Insurer shall have paid all amounts required to have been paid by it under the Certificate Insurance Policy on or prior to such Distribution Date.

     Provided no Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to direct certain actions of the Master Servicer and Trustee and shall control all Certificateholder consents, approvals and directions under the Pooling and Servicing Agreement.

     The Certificate Insurance Policy does not guarantee to the Holders of the Offered Certificates any specified rate of Principal Prepayments.



                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


GENERAL

     The effective yields to the holders of the Group 2 Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a Business Day, the following Business Day) of the month following the month in which interest accrues on the Group 2 Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Each Accrual Period for the Class A-1 Certificates will consist of the actual number of days elapsed from the 25th day of the month preceding the month of the applicable Distribution Date (or, in the case of the first Accrual Period, from the Closing Date) through the 24th day of the month of such Distribution Date.


INTEREST RATE FLUCTUATIONS

     The yield to investors on the Class A-1 Certificates will be sensitive to, among other things, the level of One-Month LIBOR, the level of the Mortgage Index on each Interest Determination Date and to the additional limitations specified herein affecting the Pass-Through Rate for the Class A-1 Certificates. As described herein, the Pass-Through Rate for the Class A-1 Certificates may in no event exceed the lesser of 14.00% and the applicable Class A-1 Available Funds Cap, which depends, in large part, on the Net Mortgage Rates of the Group 1 Mortgage Loans in effect during the preceding calendar month. Disproportionate principal payments (whether resulting from full or partial prepayments) on Group 1 Mortgage Loans having Net Mortgage Rates higher or lower than the Pass-Through Rate for the Class A-1 Certificates (as calculated solely pursuant to clauses (i) and (ii) of the definition of "Pass-Through Rate" for the Class A-1 Certificates herein) could therefore affect the yield on such Certificates. In particular, the yield to maturity of the Class A-1 Certificates could be lower than that otherwise produced if disproportionate principal payments (including prepayments) are made on Group 1 Mortgage Loans having Net Mortgage Rates that exceed the related Pass-Through Rate. Although each of the Group 1 Mortgage Loans bears interest at an adjustable rate, the interest rate on a majority of such Mortgage Loans will not adjust for two years, and thereafter, adjustments to such rate is subject to a Periodic Rate Cap and a Maximum Mortgage Rate. If the Mortgage Index changes substantially between Adjustment Dates, the adjusted Mortgage Rate on a related Mortgage Loan may not equal the Mortgage Index plus the related Gross Margin due to the constraint of such caps. In such event, the related Net Mortgage Rate will be less than would have been the case in the absence of such caps.

     Although the Mortgage Rates on the ARMs also are subject to adjustment, the Mortgage Rates adjust less frequently than the Class A-1 Pass-Through Rate and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A-1 Certificates. In addition, the Mortgage Rate applicable to the Group 1 Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to a Group 1 Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Class A-1 Available Funds Cap. See "The Mortgage Pool" herein.

     Although the Pooling and Servicing Agreement provides a mechanism to pay any Class A-1 Basis Risk Carryover Amount, there is no assurance that funds will be available to pay such amount. In addition, the Certificate Insurance Policy will not cover the payment of, and the ratings assigned to the Class A-1 Certificates do not address the likelihood of the payment of, any such amount.

     The extent to which the yield to maturity of a Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of a Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.


DEFAULTS AND DELINQUENT PAYMENTS

     The yield to maturity of the Offered Certificates will be sensitive to defaults and delinquent payments on the Mortgage Loans. If a purchaser of a Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred and not covered by the Certificate Insurance Policy, its actual yield to maturity will be lower than that so calculated and could, in the event of substantial losses, be negative. The timing of Realized Losses that are not covered by payments under the Certificate Insurance Policy will also affect an investor's actual yield to maturity even if the rate of defaults and severity of such losses are consistent with an investor's expectations. Realized Losses will reduce the Available Funds for the related Loan Group which, if not covered by Net Monthly Excess Cashflow from the other Loan Group, will slow the amortization of the related Offered Certificates. A draw on the Certificate Insurance
Policy in respect of principal will not be made unless a Subordination Deficit exists. Thus, Holders of the Offered Certificates may not receive reimbursement for Realized Losses in the month following the occurrence of such losses. However, such Holders are entitled to receive ultimate reimbursement for Realized Losses under the Certificate Insurance Policy. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans are underwritten in accordance with standards less stringent than those generally acceptable to FNMA and FHLMC with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards.


PREPAYMENT CONSIDERATIONS AND RISKS

     The rates of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to, among other things, the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans (which, in the case of the Group 1 Mortgage Loans, will change periodically to accommodate adjustments to the Mortgage Rates) and by the rate of
Principal Prepayments thereon (including for this purpose, prepayments resulting from (i) refinancing, (ii) liquidations of the Mortgage Loans due to defaults, casualties and condemnations and (iii) repurchases by Countrywide or the Master Servicer). The Mortgage Loans may be prepaid by the mortgagors at any time; however, with respect to approximately 47.27% and 23.12% of the Group 1 Mortgage Loans and Group 2 Mortgage Loans (by Loan Group Stated Principal Balance as of the Cut-off Date), respectively, a prepayment charge may apply to full prepayments by borrowers during the first five years after origination under the limited circumstances described above under "The Mortgage Pool--General." Increases in the required monthly payments on the Mortgage Loans in excess of those assumed in underwriting such Mortgage Loans may result in a default rate higher than that which may have been experienced had the Mortgage Loans borne fixed interest rates. The Mortgage Loans are subject to the "due-on-sale" provisions included therein.

     Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group (including any optional purchase by Countrywide or the Master Servicer of a defaulted Mortgage Loan or any purchase by the Master Servicer or the Certificate Insurer of the remaining Mortgage Loans and REO Property in such Loan Group in connection with the optional termination of the Trust Fund) will, subject to certain conditions, result in distributions to the related Offered Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of Principal Prepayments.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans in Loan Group 2 or the Mortgage Rates on the 2/28 Mortgage Loans prior to their first Adjustment Dates, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans in Loan Group 2 would generally be expected to decrease.

     All of the Group 1 Mortgage Loans are adjustable rate mortgage loans ("ARMs"). The rate of principal prepayments with respect to ARMs has fluctuated in recent years. As is the case with conventional fixed-rate mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates were to fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates were to remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" lower fixed interest rates. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the 2/28 Mortgage Loans may experience prepayments at rates which differ from the other ARMs. Finally, the delinquency and loss experience of the ARMs may differ from that on the fixed rate Mortgage Loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. If such different experience were to occur, the prepayment experience on the Class A-1 Certificates may differ from that on the other Classes of Offered Certificates.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.


OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the Pooling and Servicing Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of such Certificates. Unless and until the Subordinated Amount equals the Required Subordinated Amount for a Certificate Group, Net Monthly Excess Cashflow will be applied as distributions of principal of the Offered Certificates in such Certificate Group, thereby reducing the weighted average lives thereof. The actual Subordinated Amount for a Certificate Group may change from Distribution Date to Distribution Date producing uneven distributions of Net Monthly Excess Cash Flow. There can be no assurance as to when or whether any Subordinated Amount will equal the related Required Subordinated Amount.

     Net Monthly Excess Cashflow generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates, the premium for the Policy and certain Trust Fund expenses. Mortgage Loans with higher Net Mortgage Rates will contribute more interest to the Net Monthly Excess Cashflow. Mortgage Loans with higher Net Mortgage Rates may prepay faster than Mortgage Loans with relatively lower Net Mortgage Rates in response to a given change in market interest rates. Any such disproportionate prepayments of Mortgage Loans in a Loan Group with higher Net Mortgage Rates may adversely affect the amount of Net Monthly Excess Cashflow available to make accelerated payments of principal of the Offered Certificates in the related Certificate Group.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates in a Certificate Group may vary significantly over time and, in the case of the Group 2 Certificates, from class to class.


LIMITATION ON ADJUSTMENTS

     Although each of the Mortgage Loans in Loan Group 1 bears interest at an adjustable Mortgage Rate, a majority of the Mortgage Rates will not adjust for two years. In addition, the adjustments of the Mortgage Rate for any such Mortgage Loan will not exceed the Periodic Rate Cap, and the Mortgage Rate will in no event exceed the Maximum Mortgage Rate for such Mortgage Loan, regardless of the level of interest rates generally or the rate otherwise produced by adding the Index and the Gross Margin. In addition, such adjustments will be subject to rounding to the nearest one-eighth of 1%. Substantially all of the ARMs were originated at rates that were lower than the sum of the then-applicable Mortgage Index and the related Gross Margin. Such Mortgage Loans are more likely to be subject to the applicable Periodic Rate Cap on their first, and possibly subsequent, Adjustment Dates.


ADDITIONAL INFORMATION

     The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a report on Form 8-K to be dated November 20, 1996. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE GROUP 2 CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments on the Group 2 Mortgage Loans on the weighted average lives of the Group 2 Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Group 2 Mortgage Loans.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be affected primarily by the rate at which principal on the Mortgage Loans in the related Loan Group is paid. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Mortgage Loans). Prepayments on contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement ("Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Group 2 Mortgage Loans. 100% of the Prepayment Model assumes prepayment rates of 2.3% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum in each month thereafter until the 10th month. Beginning in the 10th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Model assumes a constant prepayment rate of 23% per annum.

     As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the Group 2 Mortgage Loans; "100% of the Prepayment Model" assumes the Group 2 Mortgage Loans will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates; "175% of the Prepayment Model" assumes the Group 2 Mortgage Loans will prepay at rates equal to 175% of the Prepayment Model assumed prepayment rates; "250% of the Prepayment Model" assumes the Group 2 Mortgage Loans will prepay at rates equal to 250% of the Prepayment Model assumed prepayment rates; and "350% of the Prepayment Model" assumes the Group 2 Mortgage Loans will prepay at rates equal to 350% of the Prepayment Model assumed prepayment rates.

     There is no assurance, however, that prepayments on the Group 2 Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

     The tables set forth below assume that there are no delinquencies on the Mortgage Loans and that there will be a sufficient Available Funds to distribute interest on the Group 2 Certificates and the Group Principal Distribution Amount to the Group 2 Certificateholders then entitled thereto.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Group 2 Mortgage Loans are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the tables; (ii) the Master Servicer does exercise its right of optional termination described above; (iii) the Group 2 Mortgage Loans will, as of the Cut-off Date, have the characteristics set forth below under "Assumed Group 2 Mortgage Loan Characteristics"; and (iii) a servicing fee of 0.50% per annum will be paid to the Master Servicer. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.


                 ASSUMED GROUP 2 MORTGAGE LOAN CHARACTERISTICS
                                                                       ORIGINAL
                                                  ORIGINAL  REMAINING   AMORTI-
                           CURRENT       GROSS    TERM TO    TERM TO    ZATION
    AMORTIZATION          PRINCIPAL    MORTGAGE   MATURITY  MATURITY     TERM
     METHODOLOGY           BALANCE       RATE     (MONTHS)   (MONTHS)  (MONTHS)
    ------------          ---------    --------   --------  ---------  --------
Balloon . . . . . .    $54,177,328.44   10.677%     179        175        360
Level Pay . . . . .    $11,667,452.17   11.233%     180        179        180
Level Pay . . . . .    $29,566,719.25   10.759%     360        359        360



     Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Group 2 Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Initial Class Certificate Principal
Balance for the Class A-2 Certificates and the Class A-3 Certificates outstanding and weighted average lives of the Class A-2 Certificates and Class A-3 Certificates set forth in the tables. In addition, since the actual Group 2 Mortgage Loans and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A-2 Certificates and Class A-3 Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that the Group 2 Mortgage Loans will prepay at any constant percentage of the Prepayment Model to maturity or that all the Group 2 Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Group 2 Mortgage Loans (which include recently originated Mortgage Loans) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Group 2 Mortgage Loans is the same as the weighted average remaining term to maturity of the Assumed Group 2 Mortgage Loan Characteristics.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the percentage of the Initial Class Certificate Principal Balance of the Class A-2 Certificates and the Class A-3 Certificates that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model and the corresponding weighted average lives of the Class A-2 Certificate and Class A-3 Certificates.



PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-2
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


       Distribution Date             Prepayments (% of Prepayment Model)
       -----------------             -----------------------------------
                                   0%      100%     175%     250%     300%
                                   --      ----     ----     ----     ----
Initial Percentage  . . . . .       100      100      100      100      100
November 1997 . . . . . . . .        92       68       49       30       17
November 1998 . . . . . . . .        91       43       14        0        0
November 1999 . . . . . . . .        90       24        0        0        0
November 2000 . . . . . . . .        88       11        0        0        0
November 2001 . . . . . . . .        87        1        0        0        0
November 2002 . . . . . . . .        85        0        0        0        0
November 2003 . . . . . . . .        83        0        0        0        0
November 2004 . . . . . . . .        81        0        0        0        0
November 2005 . . . . . . . .        79        0        0        0        0
November 2006 . . . . . . . .        76        0        0        0        0
November 2007 . . . . . . . .        73        0        0        0        0
November 2008 . . . . . . . .        70        0        0        0        0
November 2009 . . . . . . . .        66        0        0        0        0
November 2010 . . . . . . . .        62        0        0        0        0
November 2011 . . . . . . . .         0        0        0        0        0
November 2012 . . . . . . . .         0        0        0        0        0
November 2013 . . . . . . . .         0        0        0        0        0
November 2014 . . . . . . . .         0        0        0        0        0
November 2015 . . . . . . . .         0        0        0        0        0
November 2016 . . . . . . . .         0        0        0        0        0
November 2017 . . . . . . . .         0        0        0        0        0
November 2018 . . . . . . . .         0        0        0        0        0
November 2019 . . . . . . . .         0        0        0        0        0
November 2020 . . . . . . . .         0        0        0        0        0
November 2021 . . . . . . . .         0        0        0        0        0
November 2022 . . . . . . . .         0        0        0        0        0
November 2023 . . . . . . . .         0        0        0        0        0
November 2024 . . . . . . . .         0        0        0        0        0
November 2025 . . . . . . . .         0        0        0        0        0
November 2026 . . . . . . . .         0        0        0        0        0
November 2027 . . . . . . . .         0        0        0        0        0
Weighted Average Life              11.8      2.0      1.2      0.8      0.7
  (years)(1)  . . . . . . . .


_________________________
(1)  The weighted average life of the Class A-2 Certificates is determined by
     (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-2 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the initial Class Certificate Principal Balance of the Class A-2 Certificates.



PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-3
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


        Distribution Date              Prepayments (% of Prepayment Model)
        -----------------              -----------------------------------
                                     0%      100%     175%     250%     300%
                                     --      ----     ----     ----     ----
Initial Percentage  . . . . . .       100      100      100      100      100
November 1997 . . . . . . . . .       100      100      100      100      100
November 1998 . . . . . . . . .       100      100      100       70       32
November 1999 . . . . . . . . .       100      100       87       35        0
November 2000 . . . . . . . . .       100      100       52        0        0
November 2001 . . . . . . . . .       100      100        0        0        0
November 2002 . . . . . . . . .       100       77        0        0        0
November 2003 . . . . . . . . .       100       59        0        0        0
November 2004 . . . . . . . . .       100       44        0        0        0
November 2005 . . . . . . . . .       100        0        0        0        0
November 2006 . . . . . . . . .       100        0        0        0        0
November 2007 . . . . . . . . .       100        0        0        0        0
November 2008 . . . . . . . . .       100        0        0        0        0
November 2009 . . . . . . . . .       100        0        0        0        0
November 2010 . . . . . . . . .       100        0        0        0        0
November 2011 . . . . . . . . .        96        0        0        0        0
November 2012 . . . . . . . . .        93        0        0        0        0
November 2013 . . . . . . . . .        90        0        0        0        0
November 2014 . . . . . . . . .        87        0        0        0        0
November 2015 . . . . . . . . .        83        0        0        0        0
November 2016 . . . . . . . . .        79        0        0        0        0
November 2017 . . . . . . . . .        74        0        0        0        0
November 2018 . . . . . . . . .        69        0        0        0        0
November 2019 . . . . . . . . .        63        0        0        0        0
November 2020 . . . . . . . . .        57        0        0        0        0
November 2021 . . . . . . . . .        49        0        0        0        0
November 2022 . . . . . . . . .        41        0        0        0        0
November 2023 . . . . . . . . .        32        0        0        0        0
November 2024 . . . . . . . . .        22        0        0        0        0
November 2025 . . . . . . . . .         0        0        0        0        0
November 2026 . . . . . . . . .         0        0        0        0        0
November 2027 . . . . . . . . .         0        0        0        0        0
Weighted Average Life (years)(1)     23.9      7.4      4.0      2.5      1.8

___________________________
(1)  The weighted average life of the Class A-3 Certificates is determined by
     (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-3 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the initial Class Certificate Principal Balance of the Class A-3 Certificates.



                               USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.


                       FEDERAL INCOME TAX CONSEQUENCES


     An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Offered Certificates will constitute "regular interests" in the REMICs and the Residual Certificates will constitute the sole class of "residual interests" in the REMICs.


ORIGINAL ISSUE DISCOUNT

     The Offered Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Model. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See
"Yield, Prepayment and Maturity Considerations" herein and "Federal Income Tax Consequences" in the Prospectus.

     The Offered Certificates may be treated as being issued at a premium. In such case, the Offered Certificateholders may elect under Section 171 of the Code to amortize such premium under the constant yield method and to treat such amortizable premium as an offset to interest income on the Certificates. Such election, however, applies to all the Certificateholder's debt instruments acquired on or after the first taxable year in which the election is first made, and should only be made after consulting with a tax adviser.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, such Certificateholder will be permitted to offset such amounts only against the respective future income, if any, from such Certificate. Although the tax treatment is uncertain, a Certificateholder may be permitted to deduct a loss to the extent that such Holder's respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Holder is entitled, assuming no further Principal Prepayments of the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.


SPECIAL TAX ATTRIBUTES OF THE OFFERED CERTIFICATES

     As is described more fully under "Federal Income Tax Consequences" in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 856(c)(5)(A) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to the Offered Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Offered Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.


PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC arises out of a breach of the Master
Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Master Servicer or Trustee in either case out of its own funds. In the event that either the Master Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Trust Fund first with amounts otherwise distributable to the Holders of Certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust Fund.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences-- REMIC Certificates" in the Prospectus.


                                 STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.


                             ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted to Prudential Securities, Incorporated an administrative exemption (Prohibited Transaction Exemption 90-32; Exemption Application No. D-8145, 55 Fed. Reg. 23147 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of the McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

     (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

       (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

      (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by either Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor, Prudential Securities Incorporated and Countrywide Securities Corporation (an affiliate of the Depositor and the Seller and Master Servicer and, together with Prudential Securities Incorporated, the "Underwriters"), the Depositor has agreed to sell the Offered Certificates to the Underwriters, and the Underwriters have respectively agreed to purchase from the Depositor the respective initial
Class Certificate Principal Balance of Offered Certificates from the Depositor set forth below.


                            CLASS CERTIFICATE          CLASS CERTIFICATE        CLASS CERTIFICATE
                          PRINCIPAL BALANCE OF       PRINCIPAL BALANCE OF       PRINCIPAL BALANCE
                               CLASS A-1                  CLASS A-2              OF CLASS A-3
UNDERWRITERS                  CERTIFICATES               CERTIFICATES            CERTIFICATES
------------              --------------------       --------------------       -----------------
Prudential
Securities
Incorporated  . . .         $102,212,000.00             $36,250,000.00           $11,455,500.00

Countrywide
Securities
Corporation . . . .         $102,212,000.00             $36,250,000.00           $11,455,500.00
                            ---------------             --------------           --------------
Total . . . . . . .         $204,424,000.00             $72,500,000.00           $22,911,000.00
                            ---------------             --------------           --------------



    The Depositor has been advised that the Underwriters propose initially to offer the Certificates to certain dealers at such price less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

               Class of Certificate            Selling Concession             Reallowance Discount
               --------------------            ------------------             --------------------
              Class A-1 Certificates                 0.150%                         0.0750%
              Class A-2 Certificates                 0.125%                         0.0625%
              Class A-3 Certificates                 0.240%                          0.120%



After   the  initial  public  offering,   the  public  offering  price,  such
concessions and such discounts may be changed.

     The Depositor has been advised by each Underwriter that it intends to make a market in the Offered Certificates, but neither Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.


                                LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan, New York, New York, will pass upon certain legal matters on behalf of the Underwriters.


                                   RATINGS

     It is a condition of the issuance of the Offered Certificates that they be rated AAA and Aaa by S&P and Moody's, respectively (Moody's, together with S&P, the "Rating Agencies").

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Class A-1 Basis Risk Carryover Amount or the anticipated yields in light of prepayments.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield as a result of prepayments.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.


                                   EXPERTS

     The financial statements of MBIA Insurance Corporation as of December 31, 1995 and December 31, 1994 and for the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been audited by Coopers & Lybrand, L.L.P., as set forth in their report thereon and are incorporated by reference herein in reliance on the authority of that firm as experts in accounting and auditing.

                            INDEX OF DEFINED TERMS

2/28 Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-48
Adjustment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
ALTA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Alternative Documentation Program . . . . . . . . . . . . . . . . . . .  S-33
ARMs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-14, S-62
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Available Funds Shortfall . . . . . . . . . . . . . . . . . . . . . . .  S-48
B&C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
Carry-Forward Amount  . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Certificate Group 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Certificate Group 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Certificate Insurance Policy  . . . . . . . . . . . . . . .  Cover, S-3, S-10
Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-6
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-39
Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-5, S-39
Chase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Citibank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Class A-1 Available Funds Cap . . . . . . . . . . . . . . . . . . . S-8, S-48
Class A-1 Basis Risk Carryover Amount . . . . . . . . . . . . . . . . .  S-48
Class A-1 Certificates  . . . . . . . . . . . . . . . . . .  Cover, S-5, S-39
Class A-1 Fixed Rate Cap  . . . . . . . . . . . . . . . . . . . . . . . . S-8
Class A-1 Pass-Through Margin . . . . . . . . . . . . . . . . . . . S-8, S-49
Class A-2 Certificates  . . . . . . . . . . . . . . . . . .  Cover, S-5, S-39
Class A-3 Certificates  . . . . . . . . . . . . . . . . . .  Cover, S-5, S-39
Class Certificate Principal Balance . . . . . . . . . . . . . . . . . .  S-49
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Collateral Value  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Contributions Tax . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Countrywide . . . . . . . . . . . . . . . . . . . . . .  S-2, S-5, S-16, S-34
Cut-off Date Pool Principal Balance . . . . . . . . . . . . . . . . . .  S-16
DCR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
debt-to-income ratio  . . . . . . . . . . . . . . . . . . . . . .  S-32, S-34
Deficiency Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Deleted Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Distribution Date . . . . . . . . . . . . . . . . . . . . . .  S-2, S-7, S-43
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-39
Due Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-69
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . .  S-41
European Depositaries . . . . . . . . . . . . . . . . . . . . . . . S-6, S-39
Excess Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Excess Subordinated Amount  . . . . . . . . . . . . . . . . . . . . . .  S-49
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Financial Intermediary  . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Fiscal Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32, S-34
Full Doc Program  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Gross Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Group 1 Available Funds Rate Adjustment . . . . . . . . . . . . . . S-9, S-49
Group 1 Cut-off Date Principal Balance  . . . . . . . . . . . . . . . . . S-6
Group 1 Fixed Rate Cap  . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Group 1 Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
Group 2 Cut-off Date Principal Balance  . . . . . . . . . . . . . . . . . S-6
Group 2 Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
Group Principal Distribution Amount . . . . . . . . . . . . . . . . S-8, S-49
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Insurance Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Insured Distribution Amount . . . . . . . . . . . . . . . . . . .  S-10, S-50
Insured Payment . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-50
Interest Determination Date . . . . . . . . . . . . . . . . . . . . . .  S-52
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . S-7, S-50
LIBOR Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Liquidated Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Loan Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
Loan Group Stated Principal Balance . . . . . . . . . . . . . . . . . .  S-50
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-5
Master Servicer Advance Date  . . . . . . . . . . . . . . . . . . . . .  S-38
Master Servicer Termination Trigger Event . . . . . . . . . . . . . . .  S-55
Maximum Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Minimum Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-59, S-70
Mortgage Index  . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6, S-17
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
mortgage related securities . . . . . . . . . . . . . . . . . . . . . .  S-12
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Net Monthly Excess Cashflow . . . . . . . . . . . . . . . . . . . . . .  S-50
Net Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
Offered Certificates  . . . . . . . . . . . . . . . . . . .  Cover, S-5, S-39
One-Month LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-52
Optional Termination Date . . . . . . . . . . . . . . . . . . . .  S-11, S-54
Original Class Certificate Principal Balance  . . . . . . . . . . . . .  S-49
Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Periodic Rate Cap . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-69
Pool Stated Principal Balance . . . . . . . . . . . . . . . . . . . . .  S-51
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . S-6, S-38
Preference Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
Premium Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Premium Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Prepayment Interest Excess  . . . . . . . . . . . . . . . . . . . . . .  S-37
Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . . .  S-38
Prepayment Model  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
Prepayment Period . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Principal Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
prohibited transaction  . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Prohibited Transactions Tax . . . . . . . . . . . . . . . . . . . . . .  S-68
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
PUDs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-72
Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-43
Reduced Documentation Program . . . . . . . . . . . . . . . . . . . . .  S-33
Reference Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
regular interests . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-68
Reimbursement Amount  . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Relevant Depositary . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Relief Act Shortfalls . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-11, S-68
REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Replacement Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . .  S-31
Required Subordinated Amount  . . . . . . . . . . . . . . . . . . . . .  S-51
Reserve Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Residual Certificates . . . . . . . . . . . . . . . . . . .  Cover, S-5, S-39
residual interests  . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-68
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . .  S-52
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-59, S-70
SAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Scheduled Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-5
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-37
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Simple Doc Program  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Stated Income Program . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Stated Principal Balance  . . . . . . . . . . . . . . . . . . . . . . .  S-51
Subordinated Amount . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Subordination Deficiency Amount . . . . . . . . . . . . . . . . . . . .  S-51
Subordination Deficit . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Subordination Increase Amount . . . . . . . . . . . . . . . . . . . . .  S-52
Subordination Reduction Amount  . . . . . . . . . . . . . . . . . . . .  S-52
Substitution Adjustment Amount  . . . . . . . . . . . . . . . . . . . .  S-52
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-5
Trustee's Mortgage File . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71


                                   ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Certificates, Series 1996-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants.   Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

     Trading between CEDEL  and/or Euroclear Participants.   Secondary market
trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and CEDEL or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or 365 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or
Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or 365 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S.  Persons with effectively connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption  for  U.S. Persons  (Form W-9).    U.S. Persons  can  obtain a
complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus
Supplement and the accompanying Prospectus and, if given or
made, such information or representations must not be relied       CWABS, INC.
upon as having been authorized. This Prospectus Supplement          Depositor
and the Prospectus do not constitute an offer to sell or a
solicitation of an offer to buy any of the securities offered      COUNTRYWIDE
hereby in any state to any person to whom it is unlawful to        HOME LOANS,
make such offer or solicitation in such state. The delivery of        INC.
this Prospectus Supplement and the Prospectus at any time does     Seller and
not imply that the information contained herein or therein is        Master
correct as of any time subsequent to the date hereof.              Servicer


                       TABLE OF CONTENTS
                                           Page         $204,424,000 Class A-1
                                           ----
        Prospectus Supplement                           $72,500,000 Class A-2
Summary of Terms . . . . . . . . . . . . . .S-5
Risk Factors . . . . . . . . . . . . . . . S-13         $22,911,000 Class A-3
The Mortgage Pool. . . . . . . . . . . . . S-16
Servicing of the Mortgage Loans. . . . . . S-33
Description of the Certificates. . . . . . S-38
Yield, Prepayment and Maturity
  Considerations . . . . . . . . . . . . . S-59
Use of Proceeds. . . . . . . . . . . . . . S-66
Federal Income Tax Consequences. . . . . . S-66
State Taxes. . . . . . . . . . . . . . . . S-67     Asset-Backed Certificates,
ERISA Considerations . . . . . . . . . . . S-67            Series 1996-1
Method of Distribution . . . . . . . . . . S-69
Legal Matters. . . . . . . . . . . . . . . S-70
Ratings. . . . . . . . . . . . . . . . . . S-70
Experts. . . . . . . . . . . . . . . . . . S-70
Index of Defined Terms . . . . . . . . . . S-71     --------------------------
Annex I. . . . . . . . . . . . . . . . . . S-75
                                                      PROSPECTUS SUPPLEMENT
               Prospectus                           __________________________
Prospectus Supplement or
  Current Report on Form 8-K. . . . . . . . 2
Available Information . . . . . . . . . . . 2
Incorporation of Certain Documents
  by Reference. . . . . . . . . . . . . . . 2
Reports to Securityholders. . . . . . . . . 3
Summary of Terms. . . . . . . . . . . . . . 4
Risk Factors. . . . . . . . . . . . . . .  11
The Trust Fund. . . . . . . . . . . . . .  17
Use of Proceeds . . . . . . . . . . . . .  21    [PRUDENTIAL SECURITIES LOGO]
The Depositor . . . . . . . . . . . . . .  22
Loan Program  . . . . . . . . . . . . . .  22
Description of the Securities . . . . . .  24
Credit Enhancement  . . . . . . . . . . .  38
Yield and Prepayment Considerations . . .  43
The Agreements  . . . . . . . . . . . . .  45
Certain Legal Aspects of the Loans  . . .  57    [COUNTRYWIDE SECURITIES LOGO]
Federal Income Tax Consequences . . . . .  71
State Tax Considerations  . . . . . . . .  90
ERISA Considerations  . . . . . . . . . .  90
Legal Investment  . . . . . . . . . . . .  93
Method of Distribution  . . . . . . . . .  94
Legal Matters . . . . . . . . . . . . . .  95
Financial Information . . . . . . . . . .  95
Rating  . . . . . . . . . . . . . . . . .  95
Index of Defined Terms. . . . . . . . . .  97            November 21, 1996













PROSPECTUS

                                 CWABS, INC.
                                  Depositor
                                $2,000,000,000
                              (Aggregate Amount)
                           Asset Backed Securities
                             (Issuable in Series)
                           ------------------------

    This Prospectus relates to the issuance of Asset Backed Certificates (the 'Certificates') and Asset Backed Notes (the 'Notes' and, together with the Certificates, the 'Securities'), which may be sold from time to time in one or more series (each, a 'Series') by CWABS, Inc. (the 'Depositor') or by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust established by the Depositor (each, a 'Trust Fund'), and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the 'Trust Fund Assets') which will consist of the following types of single family mortgage loans (the 'Loans'): (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties,
(ii) closed-end and/or revolving home equity loans (the 'Home Equity Loans') secured by subordinate liens on one- to four-family residential properties and
(iii) home improvement installment sale contracts and installment loan agreements (the 'Home Improvement Contracts') that are either unsecured or secured by first or subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements'). The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a 'Seller'), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See 'Index of Defined Terms' on Page 95 of this Prospectus for the location of the definitions of certain capitalized terms.

    Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any


                                                (cover continued on next page)
                           ------------------------

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
       SECURITIES, SEE THE INFORMATION UNDER 'RISK FACTORS' ON PAGE 14.
                           ------------------------

    THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES AND THE LOANS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.
                           ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           ------------------------

    Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Method of Distribution' herein and in the related Prospectus Supplement.

November 13, 1996


(continued from cover page)


combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

    Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

    The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

    The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under 'Risk Factors -- Prepayment and Yield Considerations' and 'Yield and Prepayment Considerations' herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under 'The Agreements -- Termination; Optional Termination herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. See 'Federal Income Tax Consequences.'

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

             PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

    The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Seller, the Master Servicer and the Trustee.

                            AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

    The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

                          REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See 'Description of the Securities -- Reports to Securityholders'.


                               SUMMARY OF TERMS

    This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See 'Index of Defined Terms' on page 95 of this Prospectus for the location of the definitions of certain capitalized terms.

Title of Securities...............  Asset Backed Certificates (the 'Certificates') and Asset
                                    Backed Notes (the 'Notes' and, together with the
                                    Certificates, the 'Securities'), which are issuable in
                                    Series.

Depositor.........................  CWABS, Inc., a Delaware corporation.

Trustee...........................  The trustee(s) (the 'Trustee') for each Series of
                                    Securities will be specified in the related Prospectus
                                    Supplement. See 'The Agreements' herein for a
                                    description of the Trustee's rights and obligations.

Master Servicer...................  The entity or entities named as Master Servicer (the
                                    'Master Servicer') in the related Prospectus Supplement,
                                    which may be an affiliate of the Depositor. See 'The
                                    Agreements -- Certain Matters Regarding the Master
                                    Servicer and the Depositor'.

Trust Fund Assets.................  Assets of the Trust Fund for a Series of Securities will include certain assets (the 'Trust Fund Assets') which
                                    will consist of the Loans, together with payments in
                                    respect of such Trust Fund Assets, as specified in the
                                    related Prospectus Supplement. At the time of issuance
                                    of the Securities of the Series, the Depositor will
                                    cause the Loans comprising the related Trust Fund to be
                                    assigned to the Trustee, without recourse. The Loans
                                    will be collected in a pool (each, a 'Pool') as of the
                                    first day of the month of the issuance of the related
                                    Series of Securities or such other date specified in the
                                    related Prospectus Supplement (the 'Cut-off Date').
                                    Trust Fund Assets also may include insurance policies,
                                    surety bonds, cash accounts, reinvestment income,
                                    guaranties or letters of credit to the extent described
                                    in the related Prospectus Supplement. See 'Credit
                                    Enhancement'. In addition, if the related Prospectus
                                    Supplement so provides, the related Trust Fund Assets
                                    will include the funds on deposit in an account (a
                                    'Pre-Funding Account') which will be used to purchase
                                    additional Loans during the period specified in such
                                    Prospectus Supplement. See 'The
                                    Agreements -- Pre-Funding Account'.

Loans.............................  The Loans will consist of (i) mortgage loans secured by first and/or subordinate liens on one- to four-family
                                    residential properties or security interests in shares
                                    issued by cooperative housing corporations (each, a
                                    'Mortgage Loan'), (ii) closed-end loans (the 'Closed-End
                                    Loans') and/or revolving home equity loans or certain
                                    balances thereof (the 'Revolving Credit Line Loans',
                                    together with the Closed-End Loans, the 'Home Equity
                                    Loans'), and (iii) home improvement installment sales
                                    contracts and installment loan agreements (the 'Home
                                    Improvement Contracts'). All Loans will have been
                                    purchased by the Depositor, either directly or through
                                    an affiliate, from one or more Sellers.
                                    As specified in the related Prospectus Supplement, the
                                    Home Equity Loans will, and the Home Improvement
                                    Contracts may, be secured by mortgages or deeds of trust
                                    or other similar security instruments creating a lien on
                                    a Mortgaged Property, which may be subordinated to one
                                    or more senior liens on the Mortgaged Property, as
                                    described in the related Prospectus Supplement. As
                                    specified in the related Prospectus Supplement, Home
                                    Improvement Contracts may be unsecured or secured by
                                    purchase money security interests in the Home
                                    Improvements financed thereby. The Mortgaged Properties
                                    and the Home Improvements are collectively referred to
                                    herein as the 'Properties'.

Description of the Securities.....  Each Security will represent a beneficial ownership interest in, or be secured by the assets of, a Trust
                                    Fund created by the Depositor pursuant to an Agreement
                                    among the Depositor, the Master Servicer and the Trustee
                                    for the related Series. The Securities of any Series may
                                    be issued in one or more classes as specified in the
                                    related Prospectus Supplement. A Series of Securities
                                    may include one or more classes of senior Securities
                                    (collectively, the 'Senior Securities') and one or more
                                    classes of subordinate Securities (collectively, the
                                    'Subordinated Securities'). Certain Series or classes of
                                    Securities may be covered by insurance policies or other
                                    forms of credit enhancement, in each case as described
                                    under 'Credit Enhancement' herein and in the related
                                    Prospectus Supplement.

                                    One or more classes of Securities of each Series (i) may
                                    be entitled to receive distributions allocable only to
                                    principal, only to interest or to any combination
                                    thereof; (ii) may be entitled to receive distributions
                                    only of prepayments of principal throughout the lives of
                                    the Securities or during specified periods; (iii) may be
                                    subordinated in the right to receive distributions of
                                    scheduled payments of principal, prepayments of
                                    principal, interest or any combination thereof to one or
                                    more other classes of Securities of such Series
                                    throughout the lives of the Securities or during
                                    specified periods; (iv) may be entitled to receive such
                                    distributions only after the occurrence of events
                                    specified in the related Prospectus Supplement; (v) may
                                    be entitled to receive distributions in accordance with
                                    a schedule or formula or on the basis of collections
                                    from designated portions of the related Trust Fund
                                    Assets; (vi) as to Securities entitled to distributions
                                    allocable to interest, may be entitled to receive
                                    interest at a fixed rate or a rate that is subject to
                                    change from time to time; and (vii) as to Securities
                                    entitled to distributions allocable to interest, may be
                                    entitled to distributions allocable to interest only
                                    after the occurrence of events specified in the related
                                    Prospectus Supplement and may accrue interest until such
                                    events occur, in each case as specified in the related
                                    Prospectus Supplement. The timing and amounts of such
                                    distributions may vary among classes or over time, as
                                    specified in the related Prospectus Supplement.

Distributions on the Securities...  Distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at such other
                                    intervals and on the dates specified in the related
                                    Prospectus Supplement (each, a 'Distribution Date') out
                                    of the payments received in respect of the assets of the
                                    related Trust Fund or Funds or other assets pledged for
                                    the benefit of the Securities as described under 'Credit
                                    Enhancement' herein to the extent specified in the
                                    related Prospectus Supplement. The amount allocable to
                                    payments of principal and interest on any Distribution
                                    Date will be determined as specified in the related
                                    Prospectus Supplement. The Prospectus Supplement for a
                                    Series of Securities will describe the method for
                                    allocating distributions among Securities of different
                                    classes as well as the method for allocating
                                    distributions among Securities for any particular class.
                                    Unless otherwise specified in the related Prospectus
                                    Supplement, the aggregate original principal balance of
                                    the Securities will not exceed the aggregate
                                    distributions allocable to principal that such
                                    Securities will be entitled to receive. If specified in
                                    the related Prospectus Supplement, the Securities will
                                    have an aggregate original principal balance equal to
                                    the aggregate unpaid principal balance of the Trust Fund
                                    Assets as of the related Cut-off Date and will bear
                                    interest in the aggregate at a rate equal to the
                                    interest rate borne by the underlying Loans (the 'Loan
                                    Rate') net of the aggregate servicing fees and any other
                                    amounts specified in the related Prospectus Supplement
                                    (the 'Pass-Through Rate') or at such other interest rate
                                    as may be specified in such Prospectus Supplement. If
                                    specified in the related Prospectus Supplement, the
                                    aggregate original principal balance of the Securities
                                    and interest rates on the classes of Securities will be
                                    determined based on the cash flow on the Trust Fund
                                    Assets.

                                    The rate at which interest will be passed through or
                                    paid to holders of each class of Securities entitled
                                    thereto may be a fixed rate or a rate that is subject to
                                    change from time to time from the time and for the
                                    periods, in each case, as specified in the related
                                    Prospectus Supplement. Any such rate may be calculated
                                    on a loan-by-loan, weighted average or notional amount
                                    in each case as described in the related Prospectus
                                    Supplement.

Credit Enhancement................  The assets in a Trust Fund or the Securities of one or more classes in the related Series may have the benefit
                                    of one or more types of credit enhancement as described
                                    in the related Prospectus Supplement. The protection
                                    against losses afforded by any such credit support may
                                    be limited. The type, characteristics and amount of
                                    credit enhancement will be determined based on the
                                    characteristics of the Loans comprising the Trust Fund
                                    Assets and other factors and will be established on the
                                    basis of requirements of each Rating Agency rating the
                                    Securities of such Series. See 'Credit Enhancement.'

A. Subordination..................  A Series of Securities may consist of one or more classes of Senior Securities and one or more classes of
                                    Subordinated Securities. The rights of the holders of
                                    the Subordinated Securities of a Series to receive
                                    distributions with respect to the assets in the related
                                    Trust Fund will be subordinated to such rights of the
                                    holders of the Senior Securities of the same Series to
                                    the extent described in the related Prospectus
                                    Supplement. This subordination is intended to enhance
                                    the likelihood of regular receipt by holders of Senior
                                    Securities of the full amount of monthly payments of
                                    principal and interest due them. The protection afforded
                                    to the holders of Senior Securities of a Series by means
                                    of the subordination feature will be accomplished by (i)
                                    the preferential right of such holders to receive, prior
                                    to any distribution being made in respect of the related
                                    Subordinated Securities, the amounts of interest and/or
                                    principal due them on each Distribution Date out of the
                                    funds available for distribution on such date in the
                                    related Security Account and, to the extent described in
                                    the related Prospectus Supplement, by the right of such
                                    holders to receive future distributions on the assets in
                                    the related Trust Fund that would otherwise have been
                                    payable to the holders of Subordinated Securities; (ii)
                                    reducing the ownership interest (if applicable) of the
                                    related Subordinated Securities; or (iii) a combination
                                    of clauses (i) and (ii) above. If so specified in the
                                    related Prospectus Supplement, subordination may apply
                                    only in the event of certain types of losses not covered
                                    by other forms of credit support, such as hazard losses
                                    not covered by standard hazard insurance policies or
                                    losses due to the bankruptcy or fraud of the borrower.
                                    The related Prospectus Supplement will set forth
                                    information concerning, among other things, the amount
                                    of subordination of a class or classes of Subordinated
                                    Securities in a Series, the circumstances in which such
                                    subordination will be applicable, and the manner, if
                                    any, in which the amount of subordination will decrease
                                    over time.

B. Reserve Account................  One or more reserve accounts or other cash accounts
                                    (each, a 'Reserve Account') may be established and
                                    maintained for each Series of Securities. The related
                                    Prospectus Supplement will specify whether or not such
                                    Reserve Accounts will be included in the corpus of the
                                    Trust Fund for such Series and will also specify the
                                    manner of funding such Reserve Accounts and the
                                    conditions under which the amounts in any such Reserve
                                    Accounts will be used to make distributions to holders
                                    of Securities of a particular class or released from
                                    such Reserve Accounts.

C. Letter of Credit...............  If so specified in the related Prospectus Supplement, credit support may be provided by one or more letters of
                                    credit. A letter of credit may provide limited
                                    protection against certain losses in addition to or in
                                    lieu of other credit support, such as losses resulting
                                    from delinquent payments on the Loans in the related
                                    Trust Fund, losses from risks not covered by standard
                                    hazard insurance policies, losses due to bankruptcy of
                                    a borrower and application of certain provisions of the
                                    federal Bankruptcy Code, and losses due to denial of
                                    insurance coverage due to misrepresentations made in
                                    connection with the origination or sale of a Loan. The
                                    issuer of the letter of credit (the 'L/C Bank') will be obligated to honor demands with respect to such letter of credit,
                                    to the extent of the amount available thereunder to
                                    provide funds under the circumstances and subject to
                                    such conditions as are specified in the related
                                    Prospectus Supplement. The liability of the L/C Bank
                                    under its letter of credit will be reduced by the amount
                                    of unreimbursed payments thereunder.

                                    The maximum liability of a L/C Bank under its letter of
                                    credit will be an amount equal to a percentage specified
                                    in the related Prospectus Supplement of the initial
                                    aggregate outstanding principal balance of the Loans in
                                    the related Trust Fund or one or more Classes of
                                    Securities of the related Series (the 'L/C Percentage').
                                    The maximum amount available at any time to be paid
                                    under a letter of credit will be determined in the
                                    manner specified therein and in the related Prospectus
                                    Supplement.
D. Insurance Policies; Surety
   Bonds and Guarantees...........  If so specified in the related Prospectus Supplement, credit support for a Series may be provided by an
                                    insurance policy and/or a surety bond issued by one or
                                    more insurance companies or sureties. Such certificate
                                    guarantee insurance or surety bond will guarantee timely
                                    distributions of interest and/or full distributions of
                                    principal on the basis of a schedule of principal
                                    distributions set forth in or determined in the manner
                                    specified in the related Prospectus Supplement. If
                                    specified in the related Prospectus Supplement, one or
                                    more bankruptcy bonds, special hazard insurance
                                    policies, other insurance or third-party guarantees may
                                    be used to provide coverage for the risks of default or
                                    types of losses set forth in such Prospectus Supplement.

E. Over-Collateralization.........  If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each
                                    Loan may be applied as an additional distribution in
                                    respect of principal to reduce the principal balance of
                                    a certain class or classes of Securities and, thus,
                                    accelerate the rate of payment of principal on such
                                    class or classes of Securities.

F. Loan Pool Insurance Policy.....  A mortgage pool insurance policy or policies may be obtained and maintained for Loans relating to any Series
                                    of Securities, which shall be limited in scope, covering
                                    defaults on the related Loans in an initial amount equal
                                    to a specified percentage of the aggregate principal
                                    balance of all Loans included in the Pool as of the
                                    related Cut-off Date.

G. FHA Insurance..................  If specified in the related Prospectus Supplement, all or a portion of the Loans in a Pool may be (i) insured
                                    by the Federal Housing Administration (the 'FHA') and/or
                                    (ii) partially guaranteed by the Department of Veterans'
                                    Affairs (the 'VA'). See 'Certain Legal Aspects of the
                                    Loans -- The Title I Program'.

H. Cross-Collateralization........  If specified in the related Prospectus Supplement, separate classes of a Series of Securities may evidence
                                    the beneficial ownership of, or be secured by, separate
                                    groups of assets included in a Trust Fund. In such case,
                                    credit support may be provided by a
                                    cross-collateralization feature which requires that
                                    distributions be made with respect to Securities
                                    evidencing a beneficial ownership interest in, or
                                    secured by, one or more asset groups prior to
                                    distributions to Subordinated Securities evidencing a
                                    beneficial ownership interest in, or secured by, other
                                    asset groups within the same Trust Fund. See 'Credit
                                    Enhancement -- Cross-Collateralization.'
                                    If specified in the related Prospectus Supplement, the
                                    coverage provided by one or more of the forms of credit
                                    enchancement described in this Prospectus may apply
                                    concurrently to two or more separate Trust Funds. If
                                    applicable, the related Prospectus Supplement will
                                    identify the Trust Funds to which such credit
                                    enchancement relates and the manner of determining the
                                    amount of coverage provided to such Trust Funds thereby
                                    and of the application of such coverage to the
                                    identified Trust Funds. See 'Credit
                                    Enhancement -- Cross-Collateralization.'

Advances..........................  The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan in a Pool on
                                    behalf of the Master Servicer (each, a 'Sub-Servicer')
                                    may be obligated to advance amounts (each, an 'Advance')
                                    corresponding to delinquent interest and/or principal
                                    payments on such Loan (including, in the case of
                                    Cooperative Loans, unpaid maintenance fees or other
                                    charges under the related proprietary lease) until the
                                    date, as specified in the related Prospectus Supplement,
                                    following the date on which the related Property is sold
                                    at a foreclosure sale or the related Loan is otherwise
                                    liquidated. Any obligation to make Advances may be
                                    subject to limitations as specified in the related
                                    Prospectus Supplement. If so specified in the related
                                    Prospectus Supplement, Advances may be drawn from a cash
                                    account available for such purpose as described in such
                                    Prospectus Supplement. Advances will be reimbursable to
                                    the extent described under 'Description of the
                                    Securities -- Advances' herein and in the related
                                    Prospectus Supplement.
                                    In the event the Master Servicer or Sub-Servicer fails
                                    to make a required Advance, the Trustee may be obligated
                                    to advance such amounts otherwise required to be
                                    advanced by the Master Servicer or Sub-Servicer. See
                                    'Description of the Securities -- Advances.'

Optional Termination..............  The Master Servicer or the party specified in the related Prospectus Supplement, including the holder of
                                    the residual interest in a REMIC, may have the option to
                                    effect early retirement of a Series of Securities
                                    through the purchase of the Trust Fund Assets. The
                                    Master Servicer will deposit the proceeds of any such
                                    purchase in the Security Account for each Trust Fund as
                                    described under 'The Agreements -- Payments on Loans;
                                    Deposit to Security Account.' Any such purchase of Trust
                                    Fund Assets and property acquired in respect of Trust
                                    Fund Assets evidenced by a Series of Securities will be
                                    made at the option of the Master Servicer, such other
                                    person or, if applicable, such holder of the REMIC
                                    residual interest, at a price specified in the related
                                    Prospectus Supplement. The exercise of such right will
                                    effect early retirement of the Securities of that
                                    Series, but the right of the Master Servicer, such other
                                    person or, if applicable, such holder of the REMIC
                                    residual interest, to so purchase is subject to the
                                    principal balance of the related Trust Fund Assets being
                                    less than the percentage specified in the related
                                    Prospectus Supplement of the aggregate principal balance
                                    of the Trust Fund Assets at the Cut-off Date for the
                                    Series. The foregoing is subject to the provision that
                                    if a REMIC election is made with respect to a Trust
                                    Fund, any repurchase pursuant to clause (ii) above will
                                    be made only in connection with a 'qualified
                                    liquidation' of the REMIC within the meaning of Section
                                    860F(g)(4) of the Code.

Legal Investment..................  The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities
                                    offered thereby constitute 'mortgage related securities'
                                    for purposes of the Secondary Mortgage Market
                                    Enhancement Act of 1984 ('SMMEA'). Classes of Securities
                                    that qualify as 'mortgage related securities' will be
                                    legal investments for certain types of institutional
                                    investors to the extent provided in SMMEA, subject, in
                                    any case, to any other regulations which may govern
                                    investments by such institutional investors.
                                    Institutions whose investment activities are subject to
                                    review by federal or state authorities should consult
                                    with their counsel or the applicable authorities to
                                    determine whether an investment in a particular class of
                                    Securities (whether or not such class constitutes a
                                    'mortgage related security') complies with applicable
                                    guidelines, policy statements or restrictions. See
                                    'Legal Investment.'

Federal Income Tax Consequences...  The federal income tax consequences to Securityholders will vary depending on whether one or more elections are
                                    made to treat the Trust Fund or specified portions
                                    thereof as a REMIC under the provisions of the Internal
                                    Revenue Code of 1986, as amended (the 'Code'). The
                                    Prospectus Supplement for each Series of Securities will
                                    specify whether such an election will be made.
                                    If a REMIC election is made, Securities representing
                                    regular interests in a REMIC will generally be taxable
                                    to holders in the same manner as evidences of
                                    indebtedness issued by the REMIC. Stated interest on such
                                    regular interests will be taxable as ordinary income and
                                    taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. If no
                                    REMIC election is made, interest (other than original
                                    issue discount ('OID') on Securities that are characterized as indebtedness for federal income tax purposes will be
                                    includible in income by holders thereof in accordance
                                    with their usual method of accounting.

                                    Certain Classes of Securities may be issued with OID. A
                                    holder should be aware that the Code and the Treasury
                                    regulations promulgated thereunder do not adequately
                                    address certain issues relevant to prepayable
                                    securities, such as the Securities.

                                    Holders that will be required to report income with
                                    respect to the related Securities under the accrual
                                    method of accounting will do so without giving effect to
                                    delays and reductions in distributions attributable to a
                                    default or delinquency on the Loans, except possibly to
                                    the extent that it can be established that such amounts
                                    are uncollectible. As a result, the amount of income
                                    (including OID) reported by a holder of a Security in
                                    any period could significantly exceed the amount of cash
                                    distributed to such holder in that period.
                                    In the opinion of Brown & Wood LLP, if a REMIC election
                                    is made with respect to a Series of Securities, then the
                                    arrangement by which such Securities are issued will be
                                    treated as a REMIC as long as all of the provisions of
                                    the applicable Agreement are complied with and the
                                    statutory and regulatory requirements are satisfied.
                                    Securities will be designated as 'regular interests' or
                                    'residual interests' in a REMIC. A REMIC will not be
                                    subject to entity-level tax. Rather, the taxable income
                                    or net loss of a REMIC will be taken into account by the
                                    holders of residual interests. Such holders will report
                                    their proportionate share of the taxable income of the
                                    REMIC whether or not they receive cash distributions
                                    from the REMIC attributable to such income. The portion
                                    of the REMIC taxable income consisting of 'excess
                                    inclusions' may not be offset against other deductions
                                    or losses of the holder, including the net operating
                                    losses.

                                    In the opinion of Brown & Wood LLP, if a REMIC or a
                                    partnership elections not made with respect to a Series
                                    of Securities, then the arrangement by which such
                                    Securities are issued will be classified as a grantor
                                    trust under Subpart E, Part I of Subchapter J of the
                                    Code and not as an association taxable as a corporation.
                                    If so provided in the Prospectus Supplement for a
                                    Series, there will be no separation of the principal and
                                    interest payments on the Loans. In such circumstances,
                                    the holder will considered to have purchased a pro rata
                                    undivided interest in each of the Loans. In other cases,
                                    sale of the Securities will produce a separation in the
                                    ownership of all or a portion of the principal payments
                                    from all or a portion of the interest payments on the
                                    Loans.

                                    In the opinion of Brown & Wood LLP, if a partnership
                                    election is made, the Trust Fund will not be treated as
                                    an association or a publicly traded partnership taxable
                                    as a corporation as long as all of the provisions of the
                                    applicable Agreement are complied with and the statutory
                                    and regulatory requirements are satisfied. If Notes are
                                    issued by such Trust Fund, such Notes will be treated as
                                    indebtedness for federal income tax purposes. The
                                    holders of the Certificates issued by such Trust Fund,
                                    if any, will agree to treat the Certificates as equity
                                    interests in a partnership.

                                    The Securities will be treated as assets described in
                                    section 7701(a)(19)(C) of the Code and as real estate
                                    assets described in section 856(c) of the Code.
                                    Generally, gain or loss will be recognized on a sale of
                                    Securities in the amount equal to the difference between
                                    the amount realized and the seller's tax basis in the
                                    Securities sold.

                                    The material federal income tax consequences for
                                    investors associated with the purchase, ownership and
                                    disposition of the Securities are set forth herein under
                                    'Federal Income -- Tax Consequences'. The material
                                    federal income tax consequences for investors associated
                                    with the purchase, ownership and disposition of
                                    Securities of any particular Series will be set forth
                                    under the heading 'Federal Income Tax Consequences' in
                                    the related Prospectus Supplement. See 'Federal Income
                                    Tax Consequences'.

ERISA Considerations..............  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee
                                    Retirement Income Security Act of 1974, as amended
                                    ('ERISA'), or the Code should carefully review with its
                                    legal advisors whether the purchase or holding of
                                    Securities could give rise to a transaction prohibited
                                    or not otherwise permissible under ERISA or the Code.
                                    See 'ERISA Considerations'. Certain classes of
                                    Securities may not be transferred unless the Trustee and
                                    the Depositor are furnished with a letter of
                                    representation or an opinion of counsel to the effect
                                    that such transfer will not result in a violation of the
                                    prohibited transaction provisions of ERISA and the Code
                                    and will not subject the Trustee, the Depositor or the
                                    Master Servicer to additional obligations. See
                                    'Description of the Securities-General' and 'ERISA
                                    Considerations'.

Risk Factors......................  For a discussion of certain risks associated with an investment in the Securities, see 'Risk Factors' on page
                                    14 herein and in the related Prospectus Supplement.


                                 RISK FACTORS

    Investors should consider the following factors in connection with the purchase of the Securities.

Limited Liquidity

    There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

Limited Source of Payments -- No Recourse to Sellers, Depositor or Master
Servicer

    The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

    The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Loan, or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.

    The only obligations of the Master Servicer, other than its master servicing obligations, with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Master Servicer may be required to repurchase or substitute for any Loan with respect to which such representations and warranties are breached. There is no assurance, however, that the Master Servicer will have the financial ability to effect any such repurchase or substitution.

    The only obligations of any Seller with respect to Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Loan with respect to which such representations and warranties or document delivery requirements are breached. There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution.

Credit Enhancement

    Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See 'Credit Enhancement'.

Prepayment and Yield Considerations

    The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Depositor or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by the Depositor or the Master Servicer may result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or the Master Servicer's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. See 'Yield and Prepayment Considerations' and 'The Agreements -- Pre-Funding Account.'

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See 'Description of the Securities -- Distributions on Securities -- Distributions of Interest'.

Balloon Payments

    Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

Nature of Mortgages

    Property Values. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

    Delays Due to Liquidation. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

    Home Equity Loans; Junior Liens. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related property.

    Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See 'Certain Legal Aspects of the Loans'.


Environmental Risks

    Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator', for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more classes of Securities of the related Series. A lender also risks such liability on foreclosure of the related property. See 'Certain Legal Aspects of the Loans -- Environmental Risks'.

Certain Other Legal Aspects of the Loans

    Consumer Protection Laws. The Loans may also be subject to federal laws, including:

        (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

        (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

        (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

        (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

    The Riegle Act. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the 'Riegle Act') which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

    Holder in Due Course Rules. The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

    Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series. See 'Certain Legal Aspects of the Loans'.

Rating of the Securities

    It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See 'Rating'.

Book-Entry Registration

    If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ('DTC'), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Securities Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

    In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See 'Description of the Securities -- Book-Entry Registration of Securities'.

Pre-Funding Accounts

    If so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit cash in an amount (the 'Pre-Funded Amount') specified in such Prospectus Supplement into an account (the 'Pre-Funding Account'). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ('Subsequent Loans') in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the 'Funding Period') from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Certificates.

Bankruptcy and Insolvency Risks

    The Seller and the Depositor will treat the transfer of the Loans by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Loans from the Depositor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Depositor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller, secured by a pledge of the Loans. Similarly, as a sale of the Loans by the Depositor to the Trust Fund, the Loans would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans as a borrowing by the Depositor, secured by a pledge of the Loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.

    In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

    In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

Consequences of Owning Original Issue Discount Securities.

    Debt Securities that are Compound Interest Securities will be, and certain of the other Debt Securities may be, issued with original discount for federal income tax purposes. A holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as original issue discount for this purpose. See 'Federal Income Tax
Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount' and ' -- Market Discount' herein.

Value of Trust Fund Assets

    There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under 'Credit Enhancement' herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                THE TRUST FUND

General

    The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the 'Trust Fund Assets') consisting of a pool (each, a 'Pool') comprised of Loans as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the 'Cut-off Date'). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

------------------------
* Whenever the terms 'Pool', 'Certificates', 'Notes' and 'Securities' are
  used   in this Prospectus, such terms will be deemed to apply, unless the
  context   indicates otherwise, to one specific Pool and the Securities of
  one Series including the Certificates representing certain   undivided
  interests in, and/or Notes secured by the assets of, a single   Trust Fund
  consisting primarily of the Loans in such Pool. Similarly, the   term
  'Pass-Through Rate' will refer to the Pass-Through Rate borne by the Certificates and the term 'interest rate' will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term 'Trust Fund' will refer to one specific Trust Fund.

    The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the 'Sellers'), and conveyed without recourse by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Loan Program -- Underwriting Standards' or as otherwise described in the related Prospectus Supplement. See 'Loan Program -- Underwriting Standards'.

    The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ('Sub-Servicers'), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a 'Master Servicing Agreement') between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See 'Loan Program' and 'The Agreements'. With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

    As used herein, 'Agreement' means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

    If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund.

    With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

    Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See 'The
Agreements -- Assignment of the Trust Fund Assets'. The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under 'Loan Program -- Representations by Sellers; Repurchases' and 'The Agreements -- Sub-Servicing By Sellers' and
' -- Assignment of the Trust Fund Assets') and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under 'Description of the Securities -- Advances'. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

    The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the 'Detailed Description'). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

The Loans

    General. Loans will consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, Home Equity Loans or Home Improvement Contracts. For purposes hereof, 'Home Equity Loans' includes 'Closed-End Loans' and 'Revolving Credit Line Loans'. If so specified, the Loans may include cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by private, non-profit, cooperative housing corporations ('Cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. As more fully described in the related Prospectus Supplement, the Loans may be 'conventional' loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.

    Unless otherwise specified in the related Prospectus Supplement, all of the Loans in a Pool will have monthly payments due on the first day of each month. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

        (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Loan (the 'Loan Rate') for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

        (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ('balloon payment'). Principal may include interest that has been deferred and added to the principal balance of the Loan.

        (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

        (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ('lockout periods'). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include 'due on sale' clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

    A Trust Fund may contain certain Loans ('Buydown Loans') that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a 'Buydown Fund') contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

    The real property which secures repayment of the Loans is referred to as the 'Mortgaged Properties'. Home Improvement Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the 'Properties'. The Properties relating to Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ('Single Family Properties'). Such Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

    Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a 'Primary Mortgage Insurance Policy'). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

    The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

    Home Equity Loans. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

    Home Improvement Contracts. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

    Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or Home Improvements),
(iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ('APR') or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

    The 'Loan-to-Value Ratio' of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. The 'Combined Loan-to-Value Ratio' of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. The 'Collateral Value' of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a 'Refinance Loan'), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the 'Collateral Value' of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

    No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.


Substitution of Trust Fund Assets

    Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                               USE OF PROCEEDS

    The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                THE DEPOSITOR

    CWABS, Inc., a Delaware corporation (the 'Depositor'), was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The Depositor is a limited purpose finance subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation. The Depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is (818) 584-2212.

    Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                 LOAN PROGRAM

    The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Underwriting Standards'.

Underwriting Standards

    Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

    Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, will be verified by the related Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

    In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

    The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related Prospectus Supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

    Each Seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. Loan-to-value ratios are not evaluated in the case of Title I Loans.

    After obtaining all applicable employment, credit and property information, the related Seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The 'debt-to-income ratio' is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related Prospectus Supplement.

    In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the related Seller will, unless otherwise specified in the related Prospectus Supplement, represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the Loan.

    Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

    Each Seller will be required to satisfy the following qualifications. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each Seller must be a seller/servicer approved by either the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC'). Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the 'FDIC').

Representations by Sellers; Repurchases

    Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan, other than a Cooperative Loan, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series of Securities, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

    The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the 'Purchase Price') equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See 'Description of the Securities -- General'. Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

    Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under 'The
Agreements -- Assignment of Trust Fund Assets'.


                        DESCRIPTION OF THE SECURITIES

    Each Series of Certificates will be issued pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to CWABS, Inc., 155 North Lake Avenue, Pasadena, California 91101-7139, Attention: Secretary.

General

    Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement,
(i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ('Retained Interest')), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the 'Cut-off Date Principal Balance')); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under 'The Agreements -- Payments on Loans; Deposits to Security Account'; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

    Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under 'Credit Enhancement' herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

    Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a 'Record Date'). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the 'Security Register'); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

    The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

    Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in prohibited transactions, within the meaning of ERISA and the Code. See 'ERISA Considerations'. Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or
(ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

    As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a 'real estate mortgage investment conduit' or 'REMIC' as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of 'residual interests' in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute 'regular interests' in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.


Distributions on Securities

    General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See 'Credit Enhancement'. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

    Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a 'Reserve Account'). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

    Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. 'Available Funds' for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust Fund) other than amounts to be held therein for distribution on future Distribution Dates.

    Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the 'Class Security Balance') entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as 'Accrual Securities') will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

    With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

    Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

    If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ('Principal Prepayments') in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See 'Credit Enhancement -- Subordination'.

    Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

Advances

    To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

    In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under 'Credit Enhancement', in each case as described in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See 'Description of the Securities -- Distributions on Securities'.

Reports to Securityholders

    Prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

      (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

     (ii)  the amount of such distribution allocable to interest;

    (iii)  the amount of any Advance;

     (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

      (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

     (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

    (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

   (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

      (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     (xi) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

    (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

   (xiii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

    (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

    Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

    In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

Categories of Classes of Securities

    The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such Series by reference to the following categories.

Categories of Classes                                Definition
                                                   PRINCIPAL TYPES

Accretion Directed......  A class that receives principal payments from the accreted interest from specified Accrual classes. An Accretion Directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related Series.

Component Securities....  A class consisting of 'Components.' The Components of a class of
                          Component Securities may have different principal and/or interest payment characteristics but together constitute a single class.
                          Each Component of a class of Component Securities may be
                          identified as falling into one or more of the categories in this chart.

Notional Amount
  Securities............  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
  (also sometimes
  referred to as
  'PACs')...............  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.
                          These two rates are the endpoints for the 'structuring range' for the Planned Principal Class. The Planned Principal Classes in any
                          Series of Securities may be subdivided into different categories
                          (e.g., Primary Planned Principal Classes, Secondary Planned
                          Principal Classes and so forth) having different effective structuring ranges and different principal payment priorities.
                          The structuring range for the Secondary Planned Principal
                          Categories of Classes Definition Class of a Series of Securities
                          will be narrower than that for the Primary Planned Principal
                          Class of such Series.

Scheduled Principal
  Class.................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal class. In may cases, the schedule is derived by assuming two constant
                          prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the 'structuring range' for the
                          Scheduled Principal Class.

Sequential Pay..........  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same Series of Securities may be identified as a Sequential
                          Pay class.

Strip...................  A class that receives a constant proportion, or 'strip,' of the principal payments on the underlying Trust Fund Assets.

Support Class (also
  sometimes referred to
  as 'companion
  classes').............  A class that receives principal payments on any Distribution Date only if scheduled payments have been made on specified Planned
                          Principal Classes, Targeted Principal Classes and/or Scheduled
                          Principal Classes.

Targeted Principal Class
  (also sometimes
  referred to as
  'TACs')...............  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund
                          Assets.


                                                   INTEREST TYPES

Fixed Rate..............  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate...........  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Inverse Floating Rate...  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Variable Rate...........  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                          applicable to specified assets or instruments (e.g., the Loan
                          Rates borne by the underlying Loans).

Interest Only...........  A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal.
                          Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to
                          calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of
                          principal.

Principal Only..........  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual.........  A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable Distribution Date, with the
                          remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Accrual.................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each
                          applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

    Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus
Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the 'Calculation
Agent') will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers
Association, Inc. Code of Standard Wording, Assumptions and Provisions for
Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the
'Reference Banks') for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO
Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

    LIBOR will be established by the Calculation Agent on each LIBOR
Determination Date as follows:

        (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual
    Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

        (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next
    Interest Accrual Period (as such term is defined in the related Prospectus
    Supplement) shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate.
    The 'Reserve Interest Rate' shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination
    Date, to the principal London offices of at least two of the Reference
    Banks to which such quotations are, in the opinion of the Calculation
    Agent being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation
    Agent are quoting on such LIBOR Determination Date to leading European banks.

        (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related
    Prospectus Supplement.

    Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation
Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

    The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

    The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal
Home Loan Bank District (the 'Eleventh District'). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco
('FHLBSF') to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh
District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month.
The major components of funds of Eleventh District member institutions are:
(i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

    A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds
Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

    The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San
Francisco, P.O. Box 7948, 600 California Street, San Francisco, California
94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

    The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month 'will be announced on or near the last working day' of the following month and also has stated that it 'cannot guarantee the announcement' of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of 'COFI Securities') for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

    Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Securities the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest
Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the 'National Cost of Funds Index') published by the Office of Thrift Supervision (the 'OTS') for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest
Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published
National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Securities. A change of index from the Eleventh District Cost of Funds
Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

    The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest
Accrual Period shall (in the absence of manifest error) be final and binding.

Treasury Index

    Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related
Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S Treasury securities adjusted to the 'constant maturity' (as further described below) specified in such Prospectus Supplement or (ii) if no 'constant maturity' is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical
Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.
20551 (202) 452-3244. If the Calculation Agent has not yet received
Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

    Yields on U.S. Treasury securities at 'constant maturity' are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New
York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular
Series of Securities. The Calculation Agent's determination of the Treasury
Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

    Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related
Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime
Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual
Period will be the 'Prime Rate' as published in the 'Money Rates' section of The Wall Street Journal (or if not so published, the 'Prime Rate' as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related
Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

    As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the 'Book-Entry Securities'). Persons acquiring beneficial ownership interests in the Securities ('Security Owners') will hold their Securities through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The
Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the 'Relevant
Depositary' and collectively the 'European Depositaries'). Except as described below, no person acquiring a Book-Entry Security (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Security
(a 'Definitive Security'). Unless and until Definitive Securities are issued, it is anticipated that the only 'Securityholders' of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

    Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective
Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

    Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants.
Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security
Owners.

    Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL
Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between Participants will occur in accordance with DTC rules.
Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL
Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL
Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants
('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including
United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ('Morgan' and in such capacity, the 'Euroclear Operator'), under contract with Euroclear
Clearance Systems S.C., a Belgian cooperative corporation (the 'Belgian
Cooperative'). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants.
Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New
York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related
Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC.
Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax Consequences -Tax Treatment of
Foreign Investors' and ' -- Tax Consequences to Holders of the Notes -- Backup
Withholding' herein. Because DTC can only act on behalf of Financial
Intermediaries, the ability of a beneficial owner to pledge Book-Entry
Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase
Securities for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

    DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry
Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities.
CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant
Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some
Securities which conflict with actions taken with respect to other Securities.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                              CREDIT ENHANCEMENT

General

    Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets.
Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA
Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus
Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

Subordination

    If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the 'Senior
Securities') to distributions in respect of scheduled principal, Principal
Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i)
reducing the ownership interest (if applicable) of the related Subordinated
Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus
Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such
Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the
Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution
Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

    In addition to or in lieu of the foregoing, if so specified in the related
Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve
Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement.
Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

    If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

    As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus
Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus
Supplement.

Letter of Credit

    The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related
Prospectus Supplement (the 'L/C Bank'). Under the letter of credit, the L/C
Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more
Classes of Securities (the 'L/C Percentage'). If so specified in the related
Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See
'The Agreements -- Termination: Optional Termination.' A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

Insurance Policies, Surety Bonds and Guaranties

    If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related series.

Over-Collateralization

    If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

Reserve Accounts

    If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

    The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus
Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related
Prospectus Supplement.

    Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in 'Permitted Investments' which may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related Series of Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iii) commercial paper issued by Countrywide Home
Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related Prospectus Supplement;
(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ('Moody's') is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;
(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above; (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating
Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; and (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted
Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any Pre-Funding Account or any related Capitalized Interest Account. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

    Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Pool Insurance Policies

    If specified in the related Prospectus Supplement, a separate pool insurance policy ('Pool Insurance Policy') will be obtained for the Pool and issued by the insurer (the 'Pool Insurer') named in such Prospectus
Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus
Supplement of the aggregate principal balance of such Loans on the Cut-off
Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related
Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted
Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled;
(ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary
Mortgage Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, the Pool
Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to repurchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance
Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

    Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

Cross-Collateralization

    If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund.
Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus
Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

    If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.


                     YIELD AND PREPAYMENT CONSIDERATIONS

    The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund.
The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

    The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans.
Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans.
Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a 'due-on-sale' provision (as described below) will have the same effect as a prepayment of the related Loan. See 'Certain Legal Aspects of the Loans --
Due-on-Sale Clauses'. The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

    Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain
Revolving Credit Line Loans and, in more limited circumstances, Closed-End
Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

    Unless otherwise specified in the related Prospectus Supplement, all conventional Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See 'The Agreements -- Collection Procedures' and 'Certain Legal
Aspects of the Loans' for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

    The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

    When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

    Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master
Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

    If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month
(unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

    Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related
Prospectus Supplement may have the option to purchase the assets of a Trust
Fund thereby effecting earlier retirement of the related Series of Securities.
See 'The Agreements -- Termination; Optional Termination'.

    The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

    The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                THE AGREEMENTS

    Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

    Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined
Loan-to-Value Ratios, as applicable, at origination and certain other information.

    Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity
Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a 'Mortgage') with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus
Supplement, the Depositor will promptly cause the assignments of the related
Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

    With respect to any Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

    Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home
Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral.
Unless otherwise specified in the related Prospectus Supplement, the Home
Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See
'Certain Legal Aspects of the Loans -- The Home Improvement Contracts.'

    The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus
Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master
Servicer will notify the related Seller. If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus
Supplement after receipt of such notice, such Seller will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under 'Loan Program -- Representations by Sellers;
Repurchases', neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

    The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

    The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase
Price) or if so specified in the related Prospectus Supplement, replace the Loan. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

    Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

    No Recourse to Sellers; Depositor or Master Servicer. As described above under ' -- Assignment of the Loans,' the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described herein under 'Assignment of the Loans' and 'Loan Program --
Representations by Sellers; Repurchases.' In addition, the Master Servicer and the Depositor will be obligated to purchase or substitute for any Loan as to which certain representations and warranties are breached as described herein under ' -- Assignment of the Loans.' These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

    The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the 'Security Account') which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the
'BIF') of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ('SAIF')), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security
Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security
Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments.
Unless otherwise specified in the related Prospectus Supplement, the Master
Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

    The Master Servicer will deposit or cause to be deposited in the Security
Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained
Interest):

        (i) all payments on account of principal, including Principal
    Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

        (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

        (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ('Insured Expenses') incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, 'Insurance Proceeds') and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ('Liquidation Expenses') and unreimbursed
    Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ('Liquidation Proceeds'), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

        (iv) all proceeds of any Loan or property in respect thereof
    purchased     by the Master Servicer, the Depositor or any Seller as
    described under     'Loan Program -- Representations by Sellers;
    Repurchases' or ' -- Assignment of Trust Fund Assets' above and all proceeds of any Loan repurchased as described under ' -- Termination;
    Optional Termination' below;

        (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under ' -- Hazard Insurance' below;

        (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

        (vii) all other amounts required to be deposited in the Security
    Account pursuant to the Agreement.

    The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

        (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security
    Account credited thereto;

        (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

        (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

        (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

        (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master
    Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

        (vi) to pay to the Master Servicer, with respect to each Loan or property acquired in respect thereof that has been purchased by the Master
    Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Loan;

        (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

        (viii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

        (ix) to clear and terminate the Security Account upon termination of the Agreement.

    In addition, unless otherwise specified in the related Prospectus
Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security
Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

Pre-Funding Account

    If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related
Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related
Securities.

    In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the
'Capitalized Interest Account') cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The
Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized
Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover short falls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

Sub-Servicing by Sellers

    Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a 'Sub-Servicing
Agreement'), which will not contain any terms inconsistent with the related
Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master
Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master
Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

Collection Procedures

    The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary
Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance
Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

    In any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of the Loans -- Due-on-Sale
Clauses'. In connection with any such assumption, the terms of the related
Loan may not be changed.

    With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See 'Certain Legal
Aspects of the Loans'. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

    In general a 'tenant-stockholder' (as defined in Code Section 216(b)(2) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section
216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

    Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan or (ii) the greater of (y) the outstanding principal balance of the Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security
Account the amounts which would have been deposited therein but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

    The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally
80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value
(generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See
'Credit Enhancement'.

    The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

    If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted
Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security
Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus
Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

    If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security
Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master
Servicer, no such payment or recovery will result in a recovery to the Trust
Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See 'Credit Enhancement'.

    The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

Realization Upon Defaulted Loans

    Primary Mortgage Insurance Policies.  If so specified in the related
Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage
Insurance Policy with regard to each Loan for which such coverage is required.
Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement
Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

    FHA Insurance; VA Guaranties.  Loans designated in the related Prospectus
Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see 'Certain Legal Aspects of the Loans -- Title I
Program', certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.
These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No
FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

    Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's
Readjustment Act of 1944, as amended (a 'VA Guaranty'). The Serviceman's
Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

    The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus
Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the
'Master Servicing Fee'). As compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus
Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

    The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances.

Evidence as to Compliance

    Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit
Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation
Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

    Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

    Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related
Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and the Depositor

    The Master Servicer under each Pooling and Servicing Agreement or Master
Servicing Agreement, as applicable, will be named in the related Prospectus
Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

    Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The
Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

    Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment;
provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The
Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

    Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

Events of Default; Rights Upon Event of Default

    Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the total distributions allocated to such class ('Percentage
Interests'); (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate
Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

    If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under 'Credit Enhancement' herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus
Supplement.

    Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust
Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master
Servicer under the Agreement, including, if specified in the related
Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

    Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage
Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

    Indenture.  Except as otherwise specified in the related Prospectus
Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related
Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for five days or more, unless (a) the holders of 100% of the Percentage
Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the Percentage Interests of the Notes of such Series.

    In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

Amendment

    Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related
Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage
Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

Termination; Optional Termination

    Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust
Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master
Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see 'Federal Income Tax Consequences' below), from the related Trust
Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

    Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund
Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement.
The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a 'qualified liquidation' of the REMIC within the meaning of Section 860F(g)(4) of the Code.

    Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

The Trustee

    The Trustee under each Agreement will be named in the applicable
Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                      CERTAIN LEGAL ASPECTS OF THE LOANS

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

General

    The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.
Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

    Cooperatives.  Certain of Loans may be Cooperative Loans. The
Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

    The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

Foreclosure/Repossession

    Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

    Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

    Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available.
Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the mostpart, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

    When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See 'Junior Mortgages; Rights of Senior Mortgagees' below.

    Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds form the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code (the 'UCC') and the security agreement relating to those shares. Article
9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

    In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

Environmental Risks

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give risks to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980
('CERCLA'), the United States Environmental Protection Agency ('EPA') may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

    Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an 'owner' or 'operator' for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all 'responsible parties,' including owners or operators. However, CERCLA excludes from the definition of 'owner or operator' a secured creditor who holds indicia of ownership primarily to protect its security interest (the
'secured creditor exclusion') but without 'participating in the management' of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an 'owner or operator' under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

    Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

    This ambiguity appears to have been resolved by the enactment of the Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include
'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

    If a lender is or becomes liable, it can bring an action for contribution against any other 'responsible parties,' including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

    CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ('RCRA'), which regulates underground petroleum storage tanks
(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender
Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

    Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessment or a very limited environmental assessment of the Properties was conducted.

Rights of Redemption

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

    Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

    Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy
Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

    The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

    Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St
Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act'), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states
(Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    As to loans secured by an owner-occupied residence, the Garn-St Germain
Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ('Title V') provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Home Improvement Contracts

    General.  The Home Improvement Contracts, other than those Home
Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute
'purchase money security interests' each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related
Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated.

    Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

    Enforcement of Security Interest in Home Improvements.  So long as the
Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Consumer Protection Laws. The so-called 'Holder-in-Due Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods.
Liability under this rule is limited to amounts paid under a contract;
however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission
Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal
Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform
Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    Applicability of Usury Laws.  Title V of the Depository Institutions
Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

    The Loans may also consist of installment contracts. Under an installment contract ('Installment Contract') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an Installment
Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment
Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief
Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

    To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing thejunior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages.
Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

    The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

    General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the 'Title I
Program'). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The
Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

    The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ('Property Improvement
Loans' or 'Title I Loans'). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

    There are two basic methods of lending or originating such loans which include a 'direct loan' or a 'dealer loan'. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

    Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan.
The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

    Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

    Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.
In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

    Requirements for Title I Loans.  The maximum principal amount for Title I
Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I
Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

    Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturityof the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

    The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I
Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title
I Loan where the principal obligation is $7,500 or more, and on any direct
Title I Loan where the borrower fails to submit a completion certificate.

    FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The
FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund or abate the insurance premium.

    Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I
Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

    The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less).
However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

    Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

    Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

    When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased.
Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

    Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the 'Claimable Amount' means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed
$500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

    Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act and related statutes and regulations. In particular, Regulation
Z, requires certain disclosures to the borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information relatedto the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some cases their assignees to damages and administrative enforcement.


                       FEDERAL INCOME TAX CONSEQUENCES

General

    The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well.
Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

    The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The
Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.
Prior to issuance of each Series of Securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under 'Federal Income Tax Consequences' herein and in the related
Prospectus Supplement.

Taxation of Debt Securities

    Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, Brown & Wood LLP will have advised the Depositor that: (i) Securities held by a domestic building and loan association will constitute 'loans... secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(5)(A) and interest on Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section
856(c)(3)(B).

    The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

    Interest and Acquisition Discount. Securities representing regular interests in a REMIC ('Regular Interest Securities') are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC.
Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest
Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

    Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount'
('OID'). The following discussion is based in part on the rules governing
OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the 'OID Regulations'). A
Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt
Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt
Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

    The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial
Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt
Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

    Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt
Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt
Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution
Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt
Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

    Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt
Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt
Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and
(iii) interest is based on a 'qualified floating rate,' an 'objective rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such Debt
Security. In the case of Compound Interest Securities, certain Interest
Weighted Securities (as defined herein), and certain of the other Debt
Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

    The Internal Revenue Services (the 'IRS') recently issued final regulations (the 'Contingent Regulations') governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID
Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating
OID.

    The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt
Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt
Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

    The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the
'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through
Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

    The Depositor may adjust the accrual of OID on a Class of Regular Interest
Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related
Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

    A subsequent holder of a Debt Security will also be required to include
OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

    Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default.
However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

    Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under ' -- Tax Status as a Grantor Trust; General' herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ('Interest Weighted Securities'). The
Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest
Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See ' -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities.'

    Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt
Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt
Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

    Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt
Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt
Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield
(in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

    Premium.  A holder who purchases a Debt Security (other than an Interest
Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    On June 27, 1996 the IRS issued proposed regulations (the 'Amortizable
Bond Premium Regulations') dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

    Election to Treat All Interest as Original Issue Discount.  The OID
Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt
Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt
Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

    General. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable
Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual
Interests' in a REMIC, as specified in the related Prospectus Supplement.

    Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section
7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans secured by an interest in real property,' and other types of assets described in Code Section
7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section
856(c)(6)(B), and income with respect to the Securities will be considered
'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in
(i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

    The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC Expenses; Single Class REMICs

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular
Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

    General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular
Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day.
The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust
Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

    The holder of a Security representing a residual interest (a 'Residual
Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual
Interest Securities in proportion to their respective holdings on such day.

    The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

    Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC.
The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

    Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest
Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain
(treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.
Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

    Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.'
The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.
Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See ' -- Restrictions on Ownership and
Transfer of Residual Interest Securities' and ' -- Tax Treatment of Foreign
Investors' below.

    Restrictions on Ownership and Transfer of Residual Interest
Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified
Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified
Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual
Interest Security at the time of the transfer. In addition, if a Disqualified
Organization holds an interest in a pass-through entity after March 31, 1988
(including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

    Under the REMIC Regulations, if a Residual Interest Security is a
'noneconomic residual interest,' as described below, a transfer of a Residual
Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest
Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The
REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See ' -- Tax
Treatment of Foreign Investors.'

    Mark to Market Rules.  Prospective purchasers of a REMIC Residual Interest
Security should be aware that the IRS recently released proposed regulations
(the 'Proposed Mark-to-Market Regulations') which provide that a REMIC
Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations replace the temporary regulations which allowed a REMIC Residual Interest Security to be marked-to-market provided that it was not a negative value residual interest and did not have the same economic effect as a negative value residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Proposed Mark-to-Market Regulations.

Administrative Matters

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

    General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through
Securities'). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

    Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped
Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See ' -- Taxation of Debt Securities; Market Discount' and
' -- Premium' above.

    In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip
Securities') may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

    Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount.
The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

    The Code. OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped
Securities which technically represent ownership interests in the underlying
Loans, rather than being debt instruments 'secured by' those loans.
Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related
Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

    Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

    In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted
Securities.

    Possible Alternative Characterizations.  The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted
Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

    Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

    Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans.
The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of Section
856(c)(6)(B) of the Code and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent
'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code.

Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular
Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

Miscellaneous Tax Aspects

    Backup Withholding.  Subject to the discussion below with respect to Trust
Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other
'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

Tax Treatment of Foreign Investors

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United
States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

    Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

    Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of).
The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual
Interest Securities that do not have significant value. Under the REMIC
Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See ' -- Excess Inclusions.'

Tax Characterization of the Trust Fund as a Partnership

    Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

    If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

    Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes
(i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus
Supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person
(a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust Fund or the Seller (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust Fund or the Seller is a 'related person' within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United
States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt
Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income', income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

Tax Consequences to Holders of the Certificates

    Treatment of the Trust Fund as a Partnership.  The Trust Fund and the
Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust
Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company.
Based on the economic arrangement of the parties, this approach for allocating
Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing
Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

    All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

    The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust
Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

    If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The
Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income
(includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Allocations Between Transferors and Transferees.  In general, the Trust
Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders.
The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

    Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust
Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust
Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange
Act is not required to furnish any such information statement to the Trust
Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

    The Depositor will be designated as the tax matters partner in the related
Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign
Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United
States fiduciaries have the authority to control all substantial decisions of the trust.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made
(or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in 'Federal
Income Tax Consequences,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                             ERISA CONSIDERATIONS

    The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus
Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

    ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested)
(collectively 'Plans') subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under
ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).
Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

    On November 13, 1986, the United States Department of Labor (the 'DOL') issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity' investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities
Exchange Act of 1934, as amended.

    In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ('Parties in Interest') having certain specified relationships to a Plan and imposes additional prohibitions where
Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section
4975 unless a statutory or administrative exemption applies.

    In Prohibited Transaction Exemption 83-1 ('PTE 83-1'), which amended
Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ('Single
Family Securities') will be exempt from the prohibitions of ERISA Sections
406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate
Security or a Security which is not a Single Family Security may be made to a Plan.

    The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE
83-1, the term 'mortgage pass-through certificate' would include: (i)
Securities issued in a Series consisting of only a single class of Securities;
and (ii) Securities issued in a Series in which there is only one class of such Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a 'mortgage pass-through certificate' for purposes of PTE 83-1.

    PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under 'Credit Enhancement' herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See
'Description of the Securities' herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    The DOL has granted to certain underwriters individual administrative exemptions (the 'Underwriter Exemptions') from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section
4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

    While each underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

        (1) the acquisition of the certificates by a Plan is on terms
    (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

        (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The
    McGraw-Hill Companies ('S&P'), Moody's Investors Service, Inc.
    ('Moody's'), Duff & Phelps Credit Rating Co. ('DCR') or Fitch Investors
    Service, Inc. ('Fitch');

        (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

        (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

        (6) the Plan investing in the certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

    The trust fund must also meet the following requirements:

      (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

    (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the 'Restricted Group').

    The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

    The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of 'certificate' which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments.
The Underwriter Exemption contains an expanded definition of 'trust' which permits the trust corpus to consist of secured consumer receivables. The definition of 'trust', however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below.
Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be 'subordinated' to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities.
Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities
Act of 1933.

    Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment.
Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

    The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute
'mortgage related securities' for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 ('SMMEA'). Classes of Securities that qualify as
'mortgage related securities' will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United
States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities', securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12
U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ('NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation
'Investment and Deposit Activities' (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Securities under consideration for purchase constituted a 'mortgage related security').

    All depository institutions considering an investment in the Securities
(whether or not the class of Securities under consideration for purchase constitutes a 'mortgage related security') should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators)
(the 'Policy Statement') setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including 'mortgage related securities', which are 'high-risk mortgage securities' as defined in the Policy Statement. According to the Policy Statement, such 'high-risk mortgage securities' include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a 'high-risk mortgage security', and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to 'prudent investor' provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying'.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

    Securities are being offered hereby in Series from time to time (each
Series evidencing or relating to a separate Trust Fund) through any of the following methods:

        1. By negotiated firm commitment underwriting and public reoffering by underwriters;

        2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

        3. By placement directly by the Depositor with institutional investors.

    A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus
Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

    If a Series is offered other than through underwriters, the Prospectus
Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

                                LEGAL MATTERS

    The validity of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York
10048.

                            FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities.
Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

    It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a 'Rating Agency') specified in the related
Prospectus Supplement.

    Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related
Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust
Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions
(which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                            INDEX OF DEFINED TERMS

               Term                   Page
----------------------------------  ---------
Accretion Directed................         32
Accrual...........................         33
Accrual Securities................         29
Advance...........................         10
Agreement.........................         20
Amortizable Bond Premium
  Regulations.....................         75
APR...............................         23
Available Funds...................         29
Balloon payment...................         22
Belgian Cooperative...............         38
BIF...............................         48
Book-Entry Securities.............         36
Buydown Fund......................         22
Buydown Loans.....................         22
Calculation Agent.................         33
Cash Flow Bond Method.............         81
CEDEL Participants................         37
CERCLA............................     16, 61
Certificates......................   1, 5, 20
Capitalized Interest Account......         49
Claimable Amount..................         70
Class Security Balance............         29
Closed-End Loans..................          5
Code..............................     11, 71
COFI Securities...................         35
Collateral Value..................         23
Combined Loan-to-Value Ratio......         23
Commission........................          3
Component Securities..............         32
Contingent Regulations............         73
Cooperative Loans.................         21
Cooperatives......................         21
Cut-off Date......................      5, 20
Cut-off Date Principal Balance....         27
DCR...............................         91
Debt Securities...................         71
Definitive Security...............         36
Depositor.........................      1, 24
Detailed Description..............         21
Distribution Date.................          6
DOL...............................         89
DTC...............................     18, 36
Eleventh District.................         34
EPA...............................         61
ERISA.............................         12
Euroclear Operator................         38
Euroclear Participants............         38
European Depositaries.............         36
Exchange Act......................          3
FDIC..............................         25
FHA...............................          9

               Term                   Page
----------------------------------  ---------
FHLBSF............................         34
FHLMC.............................         25
Financial Intermediary............         36
Fitch.............................         91
Fixed Rate........................         33
Floating Rate.....................         33
FNMA..............................         25
Foreign person....................         84
Funding Period....................         18
Garn-St Germain Act...............         63
Holder in Due Course Rules........         17
Home Equity Loans.................       1, 5
Home Improvement Contracts........       1, 5
Home Improvements.................          1
Indenture.........................         27
Installment Contract..............         65
Insurance Proceeds................         48
Insured Expenses..................         48
Interest Only.....................         33
Interest Weighted Securities......         74
Inverse Floating Rate.............         33
IRS...............................         73
L/C Bank..........................      8, 40
L/C Percentage....................      9, 40
Liquidation Expenses..............         48
Liquidation Proceeds..............         48
Loan Rate.........................      7, 21
Loans.............................          1
Loan-to-Value Ratio...............         23
Lockout periods...................         22
Master Servicer...................          5
Master Servicing Agreement........         20
Master Servicing Fee..............         53
Moody's...........................     41, 91
Morgan............................         38
Mortgage..........................         46
Mortgage Loan.....................          5
Mortgaged Properties..............         22
National Cost of Funds Index......         35
NCUA..............................         92
Nonresidents......................         82
Notes.............................   1, 5, 20
Notional Amount Securities........         32
OID...............................     11, 71
OID Regulations...................         72
OTS...............................         35
PACs..............................         32
Partial Accrual...................         33
Parties in Interest...............         89
Pass-Through Rate.................      7, 20
Pass-Through Securities...........         80
Pay-Through Security..............         73

               Term                   Page
----------------------------------  ---------
Percentage Interests..............         55
Permitted Investments.............         41
Planned Principal Class...........         32
Plans.............................         89
Policy Statement..................         93
Pool..............................      5, 20
Pool Insurance Policy.............         42
Pool Insurer......................         42
Pooling and Servicing Agreement...         27
Pre-Funded Amount.................         18
Pre-Funding Account...............      5, 18
Prepayment Assumption.............         73
Primary Mortgage Insurance
  Policy..........................         22
Prime Rate........................         36
Principal Only....................         33
Principal Prepayments.............         30
Properties........................      6, 22
Property Improvement Loans........         67
Proposed Mark-to-Market
  Regulations.....................         79
PTE 83-1..........................         89
Purchase Price....................         26
Rating Agency.....................         94
Ratio Strip Securities............         81
RCRA..............................         62
Record Date.......................         28
Reference Banks...................         33
Refinance Loan....................         23
Regular Interest Securities.......         71
Relevant Depositary...............         36
Relief Act........................         66
REMIC.............................      2, 71
Reserve Account...................      8, 28
Reserve Interest Rate.............         34
Residual Interest Security........         77
Restricted Group..................         91
Retained Interest.................         27
Revolving Credit Line Loans.......          5
Riegle Act........................         17
Rules.............................         37
S&P...............................         91
SAIF..............................         48

               Term                   Page
----------------------------------  ---------
Scheduled Principal Class.........         32
Securities........................   1, 5, 20
Security Account..................         47
Security Owners...................         36
Security Register.................         28
Securityholders...................         36
Seller............................          1
Sellers...........................         20
Senior Securities.................      6, 39
Sequential Pay....................         32
Series............................          1
Servicing Fee.....................         80
Short-Term Note...................         84
Single Family Properties..........         22
Single Family Securities..........         90
SMMEA.............................     11, 92
Strip.............................         32
Stripped Securities...............         80
Sub-Servicer......................     10, 20
Sub-Servicing Agreement...........         50
Subordinated Securities...........          6
Subsequent Loans..................         18
Support Class.....................         32
TACs..............................         33
Targeted Principal Class..........         33
Terms and Conditions..............         38
TIN...............................         82
Title I Loans.....................         67
Title I Program...................         67
Title V...........................     64, 65
Trust Agreement...................     20, 27
Trust Fund........................      1, 20
Trust Fund Assets.................   1, 5, 20
Trustee...........................      5, 27
UCC...............................         61
Underwriter Exemptions............         91
U.S. Person.......................         88
VA................................          9
VA Guaranty.......................         53
Variable Rate.....................         33

